                                                                   EXHIBIT 10.11


                                LEASE AGREEMENT


                                    BETWEEN

                                 RFG CO., LTD.


                     A CORPORATION OF THE COUNTRY OF JAPAN



                                      AND



                         PILOT NETWORK SERVICES, INC.


                           A California Corporation




                            DATED: October 25, 1995








                                 PREPARED BY:

                         SCHUMANN, HANLON & PANEPINTO
                       30 MONTGOMERY STREET - 15TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302
                                 201-434-2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1    DEFINITIONS ..............................................   1
ARTICLE 2    DEMISE AND TERM ..........................................   7
ARTICLE 3    RENT .....................................................   8
ARTICLE 4    USE OF DEMISED PREMISES ..................................   9
ARTICLE 5    PREPARATION OF DEMISED PREMISES
               AND COMMENCEMENT DATE ..................................  10

ARTICLE 6    TAX AND OPERATING EXPENSE PAYMENTS .......................  10
ARTICLE 7    COMMON AREAS .............................................  12
ARTICLE 8    SECURITY .................................................  13
ARTICLE 9    SUBORDINATION ............................................  14
ARTICLE 10   QUIET ENJOYMENT ..........................................  15
ARTICLE 11   ASSIGNMENT, SUBLETTING AND MORTGAGING ....................  15
ARTICLE 12   COMPLIANCE WITH LAWS .....................................  19
ARTICLE 13   INSURANCE AND INDEMNITY ..................................  21
ARTICLE 14   RULES AND REGULATIONS ....................................  24
ARTICLE 15   ALTERATIONS ..............................................  24
ARTICLE 16   LANDLORD'S AND TENANT'S PROPERTY .........................  26
ARTICLE 17   REPAIRS AND MAINTENANCE ..................................  27
ARTICLE 18   ELECTRIC ENERGY ..........................................  28
ARTICLE 19   HEAT, VENTILATION AND AIR-CONDITIONING ...................  34
ARTICLE 20   OTHER SERVICES: SERVICE INTERRUPTION .....................  35
ARTICLE 21   ACCESS, CHANGES AND NAME .................................  37
ARTICLE 22   MECHANICS' LIENS AND OTHER LIENS .........................  38
ARTICLE 23   NON-LIABILITY AND INDEMNIFICATION ........................  38
ARTICLE 24   DAMAGE OR DESTRUCTION ....................................  40

ARTICLE 25  EMINENT DOMAIN ............................................  42
ARTICLE 26  SURRENDER..................................................  43
ARTICLE 27  CONDITIONS OF LIMITATION ..................................  44
ARTICLE 28  RE-ENTRY BY LANDLORD ......................................  45
ARTICLE 29  DAMAGES....................................................  46
ARTICLE 30  AFFIRMATIVE WAIVERS .......................................  49
ARTICLE 31  NO WAIVERS.................................................  49
ARTICLE 32  CARING TENANT'S DEFAULTS ..................................  49
ARTICLE 33  BROKER.....................................................  50
ARTICLE 34  NOTICES ...................................................  50
ARTICLE 35  ESTOPPEL CERTIFICATES .....................................  51
ARTICLE 36  ARBITRATION................................................  52
ARTICLE 37  OPTION TO RENEW ...........................................  53
ARTICLE 38  BUILDING NAME .............................................  53
ARTICLE 39  ENVIRONMENTAL LAWS ........................................  54
ARTICLE 40  MISCELLANEOUS .............................................  56
ARTICLE 41  PARKING....................................................  62

EXHIBIT A   LAND
EXHIBIT B   INTENTIONALLY OMITTED
EXHIBIT C   RULES & REGULATIONS
EXHIBIT D   FLOOR PLAN
EXHIBIT E   CLEANING STANDARDS

          THIS LEASE dated October 25, 1995 made between RFG CO., LTD., a corporation of the Country of Japan, having an office at 111 Pavonia Avenue, Jersey City, New Jersey 07310 ("Landlord") and PILOT NETWORK SERVICES, INC., a California Corporation, having an office at 1000 Marine Village Parkway, Suite 100, Alameda, California 94501 ("Tenant").

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

          1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

          A. Advance Rent: Six Thousand Six Hundred Thirty-Two & 17/100 ($6,632.17) Dollars

          B. Additional Charges: All amounts that become payable by the Tenant to Landlord hereunder other than the Fixed Rent. The term "Additional Charge" shall be interchangeable with the term "Additional Rent".

          C. Architect: Deleted

          D. Base Year: 1995

          E. Broker: Newmark Partners, Inc.
                     1084 Route 22 West
                     P.O. Box 1217
                     Mountainside, New Jersey 07092

          F. Building: "Newport Financial Center", 111 Pavonia Avenue, Jersey City, New Jersey.

          G. Business Days: All days except Saturdays after 1:00 P.M., Sundays, days observed by the federal or state government as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union or building service employees union contract.

          H. Business Hours: Generally customary daytime business hours but not before 8:00 A.M. or after 6:00 P.M. and Saturdays 9:00 A.M. to 1:00 P.M.

          I. Calendar Year: Any twelve-month period commencing on January 1.

          J. Commencement Date: October 24, 1995 or the date on which the Landlord notifies Tenant that Landlord has obtained the Prime Landlord's consent to this Lease, whichever is later.

          K. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

          L. Demised Premises: 3,061 rentable square feet ("r.s.f.")., located on the third (3rd) floor as shown on Exhibit D.

          M. Expiration Date: The date that is the day before the second (2nd) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the second (2nd) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's rights, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the a purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

          N. Fixed Rent: $26.00 per r.s.f. or Seventy-Nine Thousand Five Hundred Eighty-Six & 00/100 ($79,586.00) Dollars per year for the period commencing on the Commencement Date and ending on the Expiration Date, payable at the rate of Six Thousand Six Hundred Thirty-Two & 17/100 ($6,632.17) Dollars per month as hereinafter provided.

          O. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

          P. Land: The land described in Exhibit A, upon which the Building is located.

          Q. Legal Requirements: Laws and ordinances of all federal, state and local governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public, quasi-public authorities having jurisdiction over the Land and Building now in force or which may be in force hereafter during the Term of this Lease.

          R. Master Lease: Agreement of Lease, dated June 14, 1988, as amended or may be amended, between Newport Office Center I Company, as Landlord ("Prime Landlord"), and Recruit U.S.A., Inc., as Tenant, covering a portion of the first
(1st) floor, including the lobby area, the roof and the entire second (2nd) through fifteenth (15th) floors in the Building which Master Lease was assigned by Newport Office Properties Corp., the successor to Recruit U.S.A., Inc., by Assignment to the Landlord, dated as of March 1, 1993.

          S. Mortgage: A mortgage and/or a deed of trust.

          T. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

          U. Office Component: A portion of the 2nd and 6th floors of the Building and the entire 3rd, 4th, 5th, 7th, 12th, 14th and 15th floors, representing a total of 272,273 rentable s.f. in the Building.

          V. Operating Expenses: All costs and expenses, and taxes thereon, if any, paid or incurred by Landlord in connection with the Office Component of Building, the Building utility and service systems, the sidewalks, curbs, plazas and other areas adjacent to the Building, and with respect to the services provided tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan or any other benefit or similar expense relating to employees of Landlord engaged in the operation, cleaning, repairs, safety, management, security or maintenance of the Land and/or the Building or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any requirements of law, union contract or otherwise with respect to said employees; (iii) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (iv) the cost of repairs, replacements, maintenance and painting; (v) expenditures for improvements and equipment which are made by reason of Legal Requirements or Insurance Requirements; however, in the event such expenditures constitute "capital expenditures" under generally accepted accounting principles consistently applied, such capital expenditures shall be amortized over the useful life of the improvement or equipment and included in Operating Expenses hereunder to the extent that said useful life occurs during the then remaining balance of the Lease together with interest at the prime rate declared by the Chemical Bank of New York plus 2% per annum as of the date of the commencement of construction of the improvement or the purchase or lease of equipment or as of the date of the expenditure is made, whichever is earlier; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (ix) management fees or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable for first-class office buildings; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Building and Land; (xiii) association fees and dues; (xiv) decorations; (xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building;
(xvi) the cost of painting and/or decorating and/or other maintenance of the public or common areas of the Building and Land; (xvii) the cost of all interior and exterior gardening and landscaping of the Building and Land and all temporary exhibitions located thereon; (xviii) the cost of maintenance, repair and/or replacement of the curtain wall facade; (xix) all operating expenses, project maintenance fees and charges required to be paid by Landlord to Prime Landlord pursuant to the terms of the Master Lease; (xx) the cost of pest and vermin extermination for the common areas of the Building and the Land; and
(xxi) Utility Costs (as hereinafter defined), provided, however, that Operating Expenses shall exclude or have deducted from them, as the case may be:

          (a) amounts actually received by Landlord through insurance proceeds, condemnation awards, warranties and service contracts, or otherwise, to the extent they are compensation for sums previously included in Operating Expenses hereunder;

          (b)   brokerage commissions;

          (c)   Real Estate Taxes;

          (d) the cost of electricity furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord;

          (e) financing and refinancing costs, rents payable under the Master Lease or any Superior Lease, and mortgage interest and mortgage payments due under any Mortgage;

          (f)   depreciation except as otherwise expressly herein provided;

          (g) cost and expenses incurred in connection with the enforcement of leases and disputes with tenants in the Building, including without limitation, court costs, attorney's fees and disbursements;

          (h) cost and expenses incurred in connection with leasing or re-leasing space in the Building such as space planning, architectural, engineering, attorneys' fees and advertising and promotional expenses;

          (i) expenses in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided exclusively to any portion of the Building which are leased or used for retail purposes and which do not benefit the office tenants of the Building;

          (j) the cost of installing, operating and maintaining a specialty improvement, including, without limitation, an observatory, broadcasting, cafeteria or dining facility or athletic, luncheon or recreational club.

          W. Permitted Use: General and executive offices subject to all applicable laws, ordinances, rules and regulations of any governmental boards or bodies having jurisdiction thereof.

          X. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

          Y.   Prime Landlord: Newport Office Center I Company

          Z.   Intentionally Deleted.

          AA. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, any alternative or substitute charges, including any so-called "service charge" resulting from any abatements or other special reductions included in Real Estate Taxes now or hereafter during the term of this Lease, including, without limitation, service charges payable pursuant to a certain agreement dated August 25, 1987 between Mid Hudson Urban Renewal Company and the City of Jersey City. Any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. Tenant shall not be obligated or required to pay any tax on the income or receipts of Landlord. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

          BB. Rent: The Fixed Rent, Additional Rent and Additional Charges.

          CC. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, as same may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit C.

          DD. Security Deposit: Thirteen Thousand Two Hundred Sixty-Four & 34/100 ($13,264.34)

          EE. Successor Landlord: As defined in Section 9.03.

          FF. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

          GG. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

          HH. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

          II. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

          JJ. Tenant's Fraction:

              (i) "Tenant's Operating Fraction" for the Operating Expenses attributable to the Office Component of the Building and Land shall be 1.124%. If the size of the Demised Premises, the Office Component or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work, any reallocation of the rentable square footage attributable to either the Office Component or Data Component of the Building, or otherwise, the Tenant's Operating Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Office Component of the Building. The term "Data Component" shall mean the entire 8th, 9th, 10th and 11th floors, representing a total of 135,635 r.s.f, in the Building;

          (ii) "Tenant's Real Estate Fraction" for Tenant's proportionate share of Real Estate Taxes for the Building and Land shall be .7504%. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Real Estate Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Building.

          KK.  Tenant's Property: As defined in Section 16.02.

          LL.  Intentionally Deleted.

          MM. Term: The period commencing on the Commencement Date and ending 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

          NN. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, riot or civil commotion, act of war, fire or other catastrophe, inability to satisfy Legal Requirements, an act of the other party or any other cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

          00. Utility Costs: Landlord's cost (incurred directly or through independent contractors) for all electricity (to the extent Landlord is not directly reimbursed therefor by individual tenants), steam, water, gas or other fuel and utilities supplied to the Building or the Land, including in each case, any surcharges, fuel adjustments and taxes payable by Landlord in connection therewith.

                                   ARTICLE 2
                                   ---------
                                DEMISE AND TERM
                                ---------------

          2.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Demised Premises, for the Term. Promptly following the Commencement Date, at the option of the Landlord, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord and Tenant setting forth the Commencement Date.

                                   ARTICLE 3
                                   ---------
                                     RENT
                                     ----

          3.01. (a) Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated. Upon execution of the Lease, Tenant shall pay the Advance Rent which shall be applied to the first month's Fixed Rent following the Free Rent Period (as hereinafter defined).

                (b) Notwithstanding the Fixed Rent described herein, Tenant shall not be responsible for and shall not pay Fixed Rent for the period commencing with the Commencement Date and ending two (2) months thereafter (the "Free Rent Period(s)"). Following the Free Rent Period(s), Tenant shall pay Fixed Rent as herein set forth. All Additional Charges shall however be due notwithstanding the Free Rent Period(s) for Fixed Rent. In the event that Tenant defaults under any of the terms of this Lease, then the entire Fixed Rent, otherwise due for the Free Rent Period(s), shall be amortized over the Term of the Lease at the prime rate of interest charged by the Chemical Bank of New York plus 2% as of the Commencement Date and Tenant shall promptly pay in a lump sum the pro rata amount of the Fixed Rent otherwise due for the Free Rent Periods plus the aforesaid interest for the unexpired portion of the Term of the Lease.

          3.02. The Rent shall be paid in lawful money of the United States to Landlord or Landlord's agent, at its office, or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due.

          3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited. Notwithstanding the foregoing, in the event Tenant in good faith disputes a liability asserted by Landlord, Tenant may designate the item(s) to which its payments should be credited provided Tenant's designation does not prejudice Landlord's position with respect to the dispute.

          3.05. Any payment due Landlord under this Lease which is not paid within five (5) Business Days of written notice of non-payment shall, from the due date until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York plus 6% per annum (the "Late Payment Rate"), provided however, the aforesaid interest shall not be imposed unless Landlord fails to receive an overdue payment within five (5) Business Days of Landlord's written notice to Tenant thereof.


                                   ARTICLE 4
                                   ---------
                            USE OF DEMISED PREMISES
                            -----------------------

          4.01. Tenant shall use and occupy the Demised Premises for the Permitted Use, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

          4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit, and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) interferes with the Quiet Enjoyment rights of the other tenants in the Building.

                                   ARTICLE 5
                                   ---------
                        PREPARATION OF DEMISED PREMISES
                        -------------------------------
                             AND COMMENCEMENT DATE
                             ---------------------

          5.01. Tenant has inspected the Demised Premises and accepts the same "as is" in their presently existing condition, except for certain minor alterations to the Demised Premises which shall be performed pursuant to plans and specifications approved by Landlord. Landlord shall have no other obligation to perform any work in order to prepare the Demised Premises for Tenant's occupancy.

          5.02. Tenant shall occupy the Demised Premises promptly on the Commencement Date and possession thereof is delivered to Tenant by Landlord. Except as expressly provided to the contrary in this Lease, with the exception of latent defects, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken.

          5.03. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of the Common Areas of the Building and any other buildings and other improvements on the Land, including without limitation the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises; provided, however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.


                                   ARTICLE 6
                                   ---------
                      TAX AND OPERATING EXPENSE PAYMENTS
                      ----------------------------------

          6.01. Tenant shall pay, as Additional Rent, to Landlord, as hereinafter provided, Tenant's share of the Real Estate Taxes. Tenant's share of the Real Estate Taxes shall be the Real Estate Taxes for the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Real Estate Fraction [Section 1.01(JJ) (ii)], plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Land for the Base Year, multiplied by the Tenant's Real Estate Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the rentable space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant's proportionate share of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay Tenant's proportionate share of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant's proportionate share of the same, and if Tenant's proportionate share so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) Business Days after submission of such statement. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due.

          6.02. After the Base Year, Tenant shall pay, as Additional Rent, to Landlord, as hereinafter provided, Tenant's share of the Operating Expenses. Tenant's share of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses paid by Landlord during the Base year, multiplied by Tenant's Operating Fraction [Section 1.01(JJ) (i)].
Landlord shall estimate Tenant's annual proportionate share of the Operating Expenses (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's proportionate share of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) Business Days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's proportionate share of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant's proportionate share, and if Tenant's proportionate share so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) Business Days after submission of such statement of Tenant's proportionate share.

          6.03. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within sixty
(60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) Business Days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall within ten (10) Business Days pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement. Tenant shall be permitted to audit Landlord's books relating to Operating Expenses for the Office Component of the Building on one
(1) occasion per year during Business Hours on Business Days upon thirty (30) days prior written notice to the Landlord.


                                   ARTICLE 7
                                   ---------
                                 COMMON AREAS
                                 ------------

          7.01. Subject to the provisions of Section 5.05, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time do time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises; provided however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.

          7.02. Tenant, its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right to use the Common

Areas, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. In connection with the foregoing, Landlord shall make reasonable efforts to avoid a material adverse impact on the conduct of Tenant's business and shall provide adequate ingress and egress to the Demised Premises.


                                   ARTICLE 8
                                   ---------
                                   SECURITY
                                   --------

          8.01. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the Security Deposit, Tenant shall, upon demand, immediately deposit with Landlord a sum equal to the amount so used, applied and retained as the Security Deposit. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant, without interest, after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Building and/or the Land, Landlord shall have the right to transfer the Security Deposit to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. The Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


                                   ARTICLE 9
                                   ---------
                                 SUBORDINATION
                                 -------------

          9.01. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all Mortgages affecting the Land and/or Building, whether or not such Mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, to all renewals, modifications, replacements and extensions of such Mortgages and spreaders and consolidations of such Mortgages, to the Master Lease, all present or future ground leases and grants of term of the Building, Land or parts thereof. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, Prime Landlord or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) Business Days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

          9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord, Prime Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee, Prime Landlord or Superior Lessor shall have become entitled under such Superior Mortgage, Master Lease or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee, Prime Landlord or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

          9.03. If the Prime Landlord or any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord.

          9.04. If the Prime Landlord or any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease, for example, and not by way of limitation, changes to the Term, Fixed Rent, Additional Rent and location of the Demised Premises.


                                  ARTICLE 10
                                  ----------
                                QUIET ENJOYMENT
                                ---------------

          10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Mortgages.


                                  ARTICLE 11
                                  ----------
                     ASSIGNMENT, SUBLETTING AND MORTGAGING
                     -------------------------------------

          11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

          11.02. Any proposed assignee, sublessee or transferee, whether or not Landlord's consent is required hereunder, shall in any event:

                 (a) have a net worth at least equal to Tenant as of the date of this Lease; and

                 (b) demonstrate financial responsibility reasonably necessary to fulfill its obligations hereunder; and

                 (c) occupy the Demised Premises for the Permitted Use and only the Permitted Use, as described in this Lease; and

                 (d) in the reasonable opinion of Landlord, be a tenant whose occupancy will be in keeping with the dignity and character of a first class office building and the use and occupancy of the Building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the maintenance and operation of the Building and shall, in the reasonable opinion of the Landlord, be eligible, suitable and qualified as a tenant at Newport Financial Center in accordance with the provisions of this Lease.

          In connection with any proposed assignment, sublease or transfer, Tenant shall pay to the Landlord on demand (i) the reasonable costs (not including attorney's fees) that may be incurred by the Landlord, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or sublessee and (ii) the reasonable attorney's fees of Landlord and Prime Landlord.

          11.03. An assignment of this Lease as to which Landlord's consent shall be required shall be deemed to include:(i) if Tenant is a corporation not listed on a recognized security exchange, one or more sales or transfers of stock, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Tenant's stock shall be vested in a party or parties who are non-stockholders as of the date hereof; and (ii) if Tenant is a sole owner, partnership or joint venture, the transfer of any interest in the Tenant, whether by sale, exchange, merger, consolidation or otherwise.

          Subject to Section 11.02, Landlord shall grant its consent to assignments of this Lease pursuant to transactions with a corporation into which the Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into which or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant.

          For the purposes of this Article, a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

          (a) an "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise;

          (b) a "subsidiary" shall mean any corporation, not less than 50% of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant; and

          (c) a "successor" of Tenant shall mean:

             (i) a corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or

             (ii) a corporation acquiring this Lease and the terms hereby demised and a substantial portion of the property and assets of Tenant, its corporate successors or assigns, or

             (iii) a corporate successor to a successor corporation becoming such either by the methods described in (i) or (ii) provided that in the completion of such merger, consolidation, acquisition or assumption, the successor shall have a net worth of no less than that of Tenant.

          11.04. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect Rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or
Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

          11.05. Any permitted assignment or transfer, whether made with Landlord's consent or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee or transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee or transferee shall assume Tenant's obligations under this Lease from and after the effective date of the assignment or transfer and whereby the assignee or transferee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

          11.06. The liability of the originally named Tenant and any other Person(s) who at any time was or were Tenant for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

          11 07. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

          11.08. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one
(1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Section 8.01.

          11.09. In the event of any assignment or sublease of the Demised Premises which requires the payment of Fixed Rent, Additional Rent and other charges in excess of the amounts payable to the Landlord as set forth in this Lease, then the "net excess or profit" shall be paid to Landlord by Tenant as Additional Rent and shall be due and payable at such times as shall be due and payable by such assignee or subtenant to the Tenant. In the event the Tenant fails to make payment of such excess or profit in violation of this Lease, Landlord may collect such rent directly from the assignee or subtenant. The "net excess or profit" shall mean the amount remaining after payment of Fixed Rent, Additional Rent and other standard, customary, and reasonable charges, marketing, brokerage and other professional fees and expenses reasonably incurred by Tenant.

                                  ARTICLE 12
                                  ----------
                             COMPLIANCE WITH LAWS
                             --------------------

          12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12 01. However, Tenant need not comply with such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

          12.02. Tenant may contest by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorney's fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or
(ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

          12.03. The Tenant shall have the right to use the Demised Premises for the Permitted Use. The Landlord represents and warrants that Tenant's proposed use is currently lawful under the Jersey City Zoning Ordinance and the Permitted Use is lawful under current applicable governmental requirements or regulations with respect to land use.

          12.04. Landlord shall comply with all then existing Legal Requirements and shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Tenant for any violation by Landlord of the Legal Requirements existing at the time of the completion of Tenant's Work. Landlord shall comply with all Legal Requirements applicable to the Building (other than the Demised Premises) during the Term.

                                   ARTICLE 13
                                   ----------
                            INSURANCE AND INDEMNITY
                            -----------------------

          13.01. Landlord shall maintain or cause to be maintained All-Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building and except for buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, Prime Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by Prime Landlord or any Superior Lessor or any Superior Mortgagee. The All-Risk insurance will be in the amounts required by the Prime Landlord, any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the coinsurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

          13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord named as an additional insured, and at Landlord's request with the Prime Landlord, any Superior Lessors, and Superior Mortgagees as additional insured(s), with limits of not less than $2,000,000 for bodily injury or death and $2,000,000 for property damage, including water damage and sprinkler leakage legal liability,
(b) All-Risk insurance in respect to Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs, and all other property of Tenant in the Demised Premises, in any amounts required by Prime Landlord or any Superior Lessor or any Superior Mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the coinsurance provisions of the applicable policy or policies; (c) workers' compensation insurance; (d) rental insurance in an amount equal to not less than one (1) year's Fixed Rent and Additional Rent, which shall be automatically renewable annually and (e) any other insurance required for compliance with the Insurance Requirements. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies at least 10 days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the insurer shall provide written notice to Landlord and any additional insured(s) at least twenty
(20) days prior to cancellation or modification of such policies.

          13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Use. Landlord shall give Tenant written notice in the event Landlord becomes aware of Tenant's breach of the provisions of this Section
13.03. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord, Prime Landlord, Superior Lessors and the Superior Mortgagees, and hold Landlord, Prime Landlord, Superior Lessors and Superior Mortgagees harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach. Landlord represents that the Permitted Use complies with Landlord's Insurance Requirements.

          13.04. Subject to Section 13.03 and to the extent not covered by Tenant's insurance, Tenant shall indemnify, defend and hold harmless Landlord, Prime Landlord, Superior Mortgagee and all Superior Lessors and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. Tenant's obligation to indemnify shall also include all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including without limitation, all attorney's fees, expert fees and expenses. In case any action or proceeding is brought against Landlord, Prime Landlord, Superior Mortgagee and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of such claim, Tenant upon notice from Landlord, Prime Landlord, Superior Mortgagee and/or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

          13.05. Landlord, Prime Landlord, Superior Mortgagee or any Superior Lessor, shall not be liable to or responsible for, and Tenant hereby releases Landlord, Prime Landlord, Superior Mortgagee and Superior Lessor from all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation, for any injury, loss or damage to any person or property in the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage. This release shall apply to the extent that such injury, loss or damage to person or property is covered and actually paid by insurance, regardless of whether such insurance is payable to or protects Landlord, Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon Landlord than would have existed in the absence of this provision. Further, Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord, Prime Landlord, Superior Mortgagee and Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord, Prime Landlord, Superior Mortgagee and such Superior Lessor or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy. The release in favor of Landlord, Prime Landlord Superior Mortgagee and Superior Lessors, contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions contained in this Article and in
Article 23.

          13.06. Except as provided herein, Tenant shall not be liable or responsible for and Landlord hereby releases Tenant from all liability and responsibility to Landlord and any person claiming by, through or under Landlord by way of subrogation for any injury, loss or damage to any person or property in the Demised Premises irrespective of the cause of such injury, loss or damage. This release shall apply to the extent that such injury, loss or damage to person or property is covered by insurance, regardless of whether such insurance is payable to or protects Landlord, Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon Tenant than would have existed in the absence of this provision. Further, Landlord shall require its insurers to include in all of Landlord's insurance policies which could give rise to a right of subrogation against Tenant, a clause or endorsement whereby the insurer waives any right of subrogation against Tenant or permits the insured, prior to any loss, to agree with a third party to waive any claim against said third party without invalidating the coverage under the insurance policy.

                                   ARTICLE 14
                                   ----------
                             RULES AND REGULATIONS
                             ---------------------

          14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations (attached hereto as Exhibit C) and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which, in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. Landlord shall give Tenant notice of any change in the Rules and Regulations. Landlord shall not enforce the Rules and Regulations against Tenant in an arbitrary or discriminatory manner.

                                  ARTICLE 15
                                  ----------
                                  ALTERATIONS
                                  -----------

          15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs or floors thereof, or change the architectural treatment of the Demised Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, the Tenant may make non-structural alterations or improvements to the Demised Premises consistent with the use of said Demised Premises as an office by giving prior written notice to the Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time notice is given to Landlord or at any time requested by Landlord. Except with respect to the work done by Landlord or by Tenant to complete the Demised Premises pursuant to the Tenant Work Letter (Exhibit B), and without respect to whether, in fact the alterations are constructed, Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord for (a) reviewing the plans and specifications; (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. With respect to any alteration, estimated to cost more than Ten Thousand (S10,000.00) Dollars, Tenant shall pay to Landlord, as an Additional Charge, within five (5) days after demand, eight (8%) percent of the cost of such alterations for indirect job costs, general conditions and coordination of the work. Upon the completion of each alteration, Tenant shall deliver to the Landlord a certificate signed by an officer of Tenant, in form and substance reasonably satisfactory to Landlord, certifying the cost of the alteration. Before proceeding with any alterations, Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

          15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building established by Landlord. Alterations shall be performed by Contractors subject to Landlord's reasonable approval. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and on request at reasonable intervals thereafter during the making of alterations.

                                  ARTICLE 16
                                  ----------
                       LANDLORD'S AND TENANT'S PROPERTY
                       --------------------------------

          16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant unless otherwise agreed by the parties hereto.

          16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of the Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the exterior Common Areas, resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

          16.03. In the event at or before the Expiration Date or the date of any earlier termination of this Lease, or within thirty (30) days after the Expiration Date or an earlier termination date, Tenant removes from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of the Landlord if not removed), Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of thirty (30) days following the Expiration Date or an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's reasonable expense.

                                  ARTICLE 17
                                  ----------
                            REPAIRS AND MAINTENANCE
                            -----------------------

          17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant, at its expense, shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Demised Premises, the premises of other tenants, the Building (including the facilities and systems thereof), and the Common Areas the need for which arises out of (a) the performance of alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other Systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building, its facilities and Systems or the premises of other Tenants for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant.

          17.02. Landlord shall be responsible for all repairs and maintenance in and to the Building (including the facilities and systems and structure thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease. Tenant shall give Landlord written notice of any repairs it believes Landlord should make. In the event Landlord has not commenced making the repairs within ten (10) Business Days subsequent to Landlord's receipt of this notice, Tenant may elect to give Landlord written notice of Tenant's intention to do the repair. In the event Landlord has not commenced the repair within five (5) Business Days of Landlord's receipt of such written notice, Tenant may do the repair and Landlord shall reimburse Tenant for all reasonable costs in connection therewith. The foregoing notwithstanding, Tenant shall at no time and in no event be entitled to make, or cause to be made, any repairs or replacements to, or provide maintenance for, the electrical, UPS and EPS systems (as hereinafter defined), and the heating, ventilating and air-conditioning systems in the Building.

          17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building.

                                  ARTICLE 18
                                  ----------
                                ELECTRIC ENERGY
                                ---------------

          18.01. Electric current will be supplied to the Demised Premises at the commencement of the Term in accordance with the provisions of subdivision A of this Section 18.01. However, at any time and from time to time during the Term of this Lease, provided it is then permissible under applicable law or Public Service Regulation, Landlord shall have the option to have electric current supplied to the Demised Premises in accordance with either of the subdivisions of this Section not then applicable, including, without limitation, reverting to the method under which electricity was originally or previously supplied.

          A. Checkmetering.

          Electric current will be supplied by Landlord to the Demised Premises to service Tenant's office equipment, and Tenant will pay Landlord or Landlord's designated agent, as Additional Rent for such service, the amounts (hereinafter called the "Electricity Additional Rent"), as determined by a meter or checkmeter, purchase and installed by Landlord at Landlord's expense, for the purpose of measuring such consumption, at charges, terms and rates set, from time to time during the Term of this Lease by Landlord but not less than those specified in the service classification in effect on June 12, 1988, pursuant to which the then owner of the Building purchased electric current from the public utility corporation (the "Utility Company"), serving the part of the City of Jersey City where the Building is located, together with Landlord's administrative charges, calculated at the rate of 7% of the Electricity Additional Rent as billed to the Tenant. In the event that a checkmeter is not installed and fully and accurately operating on the Commencement Date, then the Electricity Additional Rent for the period when the checkmeter is not so functioning shall be based upon the average of the first three (3) months of meter operation. Landlord at its option may, from time to time, increase the Electricity Additional Rent based upon changes occurring subsequent to the aforementioned date in the method, rates (including, without limitation, time of day and seasonal rate differentials) or manner by which Landlord thereafter purchases electricity for the Building. Such increases in the Electricity Additional Rent shall be in the amount which bears the same proportion to the Electricity Additional Rent, payable prior to such increase, as the increase in the average cost per kilowatt hour payable in accordance with the rates and other charges pursuant to which Landlord will purchase electricity after such change bears to the average cost per kilowatt hour payable in accordance with the rates and other charges prior to such change. The periods to be used for the aforesaid computation shall be the billing periods ending in February and August immediately preceding such change, or such other period or periods as Landlord, in its sole discretion, may from time to time elect. "Average cost per kilowatt hour" is defined as including energy charges, demand charges, time of day charges, fuel adjustment charges (as determined for each month of said period and not averages), rate adjustment charges, sales taxes and/or any other factors used by the Utility Company in computing its charges to Landlord, applied to the kilowatt hours of energy and the kilowatts of demand purchased by Landlord during a given bill period. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may elect and the amount, as computed from the meter, shall be the Electricity Additional Rent.

          B. Tenant's Proportionate Share of Electricity Service
             ---------------------------------------------------

             (i) For the purpose of this subdivision B:

                 (a) The term "Electric Rate" shall mean the greater at the time in question of the public utility rate schedule (including all surcharges, demand charges, time of day charges, seasonal rate adjustment charges, taxes, fuel adjustments, taxes regularly passed on to consumers by the Utility Company, and other sums payable in respect thereof) for the supply of electric current (1) to Landlord for the entire Building, as if Landlord were to purchase current solely for the Demised Premises; or (2) to Tenant for the Demised Premises, as if Tenant were to purchase electric current solely for the Demised Premises. Notwithstanding the foregoing provisions of this Paragraph B, if the Utility Company rate schedule (with such inclusions) applicable to Landlord for the purchase of electric current for the entire Building shall be increased, and the percentage of the increase in such rate schedule shall exceed the percentage of the increase, if any, in the Utility Company rate schedule (with such inclusions) applicable to Landlord for the purchase of electric current solely for the Demised Premises, then the percentage of the increase in the cost to Landlord for the purchase of electric current for the entire Building shall be used in determining the Electric Rate.

                    (b) The term "Base Electric Rate" shall mean the Electric Rate in effect on the date the Lease is executed.

              (ii) (a) Landlord shall furnish electric current to the Demised Premises in such reasonable quantities as may be required by Tenant to service its ordinary office equipment and air-conditioning equipment installed in the Demised Premises as of the Commencement Date during Business Hours on Business Days. Tenant shall pay to Landlord as the Electricity Additional Rent or Charge for such electricity service the sum of $1.25 per annum, per rentable square foot, based upon Tenant's representation of a maximum electricity demand of five
(5) watts per rentable square foot of the Demised Premises for space only within the Demised Premises, together with Landlord's administrative charge, calculated at the rate of 7% of the Electricity Additional Rent as billed to the Tenant. If the Tenant shall require electric service on any days or hours other than those set forth above (herein called "after-hours service"), Landlord shall furnish the same upon advance notice from Tenant given prior to (i) 4:00 P.M. of any Business Day, if service is requested to be provided during the next following non-Business Day or (ii) 3:00 P.M. of any Business Day, if service is requested to be provided during non-business Hours of that Business Day. if Landlord furnishes such after-hours service, Tenant shall pay Landlord's then established charges therefor as additional Rent and Charge upon demand.

                    (b) If Landlord shall have previously furnished electric current in accordance with either subdivision A or C of this Section, or if Tenant's use of electric current shall exceed the amount of demand or consumption set forth herein, or if the Electric Rate shall increase over the Base Electric Rate, the Electricity Additional Rent or Charge shall be proportionately increased, in light of the then prevailing Electric Rate, to reflect the election to utilize the method set forth in this subdivision B, the increase in the amount of demand or consumption, or the increase in the Electric Rate, as the case may be, and if the parties cannot agree thereon, the amount of such adjustment shall be determined by a reputable electrical engineer, to be selected by Landlord, whose fees shall be paid equally by both parties. Tenant shall have the right to dispute the amount of the adjustment so determined provided Tenant submits a survey and determination of such adjustment made at its sole expense, by a reputable and independent electrical engineer, within thirty (30) days after receipt of a copy of the determination of Landlord's engineer. If Landlord and Tenant are unable to resolve the differences between them within thirty (30) days after receipt by Landlord of a copy of the determination of Tenant's engineer, the dispute shall be decided by arbitration. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the amount of the adjustment as determined by Landlord's engineer, without prejudice to Tenant's position. Tenant agrees that for the purposes of this Section 18.01B(ii) the amount of electrical consumption and demand estimated by Landlord as Tenant's consumption of and demand for electrical current at the time electric current is first furnished to Tenant under the provisions of this subdivision B shall be deemed to be the minimum quantities of consumption and demand used by Tenant, despite the fact that Tenant's actual consumption of and demand for usage of electric current may be less than such amount. In no event shall any adjustment made pursuant to this Section 18.01B (ii) (b) reduce the Electricity Additional Rent or Charge.

          (iii) Landlord may furnish to Tenant, from time to time during the Term of this Lease, a written statement (an "Estimate Statement") setting forth the Landlord's estimate of Electricity Additional Rent and any increase which has occurred or which Landlord expects to occur in the Electricity Additional Rent or Charge pursuant to the provisions of Section 18.01B (ii) (b) hereof for the twelve-month period commencing on the first day of the month immediately succeeding the month in which such Estimate Statement was sent to Tenant. Tenant shall pay to Landlord, as Additional Rent, on the first day of each month following receipt of the Estimate Statement and each month thereafter until its receipt of a new Estimate Statement, an amount equal to one-twelfth (1/12th) of the amount of such Estimate Statement on account of the Electricity Additional Rent or Charge for the ensuing period.

          (iv) If Landlord shall have furnished Tenant an Estimate Statement pursuant to Section 18.01B(iii) above, then, as promptly as reasonably practicable thereafter, Landlord shall furnish to Tenant a statement (the "Electricity Statement") for the period beginning with the effective date of the previous Estimate Statement given by Landlord to Tenant and ending with the last day of the period during which such previous Estimate Statement remained in effect. If the Electricity Statement shall show that the sums paid by Tenant under Section 18.01B exceeded the Electricity Additional Rent or Charge which Tenant was actually obligated to pay for such period, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent increases in the Electricity Additional Rent or Charge payable under this Section; and if the Electricity Statement for such period shall show that the sums so paid by Tenant were less than the Electricity Additional Rent or Charge which Tenant was obligated to pay for such period, Tenant shall pay the amount of such deficiency within ten (10) days after receipt of said Electricity Statement. Landlord may, but is not obligated to, give Tenant an Electricity Statement together with an Estimate Statement.

               (v) Each such Electricity Statement given by Landlord pursuant to
Section 18.01B(iv) above shall be conclusive and binding upon Tenant, unless within thirty (30) days after the receipt of such Electricity Statement, Tenant shall notify Landlord that it disputes the correctness of the Electricity Statement, specifying the particular respects in which the Electricity Statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, either party may submit the dispute to arbitration within ninety (90) days after receipt of such Electricity Statement. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the increase in the Electricity Additional Rent or Charge in accordance with the Electricity Statement, without prejudice to Tenant's position, as herein provided. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of the Electricity Additional Rent, resulting from compliance with the Electricity Statement.

          C. Direct Supply.
             -------------

          Tenant shall obtain electric energy directly from the Utility Company furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such Utility Company, but a default by Tenant in the timely payment of any bill or charge of such Company shall be deemed a default by Tenant under this Lease.

          18.02. Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises. Landlord reserves the right temporarily to reasonably interrupt, curtail, stop or suspend electrical, air-conditioning, heating service, and all other utility, or other services, because of Landlord's inability to obtain, or difficulty or delay in obtaining, labor or materials necessary therefor, or in order to comply with governmental restrictions in connection therewith, or in order for the Landlord to perform any preventive maintenance in connection with the Building or any Building system, or for any cause beyond Landlord's reasonable control. No diminution or abatement of Fixed Rent, Additional Rent, or other compensation shall be or will be claimed by Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, the causes of which are hereinabove enumerated, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial eviction from the Demised Premises, unless such interruptions, stoppages or curtailments have been due to the intentional or willful misconduct of Landlord. Landlord shall use its best efforts to restore the Demised Premises in the event of any such interruption, curtailment, stoppage or suspension in a timely fashion.

          18.03. Landlord shall not be liable or responsible to Tenant in any way for any loss, damage or expense which Tenant may sustain or incur as a result of any (i) interruption, curtailment or failure (whether or not temporary) or (ii) defect in the supply, character, quantity, availability or suitability of electricity (including UPS and EPS power as such terms may hereinafter be defined in Article 19) furnished to the Demised Premises by reason of any requirement, act or omission of the Utility Company or any other company servicing the Building with electricity or for the performance of any maintenance or repair required hereunder or for any other reason except if and to the extent the same is caused by or results from the intentional or willful misconduct of Landlord.

          18.04. If either the quantity or character of electrical service is changed by the Utility Company or other company supplying electricity to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution in the payment of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

          18.05. In the event that Tenant does not pay the Electricity Additional Rent owing by Tenant pursuant to this Article within ten (10) Business Days after the request for same by Landlord, Landlord may, without further notice and in addition to any other remedies Landlord may have, discontinue the service of electricity to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such tax shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as Additional Rent.

          18.06. Tenant will make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Landlord in each instance. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the Utility Company supplying electricity to the Building. Tenant covenants and agrees that at all times its use of electric current will not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant will not use any electrical equipment which, in Landlord's sole judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall be installed by Landlord at Tenant's sole expense and shall be chargeable and collectible as Additional Rent and paid within ten (10) days after the rendition of a bill to Tenant therefor.

                                  ARTICLE 19
                                  ----------
                    HEAT, VENTILATION AND AIR-CONDITIONING
                    --------------------------------------

          19.01. Landlord, at its expense, (but included in Operating Expenses pursuant to Article 6), shall maintain and operate the base Building heating, ventilating and air-conditioning systems (hereinafter called the "Systems"), and shall furnish heat, ventilating and air-conditioning (hereinafter collectively called "HVAC services"), in the Demised Premises through the Systems, during Business Hours on Business Days throughout the year. If Tenant shall require base Building HVAC services at any time other than during Business Hours (herein referred to as "after hours") Landlord may, if reasonably possible, furnish such after hours HVAC service upon reasonable advance notice from Tenant, and Tenant shall pay to Landlord within five (5) days after demand, as Additional Rent, the sum of $150 00 per hour per quadrant of the Building for such after hours HVAC service. The term "quadrant" of the Building shall mean a contiguous one-quarter of the rentable square footage of an entire floor of the Building as designated by the Landlord.

          19.02. Landlord shall supply to the Demised Premises Uninterruptible Power Supply ("UPS") and Emergency Power Supply ("EPS") for data processing and data transmission. Tenant shall pay to the Landlord, as and for Additional Rent, the sum of Three

Hundred Fifty-Eight & 00/100 ($358.00) Dollars per KVA per annum for each of the ten (10) KVAs reserved for Tenant's use for UPS and EPS. Additional Rent for UPS and EPS may be collectively referred to herein as "Access Charges." Access Charges shall be pro-rated monthly and shall be paid by Tenant at the same time and manner as Fixed Rent is paid pursuant to Section 3.01.

          19.03. Landlord shall furnish necessary passenger elevator service during Business Hours and shall have a passenger elevator subject to call at all other times. If Landlord shall at any time have elected to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. If Tenant shall require the use of the Building's freight elevators, Landlord shall provide a freight elevator for the reasonable use of Tenant without charge, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and such use takes place during Business Hours on Business Days. Except as set forth in the preceding sentence, Tenant shall pay Landlord's usual and reasonable charges for the use thereof during non-business hours or non-business days, as Additional Rent, within ten (10) Business Days after demand, including without limitation, any expense for operator service for such elevator which Landlord may deem necessary in connection with Tenant's use of such elevator. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks of elevators provided reasonable elevator service is provided to the Demised Premises.

                                  ARTICLE 20
                                  ----------
                     OTHER SERVICES: SERVICE INTERRUPTION
                     ------------------------------------

          20.01. Landlord shall keep the outside ground level clean and free of debris and trash and shall use its best efforts to keep the Building area free of loiterers.

          20.02. Landlord shall furnish adequate hot and cold water to the Demised Premises, for drinking, lavatory and cleaning purposes and Tenant shall pay, as and for Additional Rent, for said water the sum of $100.00 per month. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters on demand; provided however, Landlord shall not charge Tenant more than the cost to Landlord for such water and Landlord shall not cut off the flow of such water.

          20.03. Except as otherwise specifically provided herein, the Landlord shall not be liable for full or partial interruption of any of the above services or utilities described in this Article or Article 19 from conditions beyond Landlord's control, but Landlord shall take immediate action to restore the services and utilities. The Rent shall not abate, in whole or in part, during any such interruption or partial interruption of any of the above services or utilities from conditions beyond the Landlord's control, but Landlord shall take immediate action to restore the services and utilities.

          20.04. (a) Provided Tenant shall keep the Demised Premises in good order, Landlord, at its expense, but included in Operating Expenses, shall cause the Demised Premises, but excluding any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit E attached hereto. Tenant shall pay to Landlord as Additional Rent on demand Landlord's charges for (A) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees (ii) use of portions of the Demised Premises for the storage, preparation, service, or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces, (iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit E as shall have been requested by Tenant, and (B) removal from the
---------
Demised Premises and the Building of (i) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant's machines and of any eating facilities requiring special handling and (C) additional cleaning work in the Demised Premises or the Building required because of the use of the Demised Premises by Tenant after hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except during Business Hours on Business Days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business, during Business Hours. Landlord and its cleaning contractor and their employees shall have the use of Tenant's light, power and water in the Demised Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Demised Premises. If Tenant is permitted hereunder to and does have a separate area for the storage, preparation, service or consumption of food or beverages in the Demise Premises, Tenant, at its sole cost and expense, shall cause all portions of the Demised Premises so used to be cleaned daily in manner reasonably satisfactory to Landlord.

                 (b) The cleaning services required to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and Tenant agrees that Landlord shall not be deemed in default of any of its obligations under this Section unless such default shall continue for an unreasonable period of time after notice from Tenant to Landlord setting forth the specific nature of such default.

                                  ARTICLE 21
                                  ----------
                           ACCESS, CHANGES AND NAME
                           ------------------------

          21.01. Except for the space within the inside surfaces of all walls, hung ceiling, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed.

          21.02. Upon reasonable advance notice Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times, upon reasonable advance notice (except in the event of an emergency) (a) to examine the Demised Premises and to show them to the Prime Landlord, actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of eighteen
(18) months prior to the Expiration Date or the date when Tenant has given Landlord notice of Tenant's intention to terminate this Lease pursuant to the provisions herein, Landlord and its agents may exhibit the Demised Premises to prospective tenants. Landlord shall give notice to the Tenant reasonable under the circumstances and make reasonable efforts to avoid a material adverse impact on the conduct of Tenant's business.

          21.03. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and later, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

          21.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, provided however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.

                                  ARTICLE 22
                                  ----------
                       MECHANICS' LIENS AND OTHER LIENS
                       --------------------------------

          22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                                  ARTICLE 23
                                  ----------
                       NON-LIABILITY AND INDEMNIFICATION
                       ---------------------------------

          23.01. None of Landlord, Prime Landlord, Superior Mortgagee, Superior Lessor, their respective partners, joint venturers, directors, officers, agents, servants or employees shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the intentional or willful misconduct of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building to the extent caused by such intentional or willful misconduct. Further, Landlord, Prime Landlord, Superior Mortgagee, Superior Lessor or their respective partners, joint venturers, directors, officers, agents, servants or employees shall not be liable to Tenant (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private work, performed by someone other than Landlord, or by public or quasi-public work; or (b) even in the event of intentional or willful misconduct, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through, against or under Tenant.

          23.02. Tenant shall indemnify, defend and hold harmless Landlord, Prime Landlord, Superior Mortgagees, all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with
(a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises caused by Tenant, its agents, servants, representatives or employees; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. Tenant's obligation to indemnify shall also include all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorney's fees, expert fees and expenses. In the event any action or proceeding is brought against Landlord, Prime Landlord, Superior Mortgagee and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice shall resist and defend such action or proceeding, by counsel reasonably satisfactory to Landlord.

          23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of the Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant or to any third party.

                                  ARTICLE 24
                                  ----------
                             DAMAGE OR DESTRUCTION
                             ---------------------

          24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as provided in this Article 24), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

          24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable, the Rent allocable to such reoccupied portion based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

          24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty (20%) percent (or ten

(10%) percent if such casualty occurs during the last two (2) years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord, be insufficient to pay for the repair or restoration work, then, in any such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty and the Lease shall terminate sixty (60) days thereafter.

          24.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days. Landlord shall not be required to restore fixtures, improvements or other property of Tenant. The word "restore" as used in this Article shall include repairs.

          24.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord, Prime Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then without prejudice to any other remedies Which may be available against Tenant, there shall be no abatement or reduction of Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty. The provisions of this section shall be subject to the terms of
Section 13.06.

          24.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage or to replace the Tenant's Property.

          24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                                  ARTICLE 25
                                  ----------
                                EMINENT DOMAIN
                                --------------

          25.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the rentable square footage of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the rentable square footage of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within thirty
(30) days after such taking of possession. If more than 25% of the rentable square footage of the Building shall be so taken or conveyed, Landlord, may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining rentable square footage of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining the award or other compensation), available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. Landlord shall give notice of any and all condemnation proceedings and eminent domain negotiations so that Tenant may protect its own rights. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premises or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's non-depreciated leasehold improvements and for loss of business, goodwill, and depreciation or injury to and cost of removal of the Tenant's Property.

          25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises
(or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.


                                ARTICLE 26
                                ----------
                                SURRENDER
                                ---------

          26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease. Tenant shall also remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. Further, at Landlord's election, Tenant shall remove, if required by Landlord, all underfloor cabling, wiring, power distribution units and conduits, installed for Tenant's use.

          26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the monthly Fixed Rent and Additional Rent in effect during the last month of the Term.

          26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of or a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                                  ARTICLE 27
                                  ----------
                           CONDITIONS OF LIMITATION
                           ------------------------

          27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.


          27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after notice thereof, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord, Prime Landlord, Superior Mortgagor or Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02.) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) to complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five
(5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

                                  ARTICLE 28
                                  ----------
                             RE-ENTRY BY LANDLORD
                             --------------------

          28.01. If Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) Business Days after notice thereof, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agent and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter" as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

          28.02. In the event of a breach or threatened breach by a party of any of its obligations under this Lease, the other party shall also have the right of injunction.

          28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord whether as Advance Rent, Security Deposit (and interest thereon, if any) or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 29 or pursuant to law.

                                  ARTICLE 29
                                  ----------
                                    DAMAGES
                                    -------

          29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action for damages, at the election of Landlord, either:

          (a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent to be the same as were the average monthly Additional Rent payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date; or

          (b) Sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expense of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

          If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facia, be the fair and reasonable rental value for the Demised Premises, or part thereof, to relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure or refusal To relet or failure to collect the rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall be under no obligation in reletting the Demised Premises to give priority to the leasing thereof over other vacant space in the Building.

          29.02. Suit or suits for the recovery of any such damages, or any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27 or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and/or obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum amount permitted by any statute or rule of law in effect at the time when the governing proceedings have been initiated, whether or not such amount is greater than, equal to, or less than any of the sums referred to in Section 29.01.

          29.03. In addition, if this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately without notice or other action by Landlord, to recover, and Tenant shall pay as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

          29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after notice therefor, the same shall bear interest at the Late Payment Rate pursuant to Section 3.05 from the due date thereof until paid, and the amount(s) of such interest shall be Additional Charges hereunder.

          29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services, or any building services; and the discontinuance of any one or more of such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                                  ARTICLE 30
                                  ----------
                              AFFIRMATIVE WAIVERS
                              -------------------


          30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of Law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

          30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.


                                  ARTICLE 31
                                  ----------
                                  NO WAIVERS
                                  ----------

          31.01. The failure of the Landlord to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                                  ARTICLE 32
                                  ----------
                           CURING TENANT'S DEFAULTS
                           ------------------------

          32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of ten (10) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorney's fees and expenses, involved in collecting or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting Summary Dispossess proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the interest rate provided in
Section 3.05 may be sent by Landlord to Tenant monthly, or immediately at Landlord's option and such amounts shall be due and payable in accordance with the terms of such bills.

                                  ARTICLE 33
                                  ----------
                                    BROKER
                                    ------

          33.01. Parties represent that no broker except the Broker was instrumental in bringing about or consummating this Lease and that the parties have had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Parties agree to indemnify and hold harmless each other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by each other with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker for the leasing of the Demised Premises as defined in Section 1.01(L) pursuant to a separate agreement between Landlord and the Broker.

                                  ARTICLE 34
                                  ----------
                                    NOTICES
                                    -------

          34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, or delivered by any nationally recognized over-night delivery service, or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the following addresses:


                    As to Tenant:       Pilot Network Services, Inc.
                                        1000 Marine Village Parkway, Suite 100
                                        Alameda, California 94501
                                        Attn: M. Marketta Silvera
                                        Chief Financial Officer

                    With a copy to:     Venture Law Group
                                        2800 Sandhill Road
                                        Menlo Park, CA 94025
                                        Attn: Craig Johnson, Esq.

                    As to Landlord:     International Career Information, Inc.
                                        111 Pavonia Avenue
                                        Jersey City, New Jersey 07310
                                        Attn:  Koshi Okamoto
                                               Senior Vice President

                    With a copy to:     Eugene T. Paolino, Esq.
                                        Schumann, Hanlon & Panepinto
                                        30 Montgomery Street - 15th Floor
                                        Jersey City, New Jersey 07302

          Any such notices shall be deemed to have been given, rendered or made on the date received if delivered by hand or the second day after the day so mailed unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                                  ARTICLE 35
                                  ----------
                             ESTOPPEL CERTIFICATES
                             ---------------------

          35.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is not modified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; and such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                                  ARTICLE 36
                                  ----------
                                  ARBITRATION
                                  -----------

          36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. Such dispute shall be submitted to the arbitration of three (3) disinterested persons, one of whom shall be chosen by each of the parties hereto, and the third by the two arbitrators so chosen; and the award and finding of said arbitrators, or of any two of them, shall be final and conclusive on any questions or matters so submitted to them. In case an arbitration is not otherwise arranged, either party desiring such submission to arbitration shall notify the other party in writing of the matter which it desires to submit to arbitration, designating its arbitrator in such notice. Within twenty (20) days thereafter, the party thus notified shall name its arbitrator, and notify the other party of such selection. The arbitrators thus selected shall immediately proceed to select the third arbitrator as aforesaid, and with him to consider and determine all matters submitted. In case the party notified of the desired submission to arbitration shall fail, upon due notification, to name an arbitrator, the arbitrator selected by the other party shall have the right to proceed alone and determine the matters thus submitted, and his award shall be final and conclusive upon the parties hereto. In the event that the two arbitrators first selected shall be unable to agree upon the third arbitrator within twenty (20) days after the selection of the second arbitrator, either party hereto, upon giving ten (10) days' notice in writing to the other party, or to the arbitrator selected by such other party, may apply to the Superior Court of New Jersey for the appointment of a third arbitrator, and any arbitrator appointed by such court upon such application shall have the same powers and duties as if appointed by the two arbitrators first selected as hereinbefore provided. The award in such arbitration may be enforced on application of either party by the order or judgment of a court of competent jurisdiction.

          36.02. If any delay in complying with any requirement of this Lease by Landlord might subject Tenant to any fine or penalty, or to prosecution for a crime, or materially interfere with Tenant's use and enjoyment of the Demised Premises or its access thereto, of if it would constitute a default by Tenant under any permitted mortgage, or of any of the foregoing, Tenant shall have the right to remedy such default and in such event the sole question to be determined by the arbitrators shall be whether Landlord is liable for Tenant's costs and expenses of curing such default.

          36.03. Each party to the arbitration shall pay the costs or fees of the arbitrator selected by it and all further costs and fees, including court costs in connection with the arbitration, shall be shared equally by the two parties to the arbitration. Each party shall bear the cost of its own attorneys and experts and the additional expenses of presenting its own proofs.


                                  ARTICLE 37
                                  ----------
                                OPTION TO RENEW
                                ---------------

          37.01. Tenant shall have an option to renew this Lease, for one (1) time only, for a further period of five (5) years (the "Renewal Period"), provided Tenant is not in default under any terms of this Lease, upon the giving of written notice to the Landlord at least four (4) months prior to the Expiration Date. Except for this Article 37 and, further, except for the amount of Fixed Rent as set forth in Section 1.01(N), all other terms and conditions of this Lease shall continue during the Renewal Period. Fixed Rent during the Renewal Period shall be at fair market rental for first class office buildings in the New York - New Jersey metropolitan area and the "Gold Coast" area of the New Jersey Waterfront. In no event, however, shall Fixed Rent for Tenant, as determined by agreement between the parties or by an appraiser, as hereinafter provided, be less than $26.00 per rentable square foot. Should the parties be unable to agree as to the fair market rental within sixty (60) days of Tenant's notice to the Landlord exercising the option contained in this Article, then the Fixed Rent for the Renewal Period shall be determined by an independent appraiser selected by the Landlord in its sole discretion.


                                  ARTICLE 38
                                  ----------
                                 BUILDING NAME
                                 -------------


          38.01. The Building may be designated and known by any name or address Landlord may choose from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building. In the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

          38.02. Tenant shall have the right, subject to Landlord's prior written consent, to have its name included in the Building directory.

                                  ARTICLE 39
                                  ----------
                              ENVIRONMENTAL LAWS
                              ------------------

          39.01. Tenant acknowledges the existence of federal, state and local environmental laws, rules and regulations including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. 9601-9657, the Resource Conservation and Recovery Act (RCRA) 42 U.S.C. 6901-6987, the State of New Jersey Industrial Site Recovery Act of 1983 (ISRA) N.J.S.A. 13:1K-6 to 18 and the Spill and Compensation and Control Act N.J.S.A. 58:10-23.11 et seq., all of which, together with any successor legislation, are collectively referred to hereinafter as the "Environmental Laws". Tenant agrees, from and after the date hereof, to act in compliance with the Environmental Laws and that it shall not perform any acts in violation of the Environmental Laws. Tenant represents to the Landlord that Tenant's Standard Industrial Classification (SIC) Number, as used on its Federal Tax Return, will not, under the applicable rules and regulations existing as of the date hereof, subject the Demised Premises, the Building or the Land to ISRA applicability. Tenant represents to Landlord and covenants that Tenant will not change to an operation with a different SIC Number without Landlord's and Prime Landlord's prior written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior do the proposed change. Landlord or Prime Landlord may deny consent, if, inter alia, the different SIC Number would subject the Demised
                  ----------
Premises, the Building or the Land to ISRA applicability.

          39.02. Upon the occurrence of any event requiring Tenant's compliance with ISRA, or if Landlord by reason of any act or omission or failure to act or not act on the part of Tenant, shall be required to comply with ISRA, Tenant shall make all necessary filings with the New Jersey Department of Environmental Protection ("DEPE") and any other relevant federal, state, county or municipal legal authority and, at its own expense, shall cause all necessary tests and studies to be performed. Landlord shall complete such documents and otherwise cooperate (provided such cooperation does not subject Landlord to any fee, cost, expense or liability or require performance by Landlord of Tenant's obligation hereunder) as may be reasonably requested by Tenant or required by the ISRA requirements of the DEPE. In the event an environmental clean-up is required, the Landlord shall have an unrestricted right to inspect, as often as it deems necessary in its sole discretion, during and after such clean-up.

          39.03. Tenant hereby agrees to execute such documents and provide such information as Landlord reasonably requires to assure compliance with ISRA or to comply with the Environmental Laws, and rules or regulations of any other relevant federal, state, county or municipal legal authority. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, including, without limitation, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of non applicability from the appropriate legal authority. Tenant agrees to indemnify and hold Landlord and Prime Landlord harmless from and against any fines, suits, proceedings, claims and actions and any other cost, expense or liability of any kind arising under the Environmental Laws, rules or regulations resulting from Tenant's failure to comply with this Article 39 or Tenant's failure to provide all information, make all submissions and take all actions required by any legal authority, including reasonable attorney's fees.

          39.04. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance hereunder or any other environmental enforcement requirements under any Environmental Laws as they are issued or received by Tenant. More specifically, but not limiting the foregoing, Tenant shall promptly provide Landlord with: (i) all documentation and correspondence provided to DEPE pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder; (ii) all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge-reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., and the regulations promulgated thereunder; and (iii) any notices, correspondence and submissions made by Tenant to DEPE, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other legal authority which requires submission of any information concerning environmental matters of hazardous wastes or substances, and any notices, correspondence, documents and directives received by Tenant from any of said authorities.

          39.05. In addition to any other remedies of Landlord pursuant to this Lease, Tenant's failure to abide by the terms of this Article 39 shall survive the Expiration Date or earlier termination of the Term of this Lease. Tenant's failure to abide by the terms of this Article shall be restrainable by injunction.

          39.06. Tenant shall indemnify, defend and hold Landlord, Prime Landlord, Superior Lessors and Superior Mortgagees harmless from and against all claims, liabilities, losses, damages and costs, foreseen or unforeseen, including without limitation, reasonable attorney's fees, engineering and other professional and expert fees and costs, which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this Article.


          39.07. At expiration or earlier termination of this Lease, Landlord may require and Tenant shall obtain a statement from the DEPE of compliance with ISRA, its amendments or rules and regulations promulgated thereunder, or a Letter of Non-Applicability, as the case may be.

                                  ARTICLE 40
                                  ----------
                                 MISCELLANEOUS
                                 -------------

          40.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

          40.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

          40.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

          40.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 40.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

          40.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of is respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 40.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond the Landlord's reasonable control.

          40.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration or earlier termination of this Lease.

          40.07. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

          40.08. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable,
(b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in, on or passing through the Demised Premises or any part thereof.

          40.09. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          40.10. If deemed necessary by Landlord, no person will be allowed access to the Building without a security pass which shall be issued by Landlord upon written request of Tenant. Tenant shall be fully liable for the acts of all persons for whom a security pass is requested. All security passes shall be returned to Landlord in the event the persons to whom they were issued are no longer employed by Tenant or are otherwise not entitled to access to the Building. In no event shall Landlord be liable for its refusal to allow access to the Building to any person who does not have a security pass.

          40.11. As part of its security program for the Building, Landlord may restrict entry to the elevator lobby of the Building by use of an electronically controlled lock activated by a "card-key" which is electronically programmed with a special access code to permit entry. Landlord will issue card-keys to Tenant, provided that Tenant shall pay to Landlord a charge for each card issued at the rates established from time to time by Landlord for all tenants of the Building. Tenant may obtain a replacement of any lost or stolen card-key, provided that Tenant shall pay to Landlord its then established charges for the issuance of replacement cards and for reprogramming of the security card access system to permit the use of the replacement cards issued. Landlord shall have no liability to Tenant, its employees, invitees or any other person for any injuries, damages, losses, costs or expenses, including, without limitation, theft of property, suffered or incurred by anyone by reason of the non-operation or malfunction of said card-key entry system.

          40.12. Whenever in this Lease Tenant is required to obtain Landlord's consent or approval, Tenant understands that Landlord may be required to first obtain the consent or approval of Prime Landlord pursuant to the Master Lease. If Prime Landlord should delay any such consent or approval, Landlord may similarly delay any consent or approval to Tenant. If Prime Landlord should refuse such consent or approval, Landlord shall be released from any obligation to grant its consent or approval, whether or not Prime Landlord's refusal, in Tenant's opinion, is arbitrary or unreasonable. Tenant agrees that Landlord shall not have any duty or responsibility with respect to obtaining such consent or approval of Prime Landlord when the same is required under the terms of the Master Lease, other than the mere transmissions by Landlord to Prime Landlord of Tenant's request for such consent or approval.

          40.13. With respect to any provisions of this Lease which provide, in effect, the Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. Landlord shall not be deemed to have unreasonably withheld or delayed its consent or approval if the same or similar consent or approval is required to be obtained from Prime Landlord pursuant to the terms of the Master Lease and Prime Landlord withholds or delays its consent or approval.

          40.14. To the extent that Landlord, its agents, employees or licensees have access to the Demised Premises pursuant to the provisions of this Lease or otherwise, Landlord agrees to indemnify, defend and save harmless Tenant from and against all bodily harm and personal injury, loss, claim and damage to or of any person or property of whatever nature arising from any act, omission, fault, misconduct or negligence of Landlord, or Landlord's contractors, licensees, agents, servants or employees, unless caused by the Tenant's negligence or willful misconduct. This indemnity and hold harmless clause shall include indemnity against all costs, expense and liabilities paid or incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof, and shall include reasonable attorney's fees.

          40.15. Landlord shall provide Tenant with periodic notice on not less than two (2) occasions per year if any additional space on the third (3rd) floor of the Building shall become vacant and available for lease. Landlord shall have no other obligation to lease such premises to Tenant except to provide such periodic notice.

          40.16. If the Master Lease terminates for any reason whatsoever prior to the date on which this Lease is scheduled to expire, this Lease shall thereupon terminate. Landlord shall not be liable to Tenant by reason of any such termination and thereafter shall have no further obligations of any kind whatsoever.

          40.17. This Lease is subject to the Master Lease, and Tenant accepts this Lease subject to the Master Lease, as amended and supplemented and any amendments and supplements to the Master Lease hereafter made between Prime Landlord and Landlord. Landlord warrants and represents that (i) subject to
Section 1.01(J) the Lease is permitted under the terms of the Master

Lease; (ii) the leasing of the Demised Premises does not constitute a breach of the Master Lease; (iii) to the best of Landlord's knowledge, there are no present breaches of the Master Lease and (iv) the Master Lease is currently in full force and effect.

          40.18. (a) If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified, if a foreign corporation, corporation and is authorized to do business in the State of New Jersey (a copy of evidence thereof shall be supplied by Tenant to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of resolution to such effect shall be supplied by Tenant to Landlord upon request).

                 (b) If Tenant is a partnership (or is comprised of two (2) or more persons, individually, or as joint venturers or as copartners of a partnership), or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually, or as joint venturers or as co-partners of a partnership) (any such partnership and such persons are referred to in this Article as the "Partnership Tenant"), the following shall apply: (i) the liability of each of the parties comprising the Partnership Tenant shall be joint and several (ii) each of the parties comprising the Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made, and by any notices which may hereafter be given, by the Partnership Tenant or by any of the parties comprising the Partnership Tenant,
(iii) any notices given or rendered to the Partnership Tenant or to any of the parties comprising the Partnership Tenant shall be deemed given or rendered to the Partnership Tenant and to all such parties and shall be binding upon the Partnership Tenant and all parties, (iv) if the Partnership Tenant shall admit new partners, all such new partners shall, by their admission to the Partnership Tenant, be deemed to have assumed performance of all of the terms of this Lease on Tenant's part to be performed and (v) the Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord and agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms of this Lease on Tenant's part to be performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section).

          40.19. All Exhibits to this Lease are hereby incorporated into this Lease, and references to "this Lease" shall include all Exhibits.

          40.20. Tenant shall not place a load upon any floor that exceeds the floor load per square foot that such floor was designed to carry or which is allowed by any laws.

          40.21. Tenant acknowledges that there may be noise, dust, vibrations and other effects from construction work occurring near or about the Building and that Tenant shall have no claims against Landlord for any disruption caused by same or interruption or interference with Tenant's business resulting from same and that Landlord shall have no liability otherwise to Tenant therefor.

          40.22. In the event Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by or refunds payable to Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

          40.23. In the event Landlord incurs legal, investigative and/or other professional fees and expenses in connection with any request to Landlord by Tenant for any action, other than that specifically required of the Landlord pursuant to the provisions of the Lease, then, in that event, the reasonable cost of such legal, investigative and/or other professional fees and expenses, incurred by the Landlord, shall be paid on demand by Tenant to the Landlord.

          40.24. The person signing this Lease on behalf of Tenant personally represents and warrants to Landlord that (i) all action necessary to be taken and all consents necessary to be obtained to fully authorize the execution, delivery and performance of this Lease by Tenant has been duly taken or obtained, as the case may be and (ii) he or she is a duly authorized officer of Tenant who has full power and authority to execute and deliver this Lease on behalf of Tenant and bind Tenant to all of the terms and conditions hereof.

          40.25. Telephone installation and service shall be the sole responsibility of Tenant at Tenant's sole cost and expense unless agreed otherwise in writing between Landlord and Tenant. Tenant shall make all arrangements for telephone service with the company supplying said service, including the deposit requirement for the furnishing of service. Landlord shall not be responsible for any delays occasioned by failure of the telephone company to furnish service.

          40.26. If at any time Tenant believes that Landlord has not acted reasonably in the granting or withholding of any approval or consent, as to which consent the Landlord has expressly agreed to act reasonably, or absent such agreement, a court of competent jurisdiction, arbitrator or arbitration panel would require Landlord to act reasonably, then Tenant's sole remedy shall be to seek injunctive relief or specific performance, and no action for monetary or punitive damages shall in any event or under any circumstances be maintained by Tenant against Landlord.

          40.27. Except as otherwise provided herein, Landlord shall only be deemed to be in default under the terms of this Lease if Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept or performed by Landlord within forty-five (45) days after receipt by Landlord of written notice by Tenant of such breach which notice shall specifically set forth the nature of the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as is reasonably necessary to correct the breach.

          40.28. In the event Tenant is, for any reason, entitled to protection by virtue of Sovereign Immunity, Tenant hereby unconditionally waives such Sovereign Immunity with respect to the performance of the terms and conditions under this Lease.

          40.29. This Lease may be executed in one or more counterparts, each of which shall be original, and all of which shall constitute one and the same instrument.

                                  ARTICLE 41
                                  ----------
                                    PARKING
                                    -------

          41.01.  Landlord agrees that Tenant shall have the right to use three
(3) unassigned spaces in the parking facilities furnished by the Prime Landlord to the Landlord at the rate of $135.00 per space per month, subject to periodic adjustments upon thirty (30) days prior written notice to the Tenant, during the term of the Lease. Such right shall be exercised within sixty (60) days of the execution of the within Lease and shall be effective immediately upon receipt of such notice. Tenant's right to use the parking facilities shall terminate on the Expiration Date or earlier termination of the Lease.

          41.02. Tenant shall not be entitled to assign or sublicense its parking rights under this Lease.

          41.03. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, lawsuits, damages or actions for property loss or personal injuries to third parties, arising out of, or in connection with, Tenant's use of the parking facilities.

          41.04. Tenant shall be responsible for any and all loss or damage to Tenant's property, by fire or other casualty, ordinary wear and tear, or from any other cause or circumstance that may occur. Landlord shall not be liable for any damage or injury from any cause which may be sustained by Tenant or any other person.

          41.05. Tenant, Tenant's employees or Tenant's visitors shall use the parking spaces solely for the parking of personal motor vehicles.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.



                                             LANDLORD:

ATTEST:                                      RFG CO., LTD.
                                             BY: International Career
                                                 Information, Inc., as Agent


[SIGNATURE ILLEGIBLE]                        BY: /s/ Koshi Okamoto
----------------------------                    ----------------------------
Name:                                            KOSHI OKAMOTO
Title:                                           Senior Vice President

                                             TENANT:

ATTEST:                                      PILOT NETWORK SERVICES, INC.


/s/ Robert G. Carrade                        BY: /s/ M.Marretta Silvera
------------------------                         -----------------------------
Name: Robert G. Carrade                          Name: M. MARRETTA SILVERA
Title: Director of Finance                       Title: CHIEF EXECUTIVE OFFICER

STATE OF NEW JERSEY  )
                     ) SS.:
COUNTY OF HUDSON     )


          BE IT REMEMBERED, that on October   , 1995 before me, the subscriber,
a Notary Public of the State of New Jersey personally appeared ________________ who, being by me duly sworn on his oath, deposed and made proof to my satisfaction, that he is the _______________________ of International Career Information, Inc., a Delaware corporation, the entity that executed the within instrument as agent for RFG Co., Ltd.; that deponent knows that Koshi Okamoto is the Senior Vice President of said corporation.

          The execution as well as the making of this instrument has been duly authorized by a proper resolution of the Board of Directors of the said corporation; that the deponent well knows the corporate seal of said corporation; that the seal affixed to the said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Koshi Okamoto as and for the voluntary act and deed of said corporation in the presence of the deponent who thereupon subscribed his name thereto as attesting witness.


                                       [SIGNATURE ILLEGIBLE]
                                       ----------------------------------



Sworn to and subscribed
before me on the date
aforesaid

 /s/ EDWARD F. NELSON
----------------------------------
  Notary Public


  [Notarial Seal]

STATE OF     )
             ) ss.:
COUNTY OF    )


          BE IT REMEMBERED, that on October , 1995 before me, the subscriber, a Notary Public of the State of New Jersey personally appeared ________________ who, being by me duly sworn on his oath, deposed and made proof to my satisfaction, that he is the _________________ of Pilot Network Services, Inc., a _______________________ corporation, the entity that executed the within instrument; that deponent knows that ____________________ is the ______________ of said corporation.

          The execution as well as the making of this instrument has been duly authorized by a proper resolution of the Board of Directors of the said corporation; that the deponent well knows the corporate seal of said corporation; that the seal affixed to the said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said ___________________ as and for the voluntary act and deed of said corporation in the presence of the deponent who thereupon subscribed his name thereto as attesting witness.


                                   ______________________________________
                                   Name:


Sworn to and subscribed
before me on the date
aforesaid


___________________________
     Notary Public


[Notarial Seal]

                                   EXHIBIT A

                       DESCRIPTION OF THE REAL PROPERTY


     BEGINNING at a point at the southwesterly corner of the herein described, having coordinates in the New Jersey Plane Coordinate System of N 690,094.82 feet and E 2,175,100.78 feet, said point further described as being the following courses from the intersection of the easterly line of Tract 1-B (also known as Washington Boulevard) of Newport City with the southwesterly most line of lands of Newport City as shown on certain maps entitled "Final Subdivision Plan for Newport City, Jersey City, Hudson County, New Jersey," filed December 12, 1985 as Maps 3195 and 3196 and as amended by Maps 3206 and 3207 filed May 20, 1986;

     a. Along said easterly line of Tract 1-B, N 08 degrees 21 minutes 01 seconds E, 406.64 feet to a point of curvature, thence;

     b. Along the same, northerly along a curve to the right having a radius of 740.00 feet, an arc distance of 221.32 feet to a point of rectangular, thence;

     c. Still along the same, N 25 degrees 29 minutes 13 seconds E, 128.99 feet to a point at the intersection of the same with the southerly line of the herein described as produced westerly, thence;

     d. Along said line, S 83 degrees 42 minutes 51 seconds E, 102.94 feet to the aforesaid point of beginning and running, thence;

          1. N 6 degrees 17 minutes 09 seconds E, 131.67 feet, thence;

          2. S 83 degrees 42 minutes 51 seconds E, 419.50 feet, thence;

          3. S 6 degrees 17 minutes 09 seconds W, 131.67 feet to a point in an existing marine bulkhead, thence;

          4. Along said bulkhead, N 83 degrees 42 minutes 51 seconds W, 419.50 feet to the point of BEGINNING.

     HEREIN DESCRIBED CONTAINING 55,234 SQUARE FEET OR 1.2680 ACRES. DESCRIPTION IN ACCORDANCE WITH A CERTAIN PLAN ENTITLED "SUBDIVISION PORTION OF TRACT 2, NEWPORT CITY CENTER - 1, TAX MAP LOT - B10A IN BLOCK-16, CITY OF JERSEY CITY, HUDSON COUNTY, NEW JERSEY," DRAWING NO. 85-269-19, DATED JULY 3, 1983, REV. JULY 8, 1986, PREPARED BY BOSWELL ENGINEERING, RIDGEFIELD PARK, NEW JERSEY.

                                   EXHIBIT B


                             INTENTIONALLY OMITTED

                                   EXHIBIT C

                             RULES AND REGULATIONS



     1. Sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress or egress from the Building and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or unreasonably interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the demised premises or the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises if the same is visible from the outside of the demised premises without the prior written consent of Landlord, except that the name of tenant or any subtenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to tenant(s) violating this rule. Interior signs on doors and a directory tablet, if any, shall be subject to the prior written approval of Landlord.

     6. Except as provided in Article 15, no tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the Building of which they form a part. No boring, cutting or stringing of wire shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore the Landlord all keys of stores, offices and toilet rooms, and passes to the Building, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during Business Hours, and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

     9. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     10. Landlord reserves the right to exclude from the Building at all hours all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom he requests such passes and shall be liable to Landlord for all acts of such persons.

     11. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building, or its desirability as a first class office building, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance (other than chemicals used in ordinary office use in quantities customary therefor), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

     13. Tenant agrees to abide by all reasonable rules and regulations issued by the Landlord with respect to services for heating, ventilating and air-conditioning, and if required, to keep all windows in the demised premises closed at all times.

     14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent which shall not be unreasonably withheld. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

     15. No tenant shall use, or permit the use of, fire exits for ingress to or egress from the demised premises. No tenant shall invite to the demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by the ground floor tenants. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the Retail Premises, or the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of tenants, in such manner as Landlord deems best for the benefit of tenants generally and consistent with a first-class office building with retail tenants.

     16. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of such tenants, shall be paid by such tenant as provided in the Lease.

     17. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in the demised premises. Tenant shall be permitted to install opaque window panels.

     18. All entrance doors in the demised premises shall be left locked when the demised premises are not in use. Entrance doors shall not be left open at any time.

     19. No bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

     20. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

     21. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT E

                              CLEANING STANDARDS


Office Areas - Nightly (excluding Saturdays, Sundays and Holidays)
----------------------

Vacuum all carpeted areas and sweep hard floors.

Empty and damp wipe ashtrays.

Empty wastepaper baskets.

Remove wastepaper and waste materials to a designated area on the premises.

Dust and wipe clean furniture, fixtures, desk equipment, telephones and window sills with specially treated cloths.

Dust baseboards, chair rails, trim, louvres, pictures, charts, doors, etc., within reach.

Disinfect water fountains and coolers

Office Areas - Periodic
-----------------------

Dust pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning, monthly.

Dust vertical surfaces such as partitions, ventilating louvres, etc. not reached in nightly cleaning, monthly.

Damp-mop hard floors, monthly.

Common Lavatories - Nightly
---------------------------

Sweep and wash flooring with approved germicidal detergent solution, using spray tank method.

Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

Dust partitions, tile walls, dispensers, doors and receptacles.

Empty and clear towel and sanitary disposal receptacles.

Remove wastepaper and refuse to a designated area in the premises.

Fill toilet tissue, soap and towel dispensers.

Common Lavatories  - Periodic Cleaning
--------------------------------------

Machine scrub flooring with approved germicidal detergent solution as necessary.

Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution once a month.

Dust exterior of lighting fixtures once a month.

High dust once a month.

                           FIRST AMENDMENT TO LEASE
                           ------------------------

          THIS FIRST AMENDMENT TO LEASE (the "First Amendment"), dated November 19, 1997, made by and between RFG CO., LTD. ("Landlord"), a corporation of the Country of Japan, having an office at Newport Financial Center, 111 Pavonia Avenue, Jersey City, New Jersey 07310 and PILOT NETWORK SERVICES, INC. ("Tenant"), a corporation of the State of California having an office at 100 Marina Village Parkway, Alameda, California 94501.

                                  WITNESSETH:
                                  -----------

          WHEREAS, on October 25, 1995, Landlord and Tenant entered into a lease agreement (the "Lease") for certain demised premises (the "Demised Premises"), consisting of 3,061 rentable square feet ("rsf") on the third (3rd) floor of Newport Financial Center, 111 Pavonia Avenue, Jersey City, New Jersey (the "Building"); and

          WHEREAS, Tenant desires to (i) exercise its Option to Renew the Lease pursuant to Article 37 thereof for a renewal period, commencing November 1, 1997 and expiring October 31, 2002; (ii) on April 1, 2002, add to the present Demised Premises 2,582 rsf located on the third (3rd) floor of the Building so that the total Demised Premises leased to Tenant shall be 5,643 rsf; (iii) make such other amendments, modifications and changes to the Lease as the parties shall agree herein; and

          WHEREAS, Landlord is agreeable to such extension pursuant to the provisions of this First Amendment.

          NOW, THEREFORE IN CONSIDERATION of the mutual promises and covenants hereinafter contained, the adequacy and sufficiency of which are herein acknowledged, the parties hereto agree as follows:

          1.  Effective on November 1, 1997, the following subsections of
Article 1 of the Lease are deleted in their entirety and are hereby amended, supplemented and modified to read as follows:

          1.01(B) Base Year: 1998

          1.01(J) Commencement Date: November 1, 1997.

          1.01(L) Demised Premises: 3,061 rentable square feet ("rsf") located on the third (3rd) floor of the Building as shown on Exhibit D. As of April 1, 2002, the term "Demised Premises" shall also include certain additional premises, consisting of 2,582 rsf, located on the third
          (3rd) floor of the Building; thereafter, the Demised Premises shall consist of 5,643 rsf on the third floor of the building.

          1.01(M) Expiration Date: October 31, 2002

          1.01(N) Fixed Rent:

          (i) $30.00 per rsf or Ninety-One Thousand Eight Hundred Third & 00/100 ($91,830.00) Dollars per year for the period commencing on the Commencement Date and ending on June 30, 1998, payable at the rate of Seven Thousand Six Hundred Fifty-Two & 20/100 ($7,652.20) Dollars per month, as hereinafter provided; and

          (ii) $32.00 per rsf or Ninety-Seven Thousand Nine Hundred Fifty-Two & 00/l00 ($97,952.00) Dollars per year for the period commencing on July 1, 1998 and ending on the March 31, 2002, payable at the rate of Eight Thousand One Hundred Sixty-Two & 67/100 ($8,162.67) Dollars per month, as hereinafter provided; and

          (iii) $32.00 per rsf or One Hundred Eighty Thousand Five Hundred Seventy-Six & 00/100 ($180,576.00) Dollars per year for the period commencing on April 1, 2002, and ending on the Expiration Date, payable at the rate of Fifteen Thousand Forty-Eight & 00/100 ($15,048.00) Dollars per month, as hereinafter provided.

          1.0l(JJ) Tenant's Fraction:



                    (i) "Tenant's Operating Fraction" for the Operating Expenses attributable to the Office Component of the Building and Land shall be 1.124%. Commencing on April 1, 2002, Tenant's Operating Fraction for the Operating Expenses attributable to the Office Component of the Building and Land shall be 2.073%. If the size of the Demised Premises, the Office Component or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work, any reallocation of the rentable square footage attributable to either the Office Component or Data Component of the Building, or otherwise, the Tenant's Operating Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Office Component of the Building. The term "Data Component" shall mean the entire 8th, 9th, 10th and 11th floors, representing a total of 135,635 r.s.f, in the Building;

                    (ii) "Tenant's Real Estate Fraction" for Tenant's proportionate share of Real Estate Taxes for the Building and Land shall be .7504%. Commencing on April 1, 2002, Tenant's Real Estate Fraction for Tenant's proportionate Share of Real Estate Taxes for the Building and Land shall be 1.383%. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Real Estate Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Building.


          2. Effective on November 1, 1997, Section 19.02 of the Lease is deleted in its entirety and is hereby amended, supplemented and modified to read as follows:

          19.02. Landlord shall supply to the Demised Premises Uninterruptible Power Supply ("UPS") and Emergency Power Supply ("EPS") for data processing and data transmission. Tenant shall pay to the Landlord, as and for Additional Rent, the sum of Three Hundred Fifty-Eight & 00/100 ($358.00) Dollars per KVA per annum for each of the ten (10) KVAs reserved for Tenant's use for UPS and EPS. In the event Tenant desires to increase the amount of UPS and EPS power reserved for Tenant's use so that such total amount reserved is greater than ten (10) KVAs, then Tenant shall notify Landlord in writing of the amount of any additional UPS and EPS reserved power it requests and the effective date for such increase. Within twenty (20) days after the date of Tenant's written notice, Landlord shall advise Tenant whether such additional UPS and EPS reserved power is available on the date which Tenant has requested. If it is available, Landlord shall with reasonable promptness provide such additional amount of UPS and EPS reserved power to Tenant on the date which Tenant has requested. Thereupon, Tenant shall pay to Landlord as and for Additional Rent the sum of $400.00 per KVA per annum for any amount of additional UPS and EPS power reserved to Tenant in excess of the ten (10) KVAs initially reserved by Tenant. Additional Rent for UPS and EPS may be collectively referred to herein as "Access Charges." Access Charges shall be pro-rated monthly and shall be paid by Tenant at the same time and manner as Fixed Rent is paid pursuant to Section 3.01.

          3. Effective on November 1, 1997, Article 37 of the Lease is hereby deleted in its entirety and is hereby amended, supplemented and modified to read as follows:

                                  ARTICLE 37
                                OPTION TO RENEW
                                ---------------

          37.01. Tenant shall have an Option to Renew this Lease for one (1) time only for a further period, commencing November 1, 2002 and ending June 13, 2009 (the "Renewal Period") provided Tenant is not in default under any terms of this Lease, upon the giving of written notice to Landlord at least four (4) months prior to the Expiration Date. Except as specifically provided in this Article 37, all other terms and conditions of this Lease shall continue during the Renewal Period. Fixed Rent during the Renewal Period shall be:

               (i) $32.00 per rsf or One Hundred Eighty Thousand Five Hundred Seventy-Six & 00/100 ($180,576.00) Dollars per year for the period commencing on November 1, 2002 and ending on June 30, 2004, payable at the rate of Fifteen Thousand Forty-Eight & 00/100 ($15,048.00) Dollars per month, as hereinabove provided in
               Article 3; and

               (ii) $38.00 per rsf or Two Hundred Fourteen Thousand Four Hundred Thirty Four & 00/100 ($214,434.00) Dollars per year for the period commencing on July 1, 2004 and ending on June 13, 2009, payable at the rate of Seventeen Thousand Eight Hundred Sixty-Nine & 50/100 ($17,869.50) Dollars per month, as hereinabove provided in Article 3.

          Access Charges during the Renewal Period for all UPS and EPS reserved power for Tenant's use as described in Section 19.02 shall be calculated at the rate of $400.00 per KVA per annum and payable in the manner set forth in Section 3.01 and Section 19.02. The Base Year for Additional Rent for Operating Expenses and Real Estate Taxes shall be 1998.

          37.02. Within sixty (60) days after the commencement of the Renewal Period (i.e. November 1, 2002) Landlord shall repaint and re-carpet the Demised Premises pursuant to Building standards.

          4. All the terms, conditions and covenants of the Lease, not specifically modified, altered or amended herein, including all Exhibits thereto, shall remain unchanged and in full force and effect as contained in the Lease.

          5. Except as amended, supplemented and modified by this First Amendment, the Lease and all covenants, agreements, terms, provisions, conditions and exhibits thereto are hereby in all respects ratified and confirmed. The provisions of this First Amendment shall be effective upon execution hereof for the date set forth herein. Capitalized terms used, but not defined in this First Amendment, shall have their respective meanings as set forth in the Lease.

          IN WITNESS WHEREOF, the parties hereto have set their hand and seal on the date first above written.

ATTEST:                                      LANDLORD:
                                             RFG CO., LTD.
                                             BY: INTERNATIONAL CAREER
                                                  INFORMATION, INC., AS AGENT

/s/ Bruce Levinthal                          BY: /s/ Koshi Okamoto
----------------------------------               -------------------------------
BRUCE LEVINTHAL                                  KOSHI OKAMOTO
CHIEF FINANCIAL OFFICER                          SENIOR VICE PRESIDENT


ATTEST:                                      TENANT:
                                             PILOT NETWORK SERVICES, INC.

/s/ Robert G. Carrade                        BY: /s/ M. Marketta Silvera
----------------------------------               -------------------------------
NAME: Robert G. Carrade                          NAME:  M. Marketta Silvera
TITLE: Vice President of Finance                 TITLE: President & CEO

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF HUDSON    )

          BE IT REMEMBERED, that on 19 November 1997 before me, the subscriber, a Notary Public of the State of New Jersey personally appeared Bruce Levinthal, being by me duly sworn on his oath, deposed and made proof to my satisfaction, that he is the Chief Financial Officer of International Career Information, Inc., a Delaware corporation, the entity, that executed the within instrument as agent for RFG Co., Ltd.; that deponent knows that Koshi Okamoto is the Senior Vice President of said corporation.

          The execution as well as the making of this instrument has been duly authorized by a proper resolution of the Board of Directors of the said corporation; that the deponent well knows the corporate seal of said corporation; that the seal affixed to the said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Koshi Okamoto as and for the voluntary act and deed of said corporation in the presence of the deponent who thereupon subscribed his name thereto as attesting witness.

                                    /s/ Bruce Levinthal
                                    ----------------------------------------
                                    BRUCE LEVINTHAL
                                    CHIEF FINANCIAL OFFICER


SWORN TO AND SUBSCRIBED
BEFORE ME ON THE DATE
AFORESAID

/s/ Edward F. Nelson
-------------------------------
  NOTARY PUBLIC


[NOTARIAL SEAL]

STATE OF CALIFORNIA )
                    ) SS.:
COUNTY OF ALAMEDA:  )


          BE IT REMEMBERED, that on Nov. 14th, 1997 before me, the subscriber, a Notary Public of the State of California personally appeared M. Marketta who, being by me duly sworn on her oath, deposed and made proof to my satisfaction, that she is the Silvera of Pilot Network Services, Inc., a California corporation, the entity that executed, the within instrument; that deponent knows that she is the President/CEO of said corporation.

          The execution as well as the making of this instrument has been duly authorized by a proper resolution of the Board of Directors of the said corporation; that the deponent well knows the corporate seal of said corporation; that the seal affixed to the said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Patricia S. Harstad as and for the voluntary act and deed of said corporation in the presence of the deponent who thereupon subscribed his name thereto as attesting witness.


                                         /s/ M. Marketta Silvera
                                         ------------------------------------
                                         NAME:



SWORN TO AND SUBSCRIBED
BEFORE ME ON THE DATE
AFORESAID

/s/ Patricia S. Harstad
---------------------------------
       NOTARY PUBLIC

  [NOTARIAL SEAL]

--------------------------------------------------------------------------------


                               AGREEMENT OF LEASE



                                    Between



                          NEWPORT OFFICE CENTER I CO.,

                                                as Landlord



                                      and



                             RECRUIT U.S.A., INC.,

                                                as Tenant



                                   Premises:

                  A portion of the 1st floor (including the
                     lobby area), the roof and the entire
                    2nd through 15th floors in the building
                     known as Newport Office Center I, at
                       Newport, Jersey City, New Jersey

                             Dated:  June 14, 1988

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                 Page
Article  1  -   Definitions...................................     1
Article  2  -   Demise; Premises; Delivery of Premises;
                  Term; Rent..................................    10
Article  3  -   Use and Occupancy.............................    13
Article  4  -   Condition of the Premises; Condition of
                  Building....................................    17
Article  5  -   Alterations; Installations; Tenant's
                  Property and Tenant's Work..................    23
Article  6  -   Floor Load....................................    30
Article  7  -   Repairs and Maintenance.......................    30
Article  8  -   Window Cleaning...............................    32
Article  9  -   Requirements of Law...........................    33
Article 10  -   Subordination.................................    37
Article 11  -   Rules and Regulations.........................    40
Article 12  -   Insurance.....................................    41
Article 13  -   Destruction of the Premises;
                  Property Loss or Damage.....................    45
Article 14  -   Eminent Domain................................    48
Article 15  -   Assignment and Subletting.....................    52
Article 16  -   Access to Premises............................    62
Article 17  -   Non-Liability of Landlord, Lessors and
                  Mortgagees; Tenant's Indemnification........    65
Article 18  -   Conditions of Limitation......................    67
Article 19  -   Re-Entry by Landlord; Remedies................    70
Article 20  -   Curing Defaults...............................    73
Article 21  -   No Representations by Landlord;
                  Landlord's Approval.........................    74
Article 22  -   End of Term; Holdover.........................    75
Article 23  -   Quiet Enjoyment...............................    77
Article 24  -   No Waiver.....................................    77
Article 25  -   Waiver of Trial by Jury;
                  No Counterclaims............................    78
Article 26  -   Inability to Perform..........................    79
Article 27  -   Bills and Notices.............................    79
Article 28  -   Additional Payments...........................    80
Article 29  -   Services; Tenant's Management of the
                  Building....................................    85
Article 30  -   Electricity...................................    88
Article 31  -   Status of Tenant; Tenant's Agreements
                  and Covenants...............................    90
Article 32  -   Captions......................................    92
Article 33  -   Construction of Lease.........................    92
Article 34  -   Parties Bound.................................    93
Article 35  -   Brokers.......................................    93
Article 36  -   Adjacent Excavation; Shoring;
                  Darkening of Windows........................    94
Article 37  -   Miscellaneous.................................    94
Article 38  -   Arbitration...................................    96
Article 39  -   Signage; Building Name........................    97
Article 40  -   Parking.......................................    99
Article 41  -   Renewal Options...............................   104
Article 42  -   Tenant's Purchase Option......................   112
Article 43  -   Tenant's Roof and Underground
                  Installations...............................   117
Article 44  -   Security Deposit (Letter of Credit)...........   119
Article 45  -   Landlord's Representations
                  and Warranties..............................   121

Exhibit 1 -  Floor Plans of Premises
Exhibit 2 -  Description of the Real Property
Exhibit 3 -  Newport Project Site Plan
Exhibit 4 -  Base Building Work
Exhibit 5 -  Remaining Base Building Work Schedule
Exhibit 6 -  Mortgages and Superior Leases
Exhibit 7 -  Rules and Regulations
Exhibit 8 -  Location of Interim and Permanent Parking Facilities
Exhibit 9 -  Schedule of Building Plans and Specifications

         AGREEMENT OF LEASE ("this Lease") made this 14th day of June, 1988, between NEWPORT OFFICE CENTER I CO., a New Jersey general partnership, having an office at 2 Sixth Street, Jersey City, New Jersey 07302 ("Landlord") and RECRUIT U.S.A., INC., a Delaware corporation, having an office at 65 East 55th Street, New York, New York 10022 ("Tenant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

         Section 1.01. For the purposes of this Lease, the following terms shall have the meanings ascribed to them below:

         (a) "Additional Rent" shall mean all sums other than Fixed Rent due and payable by Tenant to Landlord under this Lease, including, without limitation "Operating Expenses", "Real Estate Taxes", "Tenant's Project Maintenance Fee" and the "Parking Fee" (as such terms are hereinafter defined).

         (b) "Applicable Rental Rates" shall mean the following amounts for and during the initial Term:

              (i)    an amount equal to $      per rentable square foot per
              annum for the "Premises" [(as such term is hereinafter defined) except, however, for purposes of this subsection 1.01(b), the term "Premises" shall not include the portion of the first (1st) floor, the lobby and the roof included in the Premises as defined in subsection 1.01(bb) hereof] for and during the period commencing on the Rent Commencement Date and expiring on the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date;

              (ii)   an amount equal to $      per rentable square foot per
              annum for the Premises for and during the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and expiring on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date;

              (iii)  an amount equal to $      per rentable square foot per
              annum for the Premises for and during the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and expiring on the day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date; and

              (iv)   an amount equal to $     per rentable square foot per
              annum for the Premises for and during the period commencing on the fifteenth (15th) anniversary of the Rent Commencement Date and expiring on the Expiration Date.

              The Applicable Rental Rates for the Premises during any "Renewal Term" (as such term is hereinafter defined) are as provided in
              Article 41 hereof.

         (c) "Base Building Facilities" shall mean the installations and facilities described in Section 4.02 hereof.

         (d) "Base Building Work" shall mean the construction and installations described on Exhibit 4 annexed hereto and made a part hereof, which Base Building Work Landlord shall cause to be performed in accordance with the terms and provisions of this Lease, and all or a portion of which Base Building Work shall be performed by or on behalf of Mid Hudson Urban Renewal Co., the ground sub-lessor of the Building (as such term is hereinafter defined).

         (e) "Brokers" shall mean Cushman & Wakefield, Inc. and Joseph Hilton & Associates, Incorporated.

         (f) "Building" shall mean the building known as Newport Office Center I, located at Newport, in Jersey City, Hudson County, State of New Jersey.

         (g) "Business Days" shall mean all days except (i) Saturdays, Sundays and (ii) any days which shall be either (x) observed by both the federal and state governments as legal holidays, or (y) designated as a holiday by applicable Building service union employee service contract or by any applicable operating engineers contract.

         (h)  "Business Hours" shall mean the hours between 8:00 A.M. and 6:00
              P.M.

         (i) "City" shall mean the City of Jersey City, and all departments, subdivisions, bureaus, agencies or offices thereof.

         (j)  "Commencement Date" shall be as set forth and defined in Section
              2.03 hereof.

         (k)  "Completion Date" shall be as set forth and defined in Section
              4.02 hereof.

         (l)  "Expiration Date" shall be as set forth and defined in Section
              2.03 hereof.

         (m) "Fixed Rent" shall mean: (i) an annual rental rate of for the period commencing on the Rent Commencement Date and ending on the day

         (n) "Force Majeure" shall mean and include strikes, labor troubles, accidents or any events, circumstances, or causes whatsoever beyond Landlord's reasonable control, including, without limitation, delays caused by restrictions, regulations or controls, mechanical breakdowns, shortages of or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, inability to obtain governmental approvals or consents, enemy action, nuclear emergency, epidemics, landslides, lightning, earthquakes, civil commotion, fires, floods or any other casualties, events or circumstances.

         (o) "Guaranty" shall mean that certain unconditional guaranty of payment and performance executed by Recruit Co., Ltd. as "Guarantor" in favor of Landlord guarantying the unconditional performance by Tenant of all of Tenant's obligations hereunder, including, but not limited to, the payment of Fixed Rent and Additional Rent.

         (p) "holder" or "mortgagee" shall mean the holder of, or mortgagee under a Mortgage, or its successor-in-interest at the time.

         (q) "Insurance Bodies" shall mean the New Jersey Board of Underwriters and/or the New Jersey Fire Insurance Rating Organizatic and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building, the Premises and/or the Real Property.

         (r) "Interest Rate" shall mean a rate per annum ??????????????? annum above the then "Base Rate" on interest as established and publicly announced by Manufacturers Hanover Trust Company in New York, New York, or its successor, from time to time, as its "Base Rate" but in no event will the Interest Rate

         (s) "Landlord" shall mean only the tenant under the ground lease(s) of the Building and/or the Real Property so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in such ground lease(s), the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer(s), and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

         (t)  "Landlord's Delay" shall mean (i) any actual and material delay
              (A) in the "substantial completion" (as such term is hereinafter defined) in a timely fashion, of any item of Remaining Base Building Work, and/or (B) in the performance or completion of Tenant's Initial Work (provided Tenant has given Landlord notice of the existence of such delay within a reasonable time after Tenant became aware or should have become aware of such delay) actually resulting from Landlord's failure to have substantially completed in a timely fashion, any item of Remaining Base Building Work such that Tenant is materially delayed in the performance of Tenant's Initial Work, or (ii) any act or omission of any nature of Landlord, its agents or employees which shall actually and materially delay the performance or completion of Tenant's Initial Work; provided, however, that no such delay shall be deemed to be
                    --------  -------
              a Landlord's Delay to the extent that Tenant, or any "Third Party Tenant" (as such term is hereinafter defined), shall have caused or materially contributed thereto, and further provided that no such delay shall be deemed to be a Landlord's Delay unless Tenant has given Landlord notice of the existence of such delay within a reasonable time after Tenant became aware or should have become aware of such delay. Further, if a delay in substantially completing Tenant's Initial Work or if any substantial portion of such delay is the result of Force Majeure and such delay would not have occurred but for a Landlord's Delay, such delay shall be added as part of the Landlord's Delay described above. In determining that the delay in the performance or completion of Tenant's Initial Work actually resulted from a Landlord's Delay, Tenant must be able to demonstrate by reasonable evidence that Tenant would have been able to perform a certain item of Tenant's Initial Work or was then actually performing a certain item of Tenant's Initial Work and Tenant's Initial Work was materially delayed as a result of such Landlord's Delay. Nothing contained herein shall require Tenant to take any action which would be solely for the purpose of demonstrating its preparedness to perform for purposes of this subsection 1.01(t).

         (u) "Legal Authorities" shall mean all Federal, "State" (as such term is hereinafter defined) City, town, county, borough and village governments and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building, the Premises and/or the Real Property.

         (v) "lessor" shall mean the lessor or landlord of a "Superior Lease" (as such term is hereinafter defined) or its successor-in-interest at the time.

         (w) "Letter of Credit" shall mean the security instrument more particularly described in Article 44 hereof.

         (x) "Mortgage" shall mean each and every trust indenture and mortgage which now or hereafter affects all or any part of the Real Property, the Building and/or any Superior Lease and the leasehold estate and interest created thereby, whether such trust indenture or mortgage shall cover other land, buildings, improvements and/or other leases, and to all renewals, extensions, supplements, modifications, consolidations and replacements thereof and/or thereto, substitutions therefor and/or advances made thereunder.

         (y)  "Operating Expenses" shall be as set forth and defined in Section
              28.02 hereof.

         (z)  "Permitted Uses" shall mean any and all of the uses permitted by
              Article 3 hereof.

         (aa) "Preliminary Base Building Work" shall mean that portion or portions of the Base Building Work, which has been completed to such an extent that Tenant may enter the Premises in order to perform Tenant's Initial Work. Landlord shall perform or cause to be performed the Preliminary Base Building Work in accordance with the terms and provisions of this Lease.

         (bb) "Premises" shall mean and consist of a portion of the 1st floor consisting of approximately seven hundred and eighty (780) square feet and the lobby (which two areas shall be called the "First Floor Premises"), the roof and the entire 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 14th and 15th floors of the Building, except, however, for the Building's curtain wall facade. The 1st floor area of the Premises containing approximately seven hundred eighty (780) square feet is substantially as shown by hatching on the floor plan annexed hereto as Exhibit 1-A and made a part hereof. The lobby area of the Building is as indicated by the words "Front Lobby", "Low Rise Lobby", "High Rise Lobby" and "Rear Lobby", respectively, on the floor plan annexed hereto as Exhibit 1-A. For purposes of this Lease, the first floor of the Building is sometimes also referred to as the ground floor. The 2nd to and including the 15th floor areas of the Premises are substantially as shown on the plans and specifications described on Exhibit 9 annexed hereto. The parties hereby acknowledge that the Building does not include a floor numbered "13" and that floor "14" would otherwise be numbered "13" and floor "15" would otherwise be numbered "14".

         (cc) "Project" shall mean the project known as Newport, Jersey City, New Jersey, as more particularly shown on Exhibit 3 annexed hereto and made a part hereof.

         (dd) "Real Estate Taxes" shall be as set forth and defined in Section
              28.03 hereof.

         (ee) "Real Property" shall mean the Building, together with the plot and parcel of land upon which the Building is situated, as bounded, described and shown on Exhibit 2 annexed hereto and made a part hereof.

         (ff) "Remaining Base Building Work" shall mean that portion or portions of Base Building Work not comprised of Preliminary Base Building Work. Landlord shall perform or cause to be performed the Remaining Base Building Work in accordance with the terms and provisions of this Lease.

         (gg) "Rent" shall mean and be deemed to include Fixed Rent, Additional Rent and any and all increases thereto or thereof.

         (hh) "Rent Commencement Date" shall be as set forth and defined in
              Section 2.03 hereof.

         (ii) "Retail Premises" shall mean that portion of the Building described in subsection 7.0l(a)(v) hereof.

         (jj) "State" shall mean the State of New Jersey and all departments, subdivisions, bureaus, agencies or offices thereof.

         (kk) "Structural Elements" shall be those portions of the Building described in Article 5 hereof.

         (ll) "Superior Lease" shall mean each and every ground, overriding or underlying lease covering the Real Property and/or the Building heretofore or hereafter existing.

         (mm) "Tenant" shall mean Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant's estate and interest granted by this Lease, but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

         (nn) "Tenant's Delay" shall mean any (i) inability or failure on the part of Landlord to give possession of the Premises to Tenant as provided in this Lease as a result of any action, inaction or failure on the part of Tenant, any Third Party Tenant or their agents, employees or contractors, or (ii) actual and material delay in the performance or completion of any Remaining Base Building Work as a result of any act or omission of any nature of Tenant, its agents or employees, which shall actually and materially delay the performance or completion of any Remaining Base Building Work, including, without limitation, delays which prevent actual performance of the Remaining Base Building Work, delays due to postponement of any Remaining Base Building Work at the request of Tenant or due to the prior or simultaneous performance of Tenant's Initial Work with the performance of such Remaining Base Building Work, or delays in the performance of the Remaining Base Building Work resulting from any interference by Tenant, any Third Party Tenant, or their agents, employees or contractors, which shall actually and materially delay the performance of the Remaining Base Building Work; provided,
                                                               --------
              however, that no such delay shall be deemed to be a Tenant Delay
              -------
              to the extent that Landlord shall have caused or materially contributed thereto, and further provided that no such delay shall be deemed to be a Tenant's Delay unless Landlord has given Tenant notice of the existence of such delay within a reasonable time after Landlord became aware or should have become aware of such delay. Further, if a delay in Landlord's delivery of possession of the Premises to Tenant, or in substantially completing any Remaining Base Building Work or if any substantial portion of such delay is the result of Force Majeure and such delay would not have occurred but for a Tenant's Delay, such delay shall be added as part of the Tenant's Delay described above. In determining that the delay in Landlord's delivery of possession of the Premises to Tenant or in the performance or completion of any Remaining Base Building Work actually resulted from a

              Tenant's Delay, Landlord must be able to demonstrate by reasonable evidence that Landlord would have been able to so deliver to Tenant possession of the Premises or to perform a certain item of Remaining Base Building Work or was then actually performing a certain item of Remaining Base Building Work and the Remaining Base Building Work was materially delayed as a result of such Tenant's Delay. Nothing contained herein shall require Landlord to take any action which would be solely for the purpose of demonstrating its preparedness to deliver to Tenant possession of the Premises or to perform any item of Remaining Base Building Work.

         (oo) "Tenant's Expense Payment" shall mean the payment described in
              Section 28.01 hereof.

         (pp) "Tenant's Initial Work" shall mean all work at and within the Premises to be performed by or on behalf of Tenant in connection with Tenant's initial occupancy and leasing of the Premises.

         (qq) "Tenant's Project Maintenance Fee" shall be as set forth and defined in Article 28 hereof.

         (rr) "Tenant's Proportionate Share" shall mean ninety-five and five hundred thirty-two one-thousandths (95.532%) percent.

         (ss) "Term" or "Term of this Lease" shall mean the initial Term of this Lease described in Section 2.02 hereof and any period subsequent to the initial Term of this Lease granted to and properly extended by Tenant pursuant to a validly exercised option or renewal right, if any.

         (tt) "Third Party Tenant" shall mean any other third party tenant, subtenant, under-subtenant or other occupant who or which shall use and/or occupy a portion or portions of the Premises pursuant to any leasing or occupancy agreement with Tenant.

         Section 1.02. The following terms, wherever used in this Lease (unless expressly set forth to the contrary), shall have the respective meanings specified in the Sections of this Lease set forth opposite such terms:

Term                                                       Section
----                                                       -------
Additional Rent                                             1.01(a)
Alterations                                                 5.01
Alteration Acts                                             5.06(a)
Alteration Documents                                        5.06(a)
Applicable Rental Rate                                      1.01(b)
acquisition                                                14.05
Base Building Facilities                                    l.01(c)
Base Building Work                                          1.01(d)
Brokers                                                     1.01(e)
Building                                                    1.01(f)

Business Days                                               1.01(g)
Business Hours                                              1.01(h)
Condemnation                                                1.01(i)
Commencement date                                          14.05
Completion Date                                             1.01(j)
Date of Taking                                              1.01(k)
Deficiency                                                 14.01
DEP                                                        19.03(a)
ECRA                                                        9.04(b)
Effective Date                                              9.04(a)
Environmental Laws                                         28.04(f)
Expense Payment Date                                        9.04(a)
Expense Statement                                          28.01(c)
Expiration Date                                            28.01(c)
Fixed Rent                                                  1.01(1)
Force Majeure                                               1.01(m)
Guaranty                                                    1.01(0)
Guarantor                                                   1.01(0)
holder                                                      1.01(n)
Index                                                       1.01(p)
Intended Uses                                              28.04(f)
Insurance Bodies                                            3.01(a)
Interest Rate                                               1.01(q)
Landlord's Contribution                                     1.01(r)
Landlord                                                    4.04(a)
                                                         Preamble and
                                                            1.01(s)
Landlord's Project Maintenance Fee                         28.04(b)
Landlord's Delay                                            1.01(t)
Leasehold Mortgage                                         15.12
Leasehold Mortgagee                                        15.12
Legal Authorities                                           1.01(u)
lessor                                                      1.01(v)
Letter of Credit                                            1.01(w)
Mortgage                                                    1.01(x)
Non-disturbance Agreement                                  10.01(d)
office(s)                                                  33.01(a)
Operating Expenses                                          1.01(y)
Parties                                                    17.02(a)
Partnership Tenant                                         15.06(c)
Per Square Foot
  Maintenance Fee                                          28.04(d)
Permitted Uses                                              1.01(z)
person                                                     33.01(c)
Preceding Date                                             28.04(f)
Preliminary Base Building Work                              1.0l(aa)
Premises                                                    1.01(bb)
Project                                                     1.01(cc)
Project Maintenance Fee                                    28.04(b)
Real Estate Taxes                                           l.01(dd)
Real Property                                               l.01(ee)
reenter/reentry                                            33.01(b)
Remaining Base Building Work                                1.0l(ff)
Rent                                                        1.01(gg)
Rent Commencement Date                                      1.0l(hh)
Retail Premises                                             7.01(ii)
Rules and Regulations                                      11.01
Special Installation Work                                   5.03(c)
State                                                       l.01(jj)
Structural Elements                                         1.01(kk
Successor landlord                                         10.04(a)
Superior Lease                                              1.01(ll)

Taking                                                     14.01
Tenant                                                      l.01(mm)
Tenant's Delay                                              l.01(nn)
Tenant's Estimated Expense Payment                         28.01(b)
Tenant's Expense Payment                                    l.01(oo)
Tenant's Initial Work                                       1.01(pp)
Tenant's Project Maintenance Fee                            1.01(qq)
Tenant's Property                                           5.03(a)
Tenant's Proportionate Share                                1.01(rr)
Tenant's Roof Installations                                43.01
Tenant's Work                                               5.03(a)
Term                                                        1.01(ss)
Third Party Tenant                                          l.01(tt)

                                   ARTICLE 2

              DEMISE; PREMISES; DELIVERY OF PREMISES; TERM; RENT
              --------------------------------------------------

          Section 2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises in the Building, for the Term hereinafter stated, for the rents herein reserved at the Applicable Rental Rates and upon subject to the terms of this Lease.

          Section 2.02. The Premises are leased for a Term which shall commence on the Commencement Date and shall expire on the Expiration Date unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law.

          Section 2.03.

          (a)  (i)    The Commencement Date shall be the date upon which this
Lease shall be duly executed and delivered to Landlord and Tenant. Landlord shall deliver to Tenant, together with a fully executed original of this Lease, a certification from Landlord's engineer or architect stating that (A) the Preliminary Base Building Work shall have been completed to such an extent that Tenant shall be able to enter the Premises for the performance of Tenant's Initial Work and (B) access to all facilities and services comprising the Preliminary Base Building Work have been made available to Tenant, subject, however, to Landlord's rights to utilize such facilities and services, together with Tenant's use of the same, in order for Landlord to perform the Remaining Base Building Work as hereinafter provided.

               (ii) Tenant will provide Landlord, on the Commencement Date, with an acknowledgment in writing that Tenant has inspected, or caused the Premises to be inspected, prior to the Commencement Date and that the Preliminary Base Building Work has been completed to such an extent that Tenant is able to enter the Premises for the performance of Tenant's Initial Work, but subject, however, to Landlord's obligation to complete the work set forth on
Exhibit 5 annexed hereto and made a part hereof.

          (b)

          (c) Promptly following the occurrence of the Commencement Date, Landlord and Tenant shall execute and acknowledge an agreement, in form and substance reasonably satisfactory to both Landlord and Tenant, setting forth, among other things, the Commencement Date and Expiration Date; provided however, that Tenant's failure to so execute and
                     -------- -------
acknowledge such instrument shall not affect the validity of either of the Commencement Date or the Expiration Date, as so determined.

          (d) From and after the Commencement Date, Tenant or any of its employees, agents or contractors may enter the Premises for the purpose of inspecting or verifying the performance of any Preliminary Base Building Work, performing Tenant's Initial Work, making preparations for the performance of Tenant's Initial Work, inspecting or measuring the Premises, or performing any decorating, furnishing or moving into the Premises.

          (e) The Rent Commencement Date shall mean that date which is the of the Commencement Date, which date may, however, be subject to postponement subject to the terms and provisions of subsection 4.02(g) hereof.

           Section 2.04.

          (a) Tenant expressly waives any right to rescind this Lease or extend the Term hereof pursuant to any applicable statute or ordinance of any Legal Authority which would otherwise grant to Tenant any such right of rescission or extension, and further waives the right to recover any damages which may result from the inability of Landlord to deliver the Premises to Tenant on the Commencement Date.

          (b) (i)    Landlord shall not be subject to any liability for failure to give possession on the date on which the Preliminary Base Building Work shall have been completed and the validity of this Lease shall not be impaired under such circumstances.

              (ii) Notwithstanding the foregoing provisions of this subsection 2.04(b) or any other provisions of this Lease, Landlord hereby agrees that the Term of this Lease shall be extended for that period of time which shall be equal to the number of days in the period from the date when completion of the preliminary Base Building Work occurred to the date on which Landlord shall actually give possession of the Premises to Tenant, unless Tenant, any Third Party Tenant or their agents, employees or contractors have caused a Tenant's Delay to exist which has resulted in the failure of Landlord to deliver possession of the Premises, as aforesaid.

          Section 2.05.

          (a) (i)    Tenant shall pay to Landlord promptly without notice or
demand, in lawful money of the United States of America, by check subject to collection and drawn on a New York City or New Jersey bank or trust company which is a member of the New York Clearinghouse Association, at the office of Landlord or at such other place as Landlord may, at any time and from time to time, by notice to Tenant designate, (A) Fixed Rent, in equal monthly installments, in advance on the first day of each calendar month during the Term from and after the Rent Commencement Date, and (B) Additional Rent, at the times and in the manner set forth in this Lease.

               (ii) If Tenant shall fail to pay any installments of Fixed Rent or any payment of Additional Rent within ten (10) days after such installment or payment shall have become due, Tenant shall pay interest thereon to Landlord at the Interest Rate, from the date when such installment or payment should have been paid or tendered, as the case may be, to and including the date of payment thereof, and such interest shall constitute Additional Rent.

              (iii)

          (b) There shall be no abatement of, deduction from a or counterclaim or set-off against, Fixed Rent or Additional Rent, except as otherwise specifically provided by this Lease.

          (c) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or eat law provided.

          (d) Any apportionments or prorations of Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year.

          (e) (i)    If any of the Rent payable under the terms, covenants and
provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by any Legal Authority, Landlord and Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which, at any time and from time to time, during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved theretofore under this Lease).

              (ii) Upon the termination of such legal rent restriction, (A) the Fixed Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (B) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (1) the Fixed Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (2) the rents paid by Tenant during the period
                             ----
such legal rent restriction was in effect.

          (f) Additional Rent shall be deemed to be Rent and Tenant's failure to pay Additional Rent shall be considered a failure to pay Fixed Rent hereunder and Landlord shall be entitled to all rights and remedies provided herein or by law in connection therewith.

          Section 2.06.

          (a) If the Rent Commencement Date or Expiration Date shall occur on a date other than the first day of a calendar month, Rent for the month in which the Rent Commencement Date or Expiration Date occurs shall be pro-rated on a per diem basis and Tenant shall pay to Landlord, on the Rent Commencement Date or the first day of the month in which the Expiration Date occurs, an amount equal to the same proportion of the monthly installment of Rent payable for such month, as the number of days from and including the Rent Commencement Date bears to the total number of days in said calendar month or from and including the first day of the month in which the Expiration Date occurs until the Expiration Date, bears to the total number of days in such calendar month.

          (b) Such payment shall constitute payment of Rent for the period from the Commencement Date to and including the last day of such calendar month or from the first day of the month in which the Expiration Date occurs to and including the Expiration Date.

          Section 2.07. The parties hereto mutually acknowledge and agree that any dispute between Landlord and Tenant as to (a) whether any work required to be performed pursuant to this Article 2 or Article 4 hereof shall have been substantially completed, (b) the existence of and whether, or to what extent Tenant is responsible for any Tenant Delay, or (c) the existence of and whether, or to what extent Landlord is responsible for a Landlord's Delay and any effect on the Rent Commencement Date as a result thereof, shall be resolved by arbitration pursuant to Article 38 hereof.


                                   ARTICLE 3

                               USE AND OCCUPANCY
                               -----------------

          Section 3.01.

          (a) (i)    Tenant may use and occupy the Premises for the Permitted
Uses and for no other purpose. The Permitted Uses shall consist of and include only (A) the "Intended Uses" (as such term is hereinafter defined), and (B) all other uses permitted by this Article 3 and the Certificate of Occupancy for the Building in effect from time to time.

              (ii) The Intended Uses for the Premises shall consist of (A) as to the First Floor Premises, an electrical equipment room and a lobby area, which electrical equipment room shall be utilized by Tenant for the installation of electrical equipment required in connection with Tenant's use and occupancy of the balance of the Premises utilized for office use, and (B) as to the remainder of the Premises, excluding the roof, of corporate executive and general office uses, data processing and such uses ancillary or related thereto which shall be consistent with uses permitted by landlords in other first-class office buildings located in the New York metropolitan area or the so-called "Gold Coast" area of the City.

          (b) Tenant shall not use or occupy or suffer or permit the use or occupancy of, any part of the Premises in any manner which will (i) prevent the reasonable rendition to any tenant in the "Retail Premises" (as such term is hereinafter defined) of any service customarily provided to retail tenants in first-class office buildings located in the New York metropolitan area or the so-called "Gold Coast" area of the City, (ii) prevent the reasonable use or enjoyment of the Retail Premises, (iii) materially adversely affect the appearance, character or reputation of the Building as a first-class office building with retail stores, (iv) materially adversely affect the proper and economic maintenance, operation and repair of, and/or which would, or be likely to, cause injury to the Building and/or its equipment facilities or systems, or
(v) materially adversely affect Landlord's ability to obtain from reputable insurance companies authorized to do business in the State, all risk property insurance or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any Mortgage covering the Building.

          (c) The foregoing statement as to the nature of the business which may be conducted by Tenant in the Premises shall not constitute a representation or guaranty by Landlord that such business may be conducted in the Premises or is lawful or permissible under any Certificate of Occupancy issued for the Premises, or the Building, or is otherwise permitted by law.

          Section 3.02. Tenant shall not use or permit the use of the Premises, or any part thereof, (a) for the business of photographic, multilith or multigraph reproductions or offset printing, except, however in connection with or for Tenant's own requirements, (b) for manufacturing of any kind, (c) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except, however, in connection with or for Tenant's own requirements, and as expressly provided in Section 3.04 hereof, (d) as a news or cigar stand, (e) as an employment or travel agency, except, however in connection with or for Tenant's own requirements, (f) as or for any counselling services, schools, and/or training programs, accept, however, in connection with or for Tenant's own requirements, (g) as a labor union office, (h) as a physician's, dentist's, medical or psychiatric office, medical dental laboratory, health or health related facilities, except, however, in connection with or for Tenant's own requirements, (i) as a dance or music studio, or health club or sports or exercise facility (except, however, in connection with or for Tenant's own requirements, and which health club, sports or exercise facilities shall in no event offer membership or use privileges to the general public) (j) as a barber shop or beauty salon, except, however, for or in Connection with Tenant's own requirements, (k) for the direct sale, at retail or otherwise, of any goods or products of any sort or kind which would be inconsistent with the Intended Uses and/or would result in the presence at the Premises of the general public on any basis other than pursuant to prior appointment with Tenant or any Third Party Tenants, (1) by any governmental body, agency, authority or instrumentality, or by any foreign or domestic governmental or quasi-governmental entity entitled, directly or indirectly, to diplomatic or sovereign immunity or not subject to the service of process in, and the jurisdiction of the courts of the State, (m) for the sale of traveler's checks and/or foreign exchange, (n) for the conduct of an auction, (o) for gambling activities, or (p) for the conduct of obscene, pornographic, similar or any other similarly disreputable activities in the sole judgment of Landlord. Further Tenant agrees that the Premises shall not be used for purposes similar to a telephone company switching station or facility or a building whose purpose is primarily to house or locate therein such equipment.

          Section 3.03.

          (a) (i)    Tenant shall not use or occupy or permit the use or
occupancy of, the Premises in violation of the Certificate of Occupancy issued for the Premises and/or for the Building. In the event that any department of the City, the State or any other Legal Authority shall contend and/or declare by notice, violation, order or in any other manner whatsoever, at any time or from time to time during the Term, from and after the date hereof, that the Premises are being used for a purpose which is a violation of any such Certificate of Occupancy, Tenant shall, upon thirty (30) days' written notice from Landlord or from the relevant Legal Authority, but not less than the period set forth in such notice from the Legal Authority, if any, immediately discontinue or cause the discontinuance of such use of the Premises.

              (ii) Subject to the terms and provisions of Subsection 3.03(b) below, failure by Tenant to discontinue or cause the discontinuance of such use after such notice shall be a default by Tenant hereunder and Landlord shall have the right to exercise any and all rights, privileges and remedies given to Landlord by and pursuant to the provisions of this Lease.

          (b) Notwithstanding the foregoing, Tenant may, at its sole cost and expense (and, if necessary, in the name of, but without cost, liability or expense to, Landlord), contest appropriate proceedings prosecuted diligently and in good faith, the contention or declaration by any Legal Authority that the Premises are used for a purpose which is in violation of the Certificate of Occupancy for the Premises or the Building, and Landlord shall cooperate with Tenant in such proceedings at Tenant's expense; provided, however, that: (i)
                                                --------  -------
Landlord shall not be subject to any civil penalty, criminal penalty or prosecution for a crime, nor shall the Premises, or part thereof, be subject to being condemned or vacated, by reason of such violation or otherwise by reason of such contest; (ii) Tenant shall defend, indemnify and hold harmless Landlord from and against any and all liability, loss and damage that Landlord shall suffer by reason of such violation or contest, including, without limitation, reasonable attorneys' fees and disbursements, court costs and other expenses incurred by Landlord; (iii) such violation or contest shall not constitute or result in any violation of any Superior Lease or Mortgage existing as of the date of this Lease or of any Superior Lease or Mortgage executed after the date hereof, provided that the terms of any future Superior Lease or Mortgage with respect to the foregoing provisions of this subsection

3.03(b) shall not impose any additional obligations upon Tenant other than those obligations which are set forth in any such existing Superior Lease and Mortgage with respect to such provisions; and (iv) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

          Section 3.04.

          (a) Tenant may elect to use a part or parts of the Premises (i) for the operation of a kitchen and a dining room and/or cafeteria for Tenant or any Third Party Tenant or the officers, employees, guests and invitees of Tenant or any Third Party Tenant and/or as may otherwise be required by Tenant in connection with its use of the Premises (but in no event for the sale or consumption of food and/or beverages to or by the general public), and (ii) for the installation and operation of food and beverage vending machines.

          (b) Each use of the Premises set forth in SUBSECTION (3) above upon the condition that (i) Tenant will provide (except to the extent already installed by Landlord as part of the Base Building Work), operate and maintain, at its sole cost and expense, proper ventilating equipment for the discharge of any noxious or objectionable fumes, vapors and odors from such parts of the Premises (except to the extent that they may, with the consent of Landlord, which consent shall not be unreasonably withheld or delayed, be discharged or eliminated by means of flues or other similar devices which may be installed by Landlord or Tenant in the Building, at Tenant's sole cost and expense in locations reasonably acceptable to Landlord) in such a manner that will not enter the air conditioning or ventilating systems of the Building or otherwise unreasonably annoy any other tenant or occupant of the Building, (ii) such parts of the Premises as shall be so used by Tenant shall, at Tenant's sole cost and expense, be at all times maintained by Tenant in a clean and sanitary condition and free of refuse (including use of extermination services whenever required),
(iii) Tenant shall, at its sole cost and expense, keep all ventilating hoods over ranges and cooking equipment, and all duct work to the main vertical risers, if any, free of grease and lint accumulations in a manner and under conditions reasonably satisfactory to Landlord, and will keep the exhaust system operated in connection with the kitchen (whether such system is physically located within the Premises or elsewhere in the Building) and all plumbing and sanitary systems and installations serving such parts of the Premises to the points they connect with the main vertical risers and stacks of the Building in a good state of repair and operating condition, and shall install and maintain cleanable grease traps which shall be cleaned by Tenant, at Tenant's sole cost and expense, at such intervals as shall constitute the manufacturer's optimum cycle for such cleaning, and (iv) Tenant shall comply with all laws and requirements of Legal Authorities, including any health statutes or codes, and obtain and maintain throughout the Term any and all licenses and permits regarding such use.

          (c) Tenant shall, at all reasonable times after notice to Landlord, have the right to enter the Building's spaces and systems and installations not contained in the Premises, to the extent reasonably necessary to perform all obligations pursuant to this Section 3.04.

          Section 3.05.

          (a) Notwithstanding the foregoing provisions of this Article 3, Landlord hereby agrees that, provided Tenant cooperates with Landlord and Tenant shall then have substantially completed or caused the substantial completion of all of Tenant's Initial Work (i) substantially in accordance with plans and specifications approved by Landlord, (ii) in compliance with all laws and requirements of Legal Authorities and (iii) to such extent and in such manner as shall be required by the Legal Authority, in question, to obtain a Certificate of Occupancy for the Building, Landlord shall use its best efforts, provided, that any costs actually incurred by Landlord in connection therewith shall be shared equally by Landlord and Tenant (other than any costs incurred in connection with the Base Building Work, which costs shall be borne solely by Landlord), to obtain a Certificate of Occupancy for the Building which shall enable Tenant to use and occupy the Premises for the Intended Uses set forth above, for such other reasonably related uses as are reasonably requested by Tenant and which are reasonably requested from applicable Legal Authority.

          (b) Further, Landlord agrees that Landlord will, from time to time during the Term, at Tenant's sole cost and expense and without any fee, cost, expense or liability to Landlord, apply for a modification of the then existing Certificate of Occupancy for the Building to permit such additional uses of the Premises as may be reasonably desired by Tenant; provided, however, that such additional uses will not materially adversely affect the reputation of the Building as a first-class office building with retail stores, nor violate the provisions of this Article 3 or any "Environmental Laws" as such term is hereinafter deferred in Section 9.04 hereof or any other environmental related covenants set forth in this Lease.

                                   ARTICLE 4

               CONDITION OF THE PREMISES; CONDITION OF BUILDING
               ------------------------------------------------

          Section 4.01.

          (a) Upon Landlord's completion of the Preliminary Base Building Work and Tenant's entering into possession of or all of any part of the Premises for any purpose including the performance of Tenant's Initial Work, Tenant shall be deemed to have accepted the Preliminary Base Building Work and all or such portion of the Premises in its "as is" condition, except, however, for latent defects (which shall be the obligation of Landlord to repair, as hereinafter provided), and for the completion of the Remaining Base Building Work which Landlord shall cause to be performed as hereinafter provided.

          (b) Tenant further agrees that Landlord shall have no obligation to perform or cause to be performed any work, supply any materials, incur any expenses or make any installations, in order to prepare the Premises for Tenant's occupancy, except for the Remaining Base Building Work and as to Landlord's obligation under Section 4.04 hereof to pay the "Landlord's Contribution" (as such term is hereinafter defined) to Tenant.

          Section 4.02.

          (a) Landlord agrees that upon the Commencement Date, Landlord will proceed with due diligence and at Landlord's own cost and expense, to cause the completion of the construction of a11 Remaining Base Building Work subject, however, to Force Majeure and Tenant's Delays.

          (b) (i) Landlord hereby agrees to "substantially complete" (as such term is hereinafter defined) the Remaining Base Building Work in accordance with the Remaining Base Building Work Schedule annexed hereto as Exhibit 5 and made a part hereof, on or before the completion dates set forth thereon. Landlord acknowledges that the dates for completion set forth on Exhibit 5 shall be subject to extension only for Tenant's Delays.

              (ii) As used in this subsection 4.02(b) hereof, an item of Remaining Base Building Work shall be deemed to have been substantially completed when the same has been completed, except for completion of construction, facilities, mechanical adjustment, the non-completion or inaccessibility of which shall not materially interfere with the performance of Tenant's Initial Work and/or Tenant's use and occupancy of the Premises and/or the Building for Permitted Uses.

              (iii)  Notwithstanding anything to the contrary set forth in this
Article 4 or elsewhere in this Lease, the date of substantial completion of any item of Remaining Base Building Work shall be deemed to occur:

                     (A) one (1) day earlier than the actual date, for each day of Tenant's Delay; and

                     (B) one (1) day later than the actual date, for each day of Landlord's Delay.

          (c) (i)    Landlord and Tenant mutually acknowledge and agree that
Landlord's completion of certain portions of the Remaining Base Building Work may be performed concurrently with the performance by Tenant of Tenant's Initial Work.

              (ii) Accordingly, Tenant, Landlord and their respective agents, employees and contractors, shall cooperate and avoid any interference (at Landlord's reasonable direction) with the other respective contractors, laborers, material suppliers and other parties performing such completion of the Remaining Base Building Work and Tenant's Initial Work, respectively, in order to ensure the timely and efficient completion of such Base Building Work and Tenant's Initial Work, and the avoidance of any unnecessary Tenant's Delays and Landlord's Delays.

              (iii) (A) Landlord and Tenant and their respective agents, employees and contractors shall co-operate and avoid interference (at Landlord's reasonable direction) with each other during the performance and completion of the Remaining Base Building Work and Tenant's Initial Work in the use of the Building's elevators.

                     (B) At such time as all Building elevators shall become operational, as provided in the elevator delivery schedule set forth on Exhibit 5 annexed hereto and made a part hereof, Landlord hereby agrees that Tenant shall have the exclusive use of two (2) high rise and two (2) low rise elevators and the non-exclusive use, with Landlord and Landlord's contractors, of the freight elevator, subject, however, to the provisions of subsection (A) above, during the performance of Tenant's Initial Work at the Premises.

          (c) All of such elevators made exclusively available to Tenant hereunder may be operated by Tenant's employees or agents, at Tenant's discretion, provided, however, that all union rules are complied with. Any union disputes arising out of the use of such elevators will be settled or ________ by Landlord at no expense or cost to Landlord, and Tenant shall comply forthwith with the terms and provisions of any such settlement or resolution so arranged by Landlord. During the performance of Tenant's Initial Work, Tenant shall have control over the use of the freight elevator and shall comply with all union obligations as provided in the preceding sentence, and shall make available to Landlord, at Landlord's request the use of such freight elevator in order to permit Landlord to expeditiously complete the Remaining Base Building Work.

          (d) (i)    Landlord shall provide Tenant with written notice of
Landlord's substantial completion of the Remaining Base Building Work as soon as possible after the same shall have been substantially completed (the "Completion Date").

              (ii) Landlord, shall, as promptly as practicable after the occurrence of the Completion Date, cause all Remaining Base Building Work to be fully completed, and shall provide Tenant with a certificate of Landlord's engineer or architect stating that all such Remaining Base Building Work has been so completed.

          (e) On the Completion Date, Landlord shall be deemed to have performed all of its obligations hereunder with regard to installation of all Base Building Work in the Building subject, however to Landlord's obligation, as provided in subsection 4.02(d)(ii) above, to complete all Remaining Base Building Work, and except, however, for latent defects (which shall be the obligation of Landlord to repair, as hereinafter provided), and such items, the non-completion of which shall not materially interfere with the normal use and occupancy of the Premises and the Building for the Permitted Uses, unless within ninety (90) days after the Completion Date or within the applicable warranty or guaranty period for a particular item of Base Building Work, as the case may be, whichever is longer, Tenant shall give written notice to Landlord specifying the respects in which Landlord has not performed any of its obligations hereunder with regard to the Base Building Work or the respects to which such item of Base Building Work shall be defective; provided, however, that with respect to any system in the Building which is only operated seasonally, Tenant may give such written notice within sixty (60) days after the first time in which such system is used in the appropriate season in the normal course of the operation of the Building.

          (f) (i)    On the Completion Date, the Building shall be as to
appearance, type of construction and standards of workmanship and materials, in conformity with first-class office buildings located in the New York metropolitan area or the so-called "Gold Coast" area of the City, and the Building, as constructed, shall conform to the plans and specifications listed on Exhibit 9 annexed hereto and made a part hereof; but otherwise as to construction, workmanship, materials and equipment, such as in Landlord's sole judgment shall be desirable except, however, that unless otherwise expressly consented to by Tenant (which consent shall not be unreasonably withheld or delayed), (A) the areas, floor elevations and other characteristics of the Premises, as indicated on the floor plans attached hereto shall be substantially as shown on said floor plans, as shall also the number locations and other characteristics as indicated thereon of toilets, elevators and stairs insofar as they serve Tenant or the Premises, and (B) the sanitary, water, electrical, and other systems of the Building included as part of the Base Building Work shall be in good and workmanlike condition.

              (ii) As part of Base Building Work, Landlord shall deliver to Tenant, on the Completion Date, the following Building standard or base installations and facilities which Landlord hereby states will be in good working order and condition on the Completion Date (collectively, the "Base Building Facilities"):

                     1.  two Mammoth air conditioning units per floor;

                     2.  chillers and related equipment;

                     3.  electrical wiring in Building core;

                     4.  plumbing fixtures and equipment in the core bathrooms;
                         and

                     5. nine (9) elevators (eight (8) passenger and one (1) freight).

          In addition, Landlord shall deliver to Tenant on the Completion Date, any warranties and guarantees which Landlord shall have received from various manufacturers, contractors and suppliers regarding the Base Building Facilities.

          (g) (i)    Notwithstanding anything to the contrary set forth in this
Article 4 or elsewhere in this Lease, Landlord hereby agrees that if a Landlord's Delay which results from the performance of any Remaining Base Building Work shall cause a material delay in the performance of any Tenant's Initial Work, such Landlord's Delay shall be deemed to postpone the occurrence of the Rent Commencement Date for each day of such Landlord's Delay.

              (ii) Additionally, Landlord hereby agrees that if Landlord shall have been unable or shall have failed to substantially complete (A) the work described on Exhibit 5 annexed hereto on the dates set forth therein, or (B) the Remaining Base Building Work, other than that which is set forth on Exhibit 5, on or before the Rent Commencement Date and such inability or failure on the part of Landlord to have substantially completed such Remaining Base Building Work shall not have been caused by Tenant's Delays, then such liability or failure shall be deemed to postpone the occurrence of the Rent Commencement Date for each day after the Rent Commencement Date that Landlord has failed or been unable to substantially complete the Remaining Base Building Work as aforesaid.

          Section 4.03.

          (a) (i)    Tenant hereby agrees to promptly advise Landlord in writing of any latent defects discovered by Tenant in any Base Building Work performed by or on behalf of Landlord.

              (ii) Tenant shall advise Landlord in writing of any such latent defect(s) within thirty (30) days after the same have been, or should have been, with the exercise of due diligence, discovered by Tenant. Tenant shall have no obligation to inspect premises occupied by Third Party Tenants to discover such latent defects.

          (b) Landlord shall, with due diligence and dispatch and as promptly as is reasonably practicable, repair or cause the repair of such latent defect(s) so discovered by Tenant except, however, that such repair shall be performed only during Business Hours of Business Days and with contractors selected by Landlord, and in no event shall Landlord be liable or obligated to incur any overtime charges or expenses regarding the performance of the repair work; provided, however, that if such defect unreasonably interferes with Tenant's use
--------  -------
and occupancy of the Premises for the Intended Uses, Landlord hereby agrees to perform or cause the performance of such repair at times other than during Business Hours of Business Days utilizing, if necessary, overtime services of Landlord's contractors.

          (c) In no event shall Landlord be liable or responsible for the repair of any latent defect in any portion of Preliminary Base Building Work or Remaining Base Building Work, which shall be discovered by Tenant or any Third Party Tenant at any time after the occurrence of the fifth (5th) anniversary of the Commencement Date.

          Section 4.04.

          (a) Landlord shall contribute toward the actual cost of the Tenant's Initial Work approved by Landlord (provided that such approval is required
pursuant to Section 5.01 hereof) the amount of $              , which has been
calculated by multiplying the amount of $      per rentable square foot times
the amount of rentable square feet contained in the Premises (the "Landlord's Contribution").

          (b) If the actual cost of Tenant's Initial Work shall be in excess of the amount of Landlord's Contribution, then the entire amount of such excess cost shall be paid solely by Tenant and Landlord shall be under no obligation to pay any such excess.

          (c) Landlord shall pay Landlord's Contribution to Tenant only if:

              (i) this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance, of any of the terms and provisions of this Lease which are of a monetary nature, and in connection with which default Landlord shall have commenced legal action against Tenant;

              (ii) Tenant shall have actually spent or incurred a cost equal to the full amount of the Landlord's Contribution for the performance of Tenant's Initial Work hereunder; and

              (iii)  Tenant shall have submitted to Landlord:

                (A) paid invoices covering all such Tenant's Initial Work so performed and cancelled checks and/or receipted bills evidencing the expenditure of monies equal to the full amount of the Landlord's Contribution for such Initial Tenant's Work; and

                (B)  a written certificate from Tenant's architect stating that:
                     (1) Tenant's Initial Work described on such invoices has been substantially completed substantially in accordance with the plans and specifications approved by Landlord (to the extent such approval is required by the provisions of
                     Article 5 hereof); (2) such portion of Tenant's Initial Work has been paid for in full by Tenant; and (3) all contractors, subcontractors and materialmen have delivered to Tenant waivers of lien with respect to such Tenant's Initial Work so performed, copies of which shall have been delivered to Landlord, or, that all contractors, subcontractors and materialmen have delivered to Tenant, prior to the commencement of such Tenant's Initial Work, agreements whereby the contractors, subcontractors or materialmen agree that they shall not file a notice of intention with respect thereto.

          (d) In the event that Tenant shall have complied with all of the aforesaid conditions precedent to Landlord's disbursement to Tenant of all of Landlord's Contribution, and Landlord shall thereafter fail to disburse Landlord's Contribution to Tenant:

              (i) within thirty (30) days after the date on which Landlord should have disbursed such Landlord's Contribution to Tenant, as aforesaid, the amount of such Landlord's Contribution shall accrue interest thereon at the Interest Rate, from the date the same should have been paid until the same has been paid (which interest shall be paid together with Landlord's Contribution); and

               (ii) within ninety (90) days after the date on which Landlord should have disbursed such Landlord's Contribution to Tenant, as aforesaid, Tenant shall have the right to offset against payments to Landlord of Fixed Rent then due and owing or to be due and owing, the amount of such Landlord's Contribution (together with any interest as provided in subsection 4.04(a)(i) above) which should have been so disbursed to Tenant.

                                   ARTICLE 5

                     ALTERATIONS; INSTALLATIONS; TENANT'S
                     ------------------------------------
                          PROPERTY AND TENANT'S WORK
                          --------------------------

          Section 5.01.

          (a) Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or to the premises in connection with Tenant's Initial Work or otherwise (collectively the "Alterations") which (i) affect the Structural Elements" of the Building (as hereinafter defined), (ii) affect the character, exterior appearance or the structural integrity of the Building or (iii) require the consent of any holders of any Mortgage or lessor under any Superior Lease, without first providing Landlord with written notice of the performance of such Alterations and detailed plans and specifications for such Alterations (to the extent required by this Article 5), and then obtaining Landlord's prior written consent to each such Alteration in each instance, which consent shall not be unreasonably withheld or delayed; provided, however, that the provisions of any
                                  --------  -------
future Superior Lease or Mortgage with respect to the necessity of consent and standards therefor to any Alterations shall not be materially more onerous than those which are set forth in any Superior Lease and Mortgage existing on the date hereof, as same may be modified by a non-disturbance or similar agreement delivered to Tenant in connection with the execution of this Lease. For purposes of this Section 5.01 and 5.02, the term "Structural Elements" shall mean only the following Building elements:

              (A)  foundation;

              (B) concrete floor slabs, including steel rod structural supports;

              (C) concrete ceiling slabs, including steel rod structural supports;

              (D)  structural Building column supports;

              (E)  Building roof; and

              (F)  curtain wall facade.

Landlord hereby agrees to use its best efforts to consider promptly any request for its consent to an Alteration as required hereinabove and to respond thereto within a reasonable time after Landlord has received such request.

          (b) Tenant may, upon ten (10) days prior written notice to Landlord and without obtaining Landlord's prior written consent, make or perform all other Alterations which do not (i) affect the Structural Elements of the Building, (ii) affect the exterior appearance or structural integrity of the Building nor (iii) require the consent of any holders of any Mortgage or lessor under any Superior Lease; provided, however, that the provisions of any future
                          --------  -------
Superior Lease or Mortgage with respect to the necessity of consent to any Alterations and standards therefor shall not be materially more onerous than those which are set forth in any Superior Lease and Mortgage existing on the date hereof, as same may be modified by a non-disturbance or similar agreement delivered to Tenant in connection with the execution of this Lease.

          (c) All Alterations shall (i) not materially adversely affect any service required to be furnished by Landlord to any tenant of the Retail Premises, (ii) not materially reduce the value of the Building, without regard to the use of the proposed Alteration, (iii) be performed in compliance with the provisions of this Article 5, (iv) be done or performed at Tenant's sole cost and expense and (v) be done or performed without any fee, cost, expense or liability to Landlord. Unless Landlord is requested by Tenant to perform services in connection with an Alteration and subject to the provisions of
Section 5.02(c) below, Landlord shall not be entitled to any supervisory fee in connection with the performance of Tenant's Alterations.

          (d) Landlord acknowledges and agrees that, notwithstanding the provisions of Section 5.01(a), Tenant may install louvers on the south, west and east sides of the second floor of the Premises, subject, however, to (i) Landlord's approval of detailed plans and specifications and (ii) Landlord's approval with respect to the aesthetics of such louvers, it being understood and agreed that so long as the louvers do not detract from the overall appearance of the Building as a first class office building with retail tenants, such louvers shall be deemed to be in conformance with Landlord's aesthetic standards.

          (e) In the event of a dispute as to whether an Alteration requires the consent of Landlord pursuant to this Section 5.01, (i) upon the written request of either Landlord or Tenant, the dispute shall be submitted to the American Arbitration Association (the "Association") for disposition pursuant to the "Expedited Procedures" of the Association; (ii) the decision of the Association shall be final, and all actions necessary to implement the decision of the Association shall be undertaken as soon as possible, but in no event later than the (10) business days after the rendering of such decision; (iii) judgment upon the dispute may be entered in any court having jurisdiction thereof; and (iv) all fees payable to the Association for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the Association. For purposes of this Section 5.01, the phrase "Expedited Procedures" of the Association shall mean those procedures set forth in paragraphs 54 through 58 of that certain booklet published by the Association and titled "Commercial Arbitration Rules", as amended and in effect January 1, 1988.

          Section 5.02.

          (a) Except as expressly provided to the contrary in Subsection 5.01(a) above, prior to making any Alteration, Tenant shall, (i) at Tenant's sole cost and expense, obtain all permits, approvals and certificates required by any Legal Authorities or Insurance Bodies, provided that Landlord agrees cooperate in obtaining the same at Tenant's sole cost and expense and at no fee, cost, expense or liability to Landlord, and (ii) furnish to Landlord duplicate original policies or original certificates of insurance of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), comprehensive public liability (including property damage coverage, completed operations/product liability) insurance and builder's risk insurance including, if reasonably available, coverage against "all risks of physical loss", the foregoing in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's employees and agents, and any mortgagees or lessors having an interest in the Real Property, as additional insureds.

          (b) At least ten (10) days prior to making any Alterations not affecting the Structural Elements costing in excess of $100,000, which sum shall be increased by $25,000 on each anniversary of the Commencement Date during the Term, Tenant shall submit to Landlord, for Landlord's review and advice (but in no event for Landlord's approval), plans and specifications. At least ten (10) days prior to making any Alteration affecting one or more of the Structural Elements, Tenant shall submit to Landlord, for Landlord's prior written approval, detailed plans and specifications (including layout, architectural, mechanical, and structural drawings).

          (c) (i)    With respect to Tenant's performance of Alterations
pertaining to the Structural Elements, Tenant shall pay to Landlord, within thirty (30) days after rendition of a bill therefor, together with reasonable supporting documentation, as Additional Rent, Landlord's reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable costs and fees of any independent architect, independent engineer or other independent or outside consultant engaged by Landlord or any lessor or mortgagee having an interest in the Real Property for such purpose) for (A) reviewing said plans and specifications, and (B) inspecting the Alterations to determine whether the same are being performed in accordance with all laws and requirements of Legal Authorities and Insurance Bodies, and the provisions of any existing or future Superior Lease or Mortgage. Landlord hereby agrees that the provisions of any future Superior Lease or Mortgage regarding the performance of Alterations will not impose any additional obligations upon Tenant other than those which are set forth in any Superior Lease and Mortgage existing on the date hereof, as same may be modified by a non-disturbance or similar agreement delivered to Tenant in connection with the execution of this Lease.

              (ii) Notwithstanding the foregoing provisions of this subsection 5.02(c), Landlord hereby agrees that for the period of the Term during which Tenant has incurred expenditures of up to but not in excess of Thirty Million and 00/100

($30,000,000.00) for Alterations pertaining to the Structural Elements (the "Expenditure Period"), Tenant shall be required to reimburse or pay to Landlord only one-half (1/2) of the aforesaid costs and expenses incurred by Landlord, pursuant to subsection 5.02(c)(i), with respect to the review of plans and specifications for, and inspection of, Tenant's performance of such Alterations. From and after the Expenditure Period, Tenant shall be obligated to fully reimburse Landlord for all such costs and expenses described in subsection 5.02(c)(i) above.

          (d) Landlord's review and/or approval, as the case may be, of any plans or specifications shall not relieve Tenant of responsibility for the legal sufficiency, fitness and technical competence thereof, and shall not be deemed to constitute any representation or warranty of Landlord as to such legal sufficiency or technical competence thereof.

          (e) Upon completion of such Alteration, Tenant, at Tenant's sole cost and expense, shall obtain certificates of final approval of such Alteration required by any Legal Authority and shall furnish Landlord with copies thereof together with copies of final "as built" plans (in the event Landlord, in its reasonable discretion, determines that the Alterations are sufficiently substantial and material so as to warrant the preparation of "as built" plans, but in no event shall Landlord require as built" plans with respect to Tenant's Initial Work more often than upon the completion of all work with respect to a particular floor of the Premises);

          (f) All materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new (or of equal value) and first quality, and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

          (g) Tenant shall furnish Landlord with evidence reasonably satisfactory to Landlord, such as an architect's cost certificate, receipted bills and/or cancelled checks, which shall give evidence of Tenant's expenditures regarding Tenant's performance of any Alteration performed by or on behalf of Tenant during the Term, so that Landlord will be able to monitor the compliance by, and the obligations of Tenant under the provisions of subsections 5.02(b) and (c) hereof.

          Section 5.03.

          (a) All personal property, furniture, furnishings, equipment and movable fixtures and partitions supplied by or installed by or on behalf of Tenant at Tenant's sole cost and expense and without any cost or expense by, or contribution from Landlord (collectively, "Tenant's Property"), all Alterations in and to the Premises which may be made by or on behalf of Tenant, at Tenant's sole cost and expense, and without any cost or expense by, or contribution from Landlord (Tenant's Property and Alterations are collectively called "Tenant's Work"), prior to and during the Term, shall remain the property of Tenant and Tenant may, upon the Expiration Date or earlier termination of the Term, remove Tenant's Work from the Premises; provided, however, that Tenant shall repair any
                                 --------  -------
damage to the Premises and the Building caused by such removal, in a good and workmanlike manner, and restore the premises and the Building to building standard condition suitable for general multi-tenanted office use and occupancy (reasonable wear and tear excepted).

          (b) Any of such Tenant's Work not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term.

          (c) (i)    Notwithstanding the foregoing provisions, upon notice to
Tenant no later than thirty (30) days prior to the Expiration Date or earlier termination of the Term of this Lease, Landlord may require Tenant to remove all or part of any Tenant's Work consisting of specialized or custom installations not suitable for general multi-tenanted office use and occupancy, such as computer or data processing installations, cafeteria, employee dining or lunch rooms, vault areas, trading floors and the like (collectively, the "Special Installation Work"). In such event, Tenant shall remove all such Special Installation Work from the Premises prior to the Expiration Date or earlier termination of the Term of this Lease, at Tenant's sole cost and expense, in compliance with subsection 5.03(a) hereof.

              (ii) Additionally, Tenant hereby agrees that prior to the Expiration Date or earlier termination of the Term of this Lease, Tenant shall restore or install, as the case may be in the Premises and Building, all Base Building Facilities or installations or facilities which are equal in quality or of better quality than the Base Building Facilities (subject to reasonable wear and tear), all in good working order and condition so as to enable Landlord to operate the Building as a first class building suitable for multi-tenant general office use and occupancy.

          (d) The covenants and agreements set forth in this Section 5.03 shall survive the Expiration Date or earlier termination of the Term of this Lease.

          Section 5.04.

          (a) Tenant shall, at its sole cost and expense, and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, Tenant's Work or any other work, labor, services or materials performed by or on behalf of or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any Legal Authority and shall cause any mechanic's lien filed against the Premises, the Building or the Real Property, for work claimed to have been performed by or on behalf of, or materials claimed to have been furnished to, Tenant, to be released by payment, bonding or otherwise as required by law, within thirty (30) days after notice thereof from Landlord.

          (b) Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations, Tenant's Work or any other work, labor, services or materials performed by or on behalf of or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.

         Section 5.05.

          (a) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Tenant's Work or Alteration or otherwise, if, in Landlord's sole judgment, exercised in good faith, such employment will or is likely to cause any union labor conflict with other union labor engaged by Landlord, Tenant or others at the Project. In the event of any such labor conflict or notice from Landlord of the likelihood, in Landlord's good faith judgment, of a labor conflict, Tenant, promptly following notice from Landlord, shall cause all contractors, mechanics or laborers causing or likely to cause such conflict, to immediately cease work and leave the Building.

         (b) If the moving of any safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ persons holding a Master Rigger's license to do said work, and that all work performed in connection therewith shall comply with all applicable laws and regulations of any Legal Authority, including the City and State. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against any and all damages sustained by persons or property and for any damages or monies paid by Landlord in settlement of any claims or judgments, as well as for all reasonable expenses and attorneys' fees and court costs incurred by Landlord in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances.

         (c) The agreements set forth in this Section 5.05 shall survive the Expiration Date or earlier termination of the Term of this Lease.

         Section 5.06.

         (a) Upon Tenant's written request and at Tenant's sole cost and expense, and without any fee, cost, expense or liability to Landlord, Landlord shall (i) promptly execute such reports, certificates, instruments, applications and other documents relating to Alterations permitted or consented to under this
Article 5 (collectively, the "Alterations Documents"), and (ii) take such other acts relating to such Alterations (collectively, the "Alterations Acts") which can be legally executed or taken only by Landlord.

         (b) In the event that an Alterations Document or an Alterations Act, as the case may be, must be executed or taken by a lessor under a Superior Lease or a holder of a Mortgage, as the case may be, then at Tenant's sole cost and expense, Landlord shall utilize best efforts to obtain the cooperation of such third party; provided, however, that Landlord incurs no fee, cost, expense or
             --------  -------
liability in connection therewith nor
is obligated to bring any action with respect thereto; Tenant shall, however, have the right to bring an action in connection with the foregoing, in Tenant's name or that of Landlord, provided that the bringing of such action shall not expose Landlord to criminal or civil liability, and as to which action Landlord agrees to provide its reasonable cooperation.

          Section 5.07.

          (a) Any and all space in and/or adjacent to the Premises used for stairways, shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, if and to the extent the same shall exclusively service the ground floor portion of the Building not leased to Tenant (other than internal stairways, pneumatic tube systems, conveyor systems and independent air-conditioning systems which are installed by or on behalf of Tenant or at Tenant's sole expense), the roof of the Building as provided in
Article 43 hereof and the Building's curtain wall facade and the use thereof, as well as access thereto through the Premises (at and for such times as shall not unreasonably interfere with Tenant's use ________ or occupancy of or the conduct of its business at the Premises) for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to Landlord, and, subject to the provisions of Section
5.01 hereof, Landlord shall have the right to withhold its consent to any Alteration requested to be made by Tenant which shall affect any of the same.

         (b) Tenant further understands and agrees that if any such space in or adjacent to the Premises or facilities service both the Premises and the ground floor portion of the Building not leased to Tenant, Landlord as well as Tenant shall have use thereof, subject, however, to the restrictions set forth herein and necessary access thereto through the Premises, as provided herein.

         Section 5.08. (a) In the event that Tenant shall perform any Alteration which affects any of the Base Building Work and/or the Base Building facilities, as to which Work and Facilities Landlord has provided Tenant with:
(i) any manufacturers' warranties and/or guarantees as provided in Article 4; or
(ii) its own warranty as to workmanship regarding such Work or Facilities, as provided in Article 4 hereof, Tenant hereby agrees that, regardless of whether Landlord has approved such Alteration and/or the plans and specifications therefor, if such Alteration (x) violates the terms of any such manufacturers' warranty and/or guaranty, as the case may be, such warranty or guarantee shall no longer be valid and Tenant shall have no right to enforce the provisions thereof against the guarantor or warrantor, as the case may be, which has issued such warranty or guaranty, or (y) changes or modifies, in any material respect, the Work or Facilities for which Landlord has provided its own warranty as to workmanship, provided, however, that Landlord has not consented to such modification or change, then to the extent such workmanship has caused the defect or problem complained of by Tenant, such warranty from Landlord shall no longer be valid and Tenant shall have no right to enforce the provisions thereof against Landlord.

          (b) The parties hereto mutually acknowledge and agree that any dispute between Landlord and Tenant as to any of the provisions of this Section
5.08 shall be resolved by arbitration pursuant to Article 38 hereof.


                                   ARTICLE 6

                                  FLOOR LOAD
                                  ----------

          Section 6.01.

          (a) Tenant shall not place a load upon any floor of the Premises that (i) exceeds the floor load per square foot which such floor was designed to carry, or (ii) which is not allowed by applicable laws and requirements of Legal Authorities, or (iii) will exceed the overall floor load capacity for which the Building has been designed and is capable of carrying.

          (b) Business machines, computer equipment and mechanical equipment in the Premises, shall, to the extent commercially feasible, be placed and maintained by Tenant, at Tenant's sole cost and expense, and in such manner as shall be sufficient, in Landlord's reasonable judgment, to absorb and prevent unreasonable (i) vibration, (ii) noise, (iii) annoyance and (iv) inconvenience to the tenants of the Retail Premises.


                                   ARTICLE 7

                            REPAIRS AND MAINTENANCE
                            -----------------------

          Section 7.01.

          (a)    (i)    Tenant shall, at its sole cost and expense, with
reasonable dispatch, take good care of and maintain in good order and condition, the Premises and the Building, except for the Retail Premises, and fixtures and improvements therein, including, without limitation, the Tenant's Property.

                 (ii) Tenant shall be responsible for all repairs and replacements interior and exterior, structural and non-structural, ordinary and extraordinary foreseen or unforeseen, in and to the Premises.

                 (iii) Tenant shall also be responsible for the cost of all repairs and replacements to the Building, its roof, facade and other structural portions of the Building, including, but not limited to, all Structural Elements, and all non-structural portions of the Building, including all facilities and systems in the Building, whether or not such repairs and/or replacements are interior and exterior, ordinary and extraordinary, foreseen or unforeseen.

                 (iv) Further, Tenant shall make all structural and non-structural repairs to the Premises, its fixtures and appurtenances as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing, Landlord shall, at the sole cost and expense of Tenant, maintain, repair and perform all Alterations affecting the curtain wall facade of the Building.

          (v) Notwithstanding anything to the contrary contained in this subsection 7.01(a), Landlord hereby agrees that the cost of any structural repairs and/or replacements to the Building shall be (A) borne solely by Landlord to the extent that such repairs and/or replacements pertain solely to the ground floor portion of the Building which is leasable by Landlord to retail tenants or other occupants (the "Retail Premises") or (B) borne by Landlord to the extent that the existence of the Retail Premises shall have increased the cost to Tenant of making or causing to be made such structural repairs and/or replacements.

          (b) Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and/or Building, except for the Retail Premises, including, without limitation, entrance doors to the Building and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and/or the Building, except for the Retail Premises and for all the repair and maintenance of all sanitary and electrical fixtures and equipment therein.

          (c) Tenant shall be responsible for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises and/or the Building, except for the Retail Premises.

          (d) If Tenant fails, after thirty (30) days' notice, to proceed with due diligence to make repairs required by this Lease or by any Legal Authority to be made by Tenant, or to make such repairs within a shorter period of time if permitted or required by any Legal Authority, the same may be made by Landlord, at Tenant's sole cost and expense, and all expenses thereof incurred by Landlord shall be paid by Tenant to Landlord, as Additional Rent, within ten
(10) days of the rendition of bills and invoices therefor.

          (e) Except as may be specifically provided in Article 13 of this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord to Tenant by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

          Section 7.02.

          (a) If the Premises and/or the Building, except for the Retail Premises shall be or shall become infested with vermin, Tenant shall, at Tenant's sole cost and expense, cause the same to be exterminated, at any time and from time to time during the Term, to the reasonable satisfaction of Landlord, and shall employ such exterminators and such exterminating company or companies as shall be reasonably satisfactory to Landlord.

          (b) If the Retail Premises shall be or shall become infested with vermin, Landlord shall, at the Landlord's sole cost and expense, cause the same to be exterminated.

          (c) The water, wash and electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

          Section 7.03. Any repairs made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article 7, shall be of quality or class at least equal to the original work or construction in the Premises and/or the Building, as the case may be, and shall be made in conformity with, and subject to, the provisions of Article 5 hereof.

          Section 7.04. Notwithstanding the provisions of this Article 7, Landlord shall, at Tenant's cost and expense to the extent provided in Article 28 herein, take good care of and maintain, repair and replace in a manner consistent with that of a first-class office building located in the New York metropolitan area or the so-called "Gold Coast" area of the City:

               (a) the plazas, sidewalks and curbs within the Real Property including, without limitation, remove snow and ice therefrom;

               (b)  the public or common areas of the Real Property;

               (c)  all exterior gardening and landscaping; and

               (d)  the curtain wall facade of the Building.


                                   ARTICLE 8

                                WINDOW CLEANING
                                ---------------

          Section 8.01.

          (a) Tenant shall not require, permit, suffer or allow the cleaning of any window in the Premises from the outside unless equipment and safety devices required by any applicable law or statute of any Legal Authority are provided and used.

          (b) Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liability as a result of Tenant's violation of the terms of Section 8.01(a) above.

          (c) The covenants and agreements set forth in this Section 8.01 shall survive the Expiration Date or earlier termination of the Term of this Lease.

                                   ARTICLE 9

                              REQUIREMENTS OF LAW
                              -------------------

          Section 9.01.

          (a) Tenant shall, at Tenant's sole cost and expense, comply with all present and future laws, orders and regulations of any Legal Authority, and with all present and future directions of all public officers acting by or on behalf of any Legal Authority, and all present and future rules, orders, regulations and requirements of any Insurance Body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises and/or the Building, arising from, with respect to or as a result of (i) the use or occupancy, or abatement of any nuisance in, on or about the Premises and/or the Building, except, however, for the Retail Premises, the compliance of which laws, orders, regulations and requirements of any Legal Authority or Insurance Body regarding such Retail Premises shall, in such event, be the responsibility of Landlord, (ii) Tenant's use of the Premises and the Building and the manner of conduct by Tenant of its business at the Premises and the Building or operation of its installations, equipment or other property therein, (iii) any repair to, or alteration of or performance of any Tenant's Work at or within the Premises performed by or on behalf of Tenant, (iv) any cause or condition created by or at the instance of Tenant, or (v) a breach of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be observed or performed.

          (b) If Tenant shall have received notice from any Legal Authority with respect to any of the foregoing, Tenant shall give Landlord prompt written notice of any such lack of compliance with any of the foregoing, notwithstanding that such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen.

          (c) Tenant shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Landlord, any mortgagee and lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section.

          (d) Without limiting the generality of the foregoing, it is specifically agreed that Tenant shall comply with all laws and requirements of any Legal Authority that require the installation, modification or maintenance of any gas, smoke or fire detector or alarm or any sprinkler or other system to extinguish fires.

          Section 9.02.

          (a) Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the City's Fire Department, Board of Fire Underwriters or any other Insurance Body or Legal Authority having jurisdiction, and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building. Further, Tenant agrees that Tenant shall not use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type first-class office/commercial buildings located in the New York metropolitan area or in the so-called "Gold Coast" area of the City.

          (b) If by reason of Tenant's failure to comply with the provisions of this Article 9, the fire insurance rate shall, from and after the date of this Lease, be higher than would otherwise be the case, Landlord's sole remedy under this Lease for such increased fire insurance rate shall be to require Tenant to reimburse Landlord for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make such reimbursement to Landlord, as Additional Rent, within ten
(10) days following notice from Landlord of any such outlay.

          Section 9.03.

          (a) If the Building's "sprinkler system" or any of its appliances shall be damaged or injured, or shall not be in proper working order, Tenant shall forthwith restore the same to good working condition at Tenant's sole cost and expense.

          (b) If any Insurance Body or any bureau, department or official of the State or City governments or any other Legal Authority shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, Tenant's Work, Tenant's Property, or other contents of the Premises, Tenant shall, at Tenant's sole cost and expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other such equipment.

          Section 9.04.

          (a) Tenant acknowledges the existence of federal, state and local environmental laws, rules and regulations (collectively, the "Environmental Laws"), including, without limitation, the Environmental Clean Up Responsibility Act of 1983 ("ECRA") and the Spill and Compensation and Control Act. Tenant agrees, from and after the date hereof, to act in compliance with all such Environmental Laws. Tenant shall not perform any acts in violation of Environmental Laws. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on its Federal Tax Return will not, under the applicable rules and regulations existing as of the date hereof, subject the Premises or the Real Property to ECRA applicability. Tenant represents to Landlord and covenants that Tenant will not change to an operation with a different SIC Number without Landlord's prior written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord may deny consent if, inter alia, the different SIC
                                                   ----- ----
Number would subject the Premises or the Real Property to ECRA applicability. Notwithstanding anything to the contrary set forth herein, in the event that Tenant's SIC Number or the SIC

Number of any subtenant or other party holding by, through or under Tenant shall subject the Premises or the Real Property to ECRA applicability, the same shall not constitute a violation hereunder and shall be permitted without the consent of Landlord if the criteria of the so-called "office exemption" established under Section 7:26B-1.8(a)(2) of the New Jersey Annotated Statutes shall be satisfied.

          (b) Upon the occurrence of any event requiring Tenant's compliance with ECRA, or if Landlord by reason of any act or omission or failure to act or not act on the part of Tenant, shall be required to comply with ECRA, Tenant shall make all necessary filings with the New Jersey Department of Environmental Protection ("DEP") and any other relevant Legal Authority and, at its own expense, shall cause all necessary tests and studies to be performed. Landlord shall complete such documents and otherwise cooperate (provided such cooperation does not subject Landlord to any fee, cost, expense or liability or require performance by Landlord of Tenant's obligations hereunder) as may be reasonably requested by Tenant or required by the ECRA requirements of the DEP. In the event that the DEP or any other Legal Authority or such other relevant Legal Authority shall require a clean-up of the Premises or the Real Property or other remedial action in order to comply with any Environmental Law, or in the event of the imposition of any fine or penalty arising out of an environmental violation affecting the Premises, then, if and only if such cleanup or other remedial actions shall have been caused by activities or occurrences during the Term caused by Tenant, its agents, employees, invitees or independent contractors, _____________ such obligations, remedial actions, fines and penalties actually resulting from the conduct of Landlord, its employees, agents, invitee or independent contractor whether before, during or after the Term hereof arising out of performance of Landlord's obligations under this Lease or otherwise, Tenant shall assume responsibility, at its sole cost and expense, for such clean-up obligations, remedial actions, fines and penalties not expressly excluded above.

          (c) Tenant hereby agrees to execute such documents and provide such information as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ECRA or to comply with any Environmental Laws, rules or regulations of any relevant Legal Authority. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ECRA compliance resulting from Tenant's use of the Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, including, without limitation, State agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ECRA compliance shall include applications for determinations of nonapplicability by the appropriate Legal Authority. Tenant agrees to indemnify and hold Landlord harmless from and against any fines, suits, proceedings, claims and actions and any other cost, expense or liability of any kind arising under Environmental Laws, rules or regulations resulting from Tenant's use of the Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, Tenant's failure to comply with this Section 9.04 or Tenant's failure to provide all information, make all submissions and take all actions required by any Legal Authority.

          (d) Tenant shall immediately provide Landlord and Landlord shall immediately provide Tenant with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance or Landlord's compliance hereunder or any other environmental enforcement Legal Authority's requirements under any Environmental Laws as they are issued or received by each party respectively. More specifically, but not limiting the foregoing, each party shall promptly provide the other with: (i) all documentation and correspondence provided to DEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder; (ii) all reports and notices made by Tenant or Landlord pursuant to the Hazardous Substance Discharge-Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the New Jersey Spill Compensation & Control Act, N.J.S.A. 58:10-23.11 et seq., and the regulations promulgated thereunder; and (iii) any notices, correspondence and submissions made by Landlord or Tenant to DEP, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other Legal Authority which requires submission of any information concerning environmental matters of hazardous wastes or substances, and any notices, correspondence, documents and directives received by Tenant or Landlord from any of said Authorities.

          (e)  In addition to any other remedies of Landlord pursuant to this
Article 9 and this Lease, Tenant's failure to abide by the terms of this Section
9.04 shall be restrainable by injunction. The provisions of this Section 9.04 shall survive the Expiration Date or earlier termination of the Term of this Lease.

          Section 9.05. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this
Article 9 shall be made in conformity with, and subject to, the terms and provisions of Article 5 hereof.

          Section 9.06. Landlord hereby represents to Tenant that Landlord has not, as of the date hereof, received any notice or communication from the City stating that the Building does not comply with applicable City building code requirements, rules and regulations.

          Section 9.07. Landlord hereby agrees that, to the extent that the health, safety, use, occupancy or enjoyment of the Premises by Tenant or any Third Party Tenant is materially adversely affected, Landlord hereby agrees to comply with all Environmental Laws affecting the Real Property, excluding, however, to the Premises, these matters arising during the Term, but excepting therefrom only the acts and/or omissions which Tenant, the Third Party Tenants and their agents, employees, licensees and contractors initiate in that portion of the Real Property consisting of the Premises. Landlord agrees to take all other action promptly and at its sole cost and expense which may be required to preserve the use of the Premises by Tenant in conformity with the Lease, and to indemnify and hold harmless Tenant and any Third Party Tenant from any loss, damage, cost or expense resulting from any violation of Environmental Laws at the Retail Premises.

                                  ARTICLE 10

                                 SUBORDINATION
                                 -------------

          Section 10.01.

          (a) This Lease is subject and subordinate to each and every Superior Lease and to each and every Mortgage. A list of all Mortgages and Superior Leases existing as of the date of this Lease is annexed hereto as
Exhibit 6 and made a part hereof. Tenant acknowledges that it has reviewed each Superior Lease and Mortgage and is familiar with the terms, provisions and conditions thereof.

          (b) The provisions of subsection 10.01(a) hereof shall be self-operative and no further instrument of subordination shall be required, provided, however, that Landlord shall have complied with the terms and
--------  -------
provisions of subsection 10.01(d) hereof. In confirmation of such subordination, however, Tenant shall promptly execute, acknowledge and deliver, any certificate that Landlord, the lessor under any such Superior Lease or the holder of any such Mortgage may, at any time and from time to time, reasonably request.

          (c) The holder of any Mortgage may elect that this Lease shall have priority over its Mortgage, and upon notification to Tenant by such party, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.

          (d)    (i)   Notwithstanding the foregoing, Landlord agrees to obtain
on Tenant's behalf, as hereinafter provided, from holders and lessors of all presently existing and all future Mortgages and Superior Leases, a nondisturbance and attornment agreement in recordable form (the "Non-Disturbance Agreement").

                 (ii) Each Non-Disturbance Agreement shall, if required by the holder or lessor in question, be on the form approved by such holder or lessor, and shall contain such holder's or lessor's agreement with Tenant, in substance, that to the extent necessary or required by such Superior Lease or Mortgage, such lessor or holder thereof, as the case may be consents to this Lease, and that so long as Tenant shall not be in default in the performance or observance of Tenant's obligations to be performed or observed hereunder beyond the expiration of any applicable notice and grace periods provided for the cure of such default, and Landlord would not at the time be entitled, if it so elects, to give notice pursuant to Article 19 hereof of Landlord's intention to end the Term of this Lease, (A) this Lease and the Term and estate hereby granted shall not be terminated, and Tenant's possession of the Premises shall not be interfered with, in any foreclosure or other action or proceeding instituted under or in connection with such Mortgage or Superior Lease or by reason of any sale pursuant to any such action or proceeding, and (B) further, that upon said holder or lessor succeeding to the rights and interests of Landlord hereunder, such "successor landlord" (as such term is hereinafter defined), in its capacity as Landlord hereunder, shall recognize Tenant and all of Tenant's rights and privileges hereunder, and shall be obligated to perform Landlord's obligations under this Lease, arising after the date of such succession, subject, however, to the Tenant's compliance with the terms and provisions of Section 10.04 hereof, and the Tenant's agreement, as set forth in Section 10.04, as to the obligations and liability to Tenant of any such successor landlord.

          (e)  (i)    Landlord shall obtain and deliver to Tenant for Tenant's
signature on the Commencement Date, from the lessors of all presently existing Superior Leases, the Non-Disturbance Agreement described in subsection 10.01(d) above.

               (ii) Landlord shall have a period of thirty (30) days from the Commencement Date to obtain and deliver to Tenant for Tenant's signature, from the holder of the existing Mortgage, the Non-Disturbance Agreement described in subsection 10.01(d) above.

               (iii) In the event that Landlord shall fail to comply with the aforesaid terms and provisions of subsection 10.01(e), Tenant shall have the right to terminate this Lease upon not less than fifteen (15) days written notice to Landlord, in which event this Lease shall terminate as of the termination date selected by Tenant, as if such date of termination were the Expiration Date hereof, unless Landlord delivers such Nondisturbance and Attornment Agreement required hereunder prior to the expiration of said fifteen
(15) day period. Upon the termination of this Lease as provided above, Landlord and Tenant shall have no further rights or obligations hereunder. Further, at the time of Lease termination, Landlord shall return the Letter of Credit and shall agree that the Guarantor shall be released from all obligations accruing from and after such termination date.

               (iv) Tenant shall cooperate with Landlord's efforts to obtain such Nondisturbance and Attornment Agreements from all lessors or holders of Superior Leases and Mortgages, including the furnishing of such financial and other information as such lessors and holders may reasonably request. Landlord shall request such lessors or holders to maintain the confidentiality of such information.

          Section 10.02.

          (a) Except as expressly provided herein, Tenant shall not do, or permit to be done, or omit to do anything, that Tenant is obligated to do under the terms of this Lease, so as to cause Landlord to be in default under any Superior Lease or Mortgage, provided, however, that Tenant's financial or other
                            --------  -------
obligations under this Lease are not increased, or Tenant's rights under this Lease are not impaired.

          (b) If, in connection with any financing of the Real Property, or any part thereof or interest therein, any lending institution shall request reasonable modifications of this Lease that do not either increase the financial or other obligations or adversely affect the rights of Tenant under this Lease or diminish the obligations of Landlord hereunder to the detriment of Tenant, Tenant covenants to promptly consent to such modifications and shall promptly execute any lease amendments requested by Landlord and such lending institution effecting such modifications.

          Section 10.03. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until it has given written notice of such act or omission to each holder and lessor whose name and address shall previously have been furnished to Tenant in writing (including the holder(s) and lessor(s) shown on Exhibit 6), and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such Mortgage or Superior Lease to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy); provided, however, that
                                                        --------- -------
such holder or lessor shall within ten (10) days following the expiration of any applicable notice and grace period to remedy such act or omission as is available to Landlord hereunder, give Tenant written notice of intention to, and commence within a reasonable time thereafter, and with due diligence continue to remedy such act or omission.

          Section 10.04.

          (a) If the lessor or holder or any designee or other person claiming by, through or under a lessor or holder shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (a "successor landlord") and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall be deemed to have attorned to and recognized such successor landlord as Tenant's landlord under this Lease.

          (b) The foregoing provision shall be self-operative upon demand, and no further instrument shall be required to give effect to said provisions; provided, however, that Tenant shall promptly execute and deliver any instrument
--------  -------
that such successor landlord may reasonably request to evidence such attornment.

          (c) Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease which shall be applicable after such attornment except that the successor landlord shall not be:

               (i) liable for any previous act or omission of Landlord (or its predecessors in interest) under this Lease to which such successor landlord did not previously consent; or

               (ii) subject to any credits, claims, counterclaims, demands, defenses or offsets, not expressly provided for in this Lease and asserted with reasonable promptness, which Tenant may have or shall have theretofore accrued to Tenant against Landlord; or

               (iii) bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment to Landlord (or its predecessors in interest) of more than one (1) month's installment of Fixed Rent and/or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the successor landlord; or

               (iv) obligated to perform any alteration of the Premises not expressly required under this Lease; or

                (v) responsible for any monies owing by Landlord to the credit of Tenant; or

               (vi) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or

              (vii) bound by any obligation to make any payment to Tenant, or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed after the date of attornment and which landlords of like properties would ordinarily be expected to perform at the landlord's expense, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises; or

             (viii) required to remove any person occupying the Premises, or any part thereof.

                                  ARTICLE 11

                             RULES AND REGULATIONS
                             ---------------------

          Section 11.01. Tenant and Tenant's servants, employees and agents shall observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit 7 (such rules and regulations are collectively called "Rules and Regulations"); provided, however, that in case of any conflict or
                          --------  -------
inconsistency between the provisions of this Lease and any of the Rules and Regulations the provisions of this Lease shall control.

          Section 11.02. Subject to the provisions of Article 39 hereof, no sign, advertisement, object, notice or lettering shall be exhibited, inscribed, painted or affixed by Tenant, in or on the windows or exterior doors, of the Building or Premises or on any part of the outside of the Premises or the Building, including, without limitation, the Building roof or at any point inside the Premises where the same might be visible outside of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, provided such signage, lettering, advertisement, object or notice shall be in conformity with the overall design and appearance with the Project. Signs and lettering on all exterior doors shall be of a size and color reasonably acceptable to Landlord.

          Section 11.03.

          (a) Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, contractors, invitees or licensees.

          (b) Landlord agrees that it shall not enforce the Rules and Regulations in a manner which discriminates against Tenant or anyone claiming through or under Tenant.

          (c) Landlord shall consult from time to time with Tenant at Tenant's written request with respect to the Rules and Regulations for the Building and, to the extent Landlord has the right to do so pursuant to other tenants' leases, shall make such reasonable changes in the Rules and Regulations for the Building as Tenant may reasonably request.

                                  ARTICLE 12

                                   INSURANCE
                                   ---------

          Section 12.01. Tenant shall obtain and keep in full force and effect during the Term:

          (a) a policy of comprehensive general public liability and property damage (1973 occurrence form) insurance with a broad form liability endorsement including a contractual liability endorsement and personal injury liability coverage, protecting and naming Tenant, Landlord, Landlord's employees, managing agent and agents, and any mortgagees or lessors having an interest in the Real Property (including any parties required to be named as insured under those instruments set forth in Exhibit 6), as additional insureds, against claims for personal injury, death and/or property damage occurring in or about the Premises or the Building, and under which the insurer agrees to indemnify and hold Landlord harmless from and against, among other things, all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages, including, but not limited to, those mentioned in Article 36 hereof, and which policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and the minimum limits of liability under such policy shall be a combined single limit with respect to each occurrence in an amount of not less than Ten Million ($10,000,000.00) Dollars for injury (or death) and damage to property (or in any increased amount reasonably required by Landlord);

          (b) insurance against loss or damage by fire and such other risks and hazards (including, during the period of construction of Tenant's Initial Work, casualty insurance in the so-called "Builder's Risk Completed Value Non-Reporting Form", burglary, theft, breakage of glass within the Premises and Building, except for the Retail Premises and, if the Premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of "all risk" insurance policies, to Tenant's Property,

Tenant's Work and all of Tenant's improvements and betterments for the full replacement cost value thereof (including an "agreed amount" endorsement), protecting and naming Tenant, Landlord, Landlord's employees, managing agent and agents, and any mortgagees or lessors having an interest in the Real Property as additional insureds;

          (c) steam boiler, pressure vessels, air conditioning, elevator collision or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises, protecting and naming Landlord, Landlord's employees, managing agent and agents and any lessors and mortgagees having an interest in the Real Property, as additional insureds, with limits of not less than Five Million ($5,000,000.00) Dollars; and

          (d) rental insurance in an amount equal to not less than one (1) year's Fixed Rent and Additional Rent, which shall be automatically renewable annually.

          Section 12.02. Landlord, at Tenant's sole cost and expense, shall obtain and keep in full force and effect during the Term:

          (a) insurance on the Building and other improvements to the Real Property, including, without limitation, infrastructure and landscaping, against loss or damage by fire and such other risks or hazards as are insurable, from time to time, under standard forms of "all risk" insurance policies with extended coverage, to include, in particular, casualty insurance during the period of the completion of any construction by Landlord of any Base Building Work in the so-called "Builder's Risk Completed Value Non-Reporting Form", broad form flood insurance to the extent available, in an amount equal to the full replacement cost value thereof, from time to time (including an "agreed amount" endorsement), but in no event less than Sixty Million Dollars ($60,000,000.00), with a deductible not in excess of One Hundred Thousand Dollars ($100,000.00); and

          (b) comprehensive general public liability (primary and excess coverages) and property damage insurance with a broad form contractual liability endorsement against claims for personal injury, death and/or property damage occurring in or about the Building with a combined single limit of Ten Million Dollars ($10,000,000.00) with a deductible of no more than One Hundred Thousand Dollars ($100,000.00);

          (c)  elevator collision insurance in the amount of $100,000.00; and

          (d)  scheduled plate glass insurance.

          Landlord may, from time to time throughout the Term, increase the amount, extent or modify the deductibles of insurance described in this Section
12.02 with the consent of Tenant, such consent not to be withheld or delayed if such increase is commercially reasonable for a first class office building with ground floor retail tenants in the New York-New Jersey metropolitan area, or if required by a holder of a Mortgage or lessor under a Superior Lease. Landlord shall, from time to time throughout the Term, increase the amount or extent of insurance described in this Section 12.02 if reasonably required by Tenant.

          Notwithstanding anything to the contrary contained herein, Tenant may, at its option following written notice to Landlord, obtain and pay directly for the insurance coverage which Landlord is otherwise obligated hereunder to maintain at Tenant's sole cost and expense, in which event Tenant shall furnish Landlord with evidence of payment for the policies together with duplicate original copies of such policies or certificates evidencing such insurance, whereupon Tenant shall be relieved of its obligation to reimburse Landlord for the cost of such insurance coverage. If Tenant shall so elect to directly purchase such insurance coverage, Tenant shall provide to Landlord, not less frequently than annually, a schedule setting forth in reasonable detail the types, amounts (including the amounts of any deductibles, if any) and insurance carriers with whom Tenant has, or from whom Tenant intends to provide such insurance coverage, which coverage shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed.

          Section 12.03.

          (a) On the Commencement Date and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord evidence of payment for the policies together with policies or certificates evidencing such insurance.

          (b) All such policies shall contain endorsements stating that (i) such insurance may not be modified or cancelled or allowed to lapse except upon thirty (30) days' prior written notice to Landlord or Tenant, as the case may be, given by the party carrying such insurance by certified mail, return receipt requested, containing the policy number and the names of the insured and the certificate holder, and (ii) Tenant shall be solely responsible for payment of all premiums under such policies and that neither Landlord, Landlord's employees, managing agent and agents nor any mortgagee or lessor having an interest in the Real Property shall have any obligation for the payment thereof notwithstanding that Landlord, Landlord's employees, managing agent and agents, such lessor or mortgagee are or may be named as additional insureds.

          (c) Tenant's failure to provide and keep in force the aforementioned insurance shall be a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

          (d) All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent companies of recognized responsibility licensed to do business in the State, and rated in Best's Insurance Reports, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policy-holder rating of 1'A" or better or the then equivalent of such rating and having a policy holder surplus of at least One Hundred Million and 00/100 ($100,000,000.00) Dollars.

          Section 12.04.

          (a) Landlord and Tenant shall each use reasonable efforts to procure an appropriate clause in, or endorsement to, each of its insurance policies (insuring the Building and Real Property, in the case of Landlord, and insuring Tenant's Property, Tenant's Work and Tenant's improvements and betterments, in the case of Tenant), pursuant to which each insurance company waives subrogation or consent to a waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to all other persons or entities occupying or using the Premises in accordance with the terms of this Lease.

          (b) If the payment of an additional premium is required for the inclusion of such waiver of subrogation provisions or consent to a waiver of right of recovery, each party shall advise the other of the amount of any such additional premium by written notice and the other party shall pay the same or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to obtaining such waiver or consent.

          (c) If such waiver of subrogation shall be unobtainable or unenforceable, each party shall instead have included in each of its insurance policies (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the other party.

          (d) If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 12.03 hereof.

          (e) Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Work or any of Tenant's betterments and improvements and shall not be obligated to repair any damage to or replace Tenant's Property, Tenant's Work or Tenant's betterments and improvements; provided, however, that
                                                        --------  -------
if Tenant shall fail to maintain such insurance, Landlord shall have the right to obtain insurance on Tenant's Property, Tenant's Work and any of Tenant's betterments and improvements and the cost thereof shall be payable by Tenant to Landlord as Additional Rent on demand.

          Section 12.05.

          (a) Each party hereby releases the other (its servants, agents, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty i.e., in the case of Landlord, as to the Building, and, in the case of Tenant,
---
as to Tenant's Property, Tenant's Work and any of Tenant's other improvements and betterments (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

          (b) Nothing contained in this Section 12.05 shall be deemed to relieve Landlord or Tenant of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

          Section 12.06.

          (a) The proceeds of policies providing "all risk" property insurance of Tenant's Property, Tenant's Work and any of Tenant's other improvements and betterments shall be payable to Landlord, Tenant and each lessor and mortgagee as their respective interests may appear.

          (b) Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies.

          Section 12.07. Landlord may, at any time and from time to time during the Term, require that the amount of the insurance to be maintained by Tenant under this Article 12 be increased, so that the amount thereof adequately protects Landlord's interest; provided, however, that the owners of properties which are comparable to the Building have similarly increased the amount of insurance required to be obtained by tenants under leases for such properties, but in no event greater than the replacement cost of the Building (exclusive of footings and foundation).

          Section 12.08.  Notwithstanding the foregoing provisions of this
Article 12, Landlord hereby agrees that Tenant shall have the right to provide the insurance which is required hereunder as part of the so-called "blanket insurance policies" which insure other properties of Tenant, provided, however that such "blanket insurance" policies provide for an adequate reserve, in Landlord's reasonable opinion, to cover any casualty, damage or injury at the Building or Premises for which Tenant is required to obtain insurance coverage hereunder.

                                  ARTICLE 13

             DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE
             ----------------------------------------------------

          Section 13.01.

          (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its subtenants or licensees, or its or their respective employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 13 hereinafter provided), Landlord shall proceed, with reasonable diligence after having obtained knowledge of the same, to repair the damage and restore and rebuild the Building and/or the Premises to substantially the same condition as that in which same were in immediately prior to the damage or destruction, subject, however, to Force Majeure; provided, however, that if the net insurance
                                    --------  -------
proceeds available to Landlord for restoration, less the actual cost, fees and expenses incurred in connection with the adjustment of the loss are insufficient (for any reason other than (i) Landlord's failure to maintain the coverage required hereunder; or (ii) the holder of any Mortgage shall not make such insurance proceeds available for such restoration) to complete and pay for all such repairs and restoration, as estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord, Landlord may elect to terminate this Lease by giving Tenant notice to such effect within ten (10) days after Landlord has determined that such insurance proceeds are insufficient, unless, within fifteen (15) days after Landlord has delivered to Tenant such notice of termination, Tenant shall have deposited with Landlord the amount of the deficiency in the insurance proceeds necessary to restore and rebuild the Building and/or the Premises, in which event Landlord shall proceed to so restore and rebuild as provided hereinabove. In the event that Landlord elects to terminate this Lease as aforesaid, this Lease shall terminate on the date set forth in such notice as if such date were the Expiration Date set forth herein, which termination date shall in no event be less than sixty (60) days after the giving of Landlord's termination notice to Tenant, Tenant shall transfer, promptly vacate and surrender the Premises to Landlord, and the Fixed Rent and Additional Rent shall be apportioned appropriately and shall be paid up to and including the date of such damage or destruction. Notwithstanding the foregoing, if the net insurance proceeds available to Landlord are insufficient to complete and pay for all such repairs and restoration required hereunder as a result of the holder of any Mortgage not making available for restoration all or any portion of such insurance proceeds, then in such event Landlord shall nonetheless proceed to so restore and rebuild as provided above (but in no event shall Landlord be required to repair or replace any of Tenant's Property, Tenant's Work or Tenant's betterments or improvements) if and only if the remaining Term hereof shall have not less than ten (10) years remaining therein. If the remaining Term hereof shall have less than ten (10) years remaining therein, Landlord shall have no such obligation to repair or restore and Landlord shall have the right to cancel and terminate this Lease in accordance with the terms of the second preceding sentence provided, however, that if
                                                --------  -------
Tenant shall then have unexercised Renewal Option(s) such that the then remaining Term, together with such renewal term(s), would total not less than ten (10) years and Tenant shall, within sixty (60) days following Landlord's notice of Landlord's cancellation of this Lease, give Landlord notice of Tenant's exercise of such Renewal Option(s) as shall extend the remaining Term to not less than ten (10) years, in which event Landlord's notice of cancellation shall be deemed rescinded, and Landlord shall proceed to restore and repair as hereinabove provided.

In connection with Tenant's exercise of any renewal option(s) pursuant to this
Article 13, (i) Landlord and Tenant expressly agree that such renewal option(s) may be exercised at the times set forth in this Article 13, and not at the time(s) set forth in Article 41, and (ii) the determination of the FMV (as defined in Article 41 hereof) of the Premises for such renewal term(s) shall be agreed between Landlord and Tenant within thirty (30) days following notice of Tenant's exercise of such renewal option, and if Landlord and Tenant shall fail to so agree on the FMV within such period, the determination of the FMV shall be submitted to arbitration pursuant to Article 41, it being expressly understood and agreed that Tenant shall have no right to revoke its exercise of such renewal option following the decision of such arbitrator.

          (b) Tenant shall repair, replace and restore Tenant's Property, Tenant's Work and any Tenant improvements and betterments, including any plate glass in the Premises promptly and with due diligence (the "Tenant's Restoration Work"). Any such repair work by Tenant shall be deemed Alterations and shall be performed in accordance with Article 5 hereof.

          (c) The proceeds of policies providing coverage for Tenant's Property, Tenant's Work and any Tenant improvements and betterments of less than $100,000 shall be paid to Tenant and proceeds in a greater amount shall be paid to Landlord, or, at the election of Tenant, to a bank or trust company reasonably acceptable to Landlord and Tenant having resources in excess of $100,000,000 which shall hold, apply and make available the proceeds of such insurance as hereinafter provided; provided, however, such trust arrangement satisfies the
                      --------  -------
requirements of the Mortgages and Superior Leases. Concurrently with the collection of any insurance proceeds attributable to the damage of Tenant's Property, Tenant's Work and Tenant improvements and betterments, Tenant shall pay to Landlord or such insurance trustee, if permitted, (i) the amount of any deductible under the policy insuring Tenant's Property, Tenant's Work and any Tenant improvements and betterments, and (ii) the amount, if any, by which the cost of repairing and restoring Tenant Property, Tenant's Work and any Tenant improvements and betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor. Provided this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms and provisions of this Lease which are of a monetary nature and in connection with which default Landlord shall have commenced legal action against Tenant, Landlord or the insurance trustee as the case may be shall disburse such insurance proceeds to Tenant from time to time (but in no event more frequently than once per month) only if Tenant shall have submitted to Landlord or the insurance trustee as the case may be with each request for disbursement:

               (i) paid invoices covering Tenant's Restoration Work so performed and cancelled checks and/or receipted bills evidencing the expenditure of monies equal to the full amount requested;

               (ii) a written certificate from Tenant's architect stating that:
     (1) Tenant's Restoration Work described on such invoices has been substantially completed substantially in accordance with the plans and specifications approved by Landlord, to the extent such approvals are necessary pursuant to Article 5 hereof; (2) such portion of Tenant's Restoration Work has been paid for in full by Tenant; and (3) all contractors, subcontractors and materialmen have delivered to Tenant waivers of lien with respect to such Tenant's Restoration Work so performed, copies of which shall have been delivered to Landlord, or, that all contractors, subcontractors and materialmen have delivered to Tenant, prior to the commencement of such Tenant's Restoration Work, agreements whereby the contractors, subcontractors or materialmen agree that they shall not file a notice of intention with respect thereto; and

               (iii) such other evidence as Landlord may reasonably require, that such Tenant's Restoration Work described on such invoices has been properly completed.

          (d)  The amounts due in accordance with subsections 13.0l(c)(i)and
(ii) first appearing above shall be payable by Tenant to Landlord upon demand after collection of insurance proceeds as Additional Rent.

          Section 13.02. Tenant shall not be entitled to terminate this Lease due to, and no damages, compensation or claims shall be payable by Landlord in connection with, any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building pursuant to this Article 13.

          Section 13.03.

          (a) The provisions of this Article 13 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State providing for such a contingency in the absence of an express agreement, and any other applicable law, ordinance or regulation of like import, now or hereafter in force, shall have no application in such case.

          (b) Tenant hereby waives the benefit of N.J.S.A. Title 46, Chapter 8, Sections 6 and 7.

          Section 13.04.

          (a) Tenant shall give notice to Landlord in case of fire or accident in the Premises and/or in the Building, promptly after becoming aware of same.

          (b) Landlord shall use all commercially reasonable efforts to make any repair or restoration to the Premises promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours of Business Days unless requested by Tenant, in which event Tenant shall pay, as Additional Rent, the additional cost of same in excess of insurance proceeds made available to Landlord.


                                  ARTICLE 14

                                EMINENT DOMAIN
                                --------------

          Section 14.01. If the whole of the Real Property, the Building and/or the Premises shall be acquired or condemned for any public or quasi-public use or purpose (each such event is called a "Taking") this Lease and the Term shall end as of the date of the vesting of title (the "Date of Taking") with the same effect as if the Date of Taking were the Expiration Date, and the Fixed Rent and Additional Rent payable hereunder shall be prorated and adjusted as of the Date of Taking.

          Section 14.02.

          (a) If only a part of the Building or the Real Property shall be subject to a Taking, then, except as hereinafter provided in this Article 14, this Lease and the

Term shall continue in full force and effect. If a part of the Premises shall be subject to a Taking, and this Lease and the Term shall not be terminated pursuant hereto, Landlord, at Landlord's expense, shall restore that part of the Premises not subject to a Taking, so as to constitute tenantable Premises; provided, however, that if the net available condemnation proceeds, less the
--------  -------
actual cost, fees and expenses incurred in connection with the collection of such proceeds, are insufficient to complete and pay for all such restoration, as estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord, Landlord may elect to terminate this Lease by giving Tenant notice to such effect within ten (10) days after Landlord has determined that such condemnation proceeds are insufficient, unless, within fifteen (15) days after Landlord has delivered to Tenant such notice of termination, Tenant shall have deposited with Landlord the amount of the deficiency in the condemnation proceeds necessary to restore the Building and/or the Premises, in which event Landlord shall proceed to so restore as provided hereinabove. In the event that Landlord elects to terminate this Lease as aforesaid, this Lease shall terminate on the date set forth in such notice as if such date were the Expiration Date set forth herein, which termination date shall in no event be less than thirty (30) days after the giving of Landlord's termination notice to Tenant, Tenant shall transfer, promptly vacate and surrender the Premises to Landlord, and the Fixed Rent and Additional Rent shall be apportioned appropriately and shall be paid up to and including the date of such Taking. Notwithstanding the foregoing, in no event shall Landlord be required to repair, restore or replace any of Tenant's Property, Tenant's Work or Tenant's betterments or improvements.

          (b) If a part of the Premises is included in the part of the Real Property subject to a Taking, from and after the Date of Taking, the Fixed Rent and Tenant's Proportionate Share shall be reduced in the proportion which the area of the part of the Premises so subject to such Taking bears to the total area of the Premises immediately prior to such Taking.

          Section 14.03.

          (a) If more than fifty percent (50%) of the Building shall be subject to a Taking, Landlord, at Landlord's sole option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of the Date of Taking, not less than thirty (30) days' notice of Landlord's termination of this Lease.

          (b) If the part of the Real Property subject to a Taking shall contain more than fifty percent (50%) of the total area of the Premises immediately prior to such Taking, or if, by reason of such Taking, in the reasonable good faith judgment of Tenant, Tenant may not continue feasible operation of its business at the remaining portion of the Premises, or no longer has reasonable means of access to the Premises, or if more than fifty percent (50%) of the parking spaces available to Tenant hereunder such that there shall thereafter be less than one (1) parking space per one thousand (1,000) square feet of rentable space in the Premises after such Taking and said spaces remain unavailable for more than six. (6) months, Tenant may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of the Date of Taking, not less than thirty

(30) days' notice of Tenant's termination of this Lease.

          (c) If any such notice of termination given by Landlord or Tenant, as the case may be, this Lease and the Term shall come to an end and expire upon the date set forth in said notice, which termination date shall, in no event, be less than thirty (30) days after the giving of such notice, with the same effect as if said date were the Expiration Date.

          (d)  In the event of any termination of this Lease pursuant to this
Section 14.03, the Fixed Rent and Additional shall be prorated and adjusted appropriately as of the Date of Taking and any prepaid portion of Fixed Rent or Additional Rent for any period after the Date of Taking shall be refunded by Landlord to Tenant.

          Section 14.04.

          (a) In the event of any Taking of all or any part of the Real property, subject to the provisions of Section 14.06 hereof, Landlord shall be entitled to receive the entire award for any such Taking. Tenant hereby agrees that Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly waives any right to such claim and assigns to Landlord all of its right, title and interest in and to any such award.

          (b) Nothing contained in this Section 14.04 or Section 14.06 shall be deemed to prevent Tenant from making a claim in any condemnation proceeding for moving expenses or the then unamortized value of Tenant's Work in excess of the amount of Landlord's Contribution, on the condition that any such award to Tenant shall in no event reduce, affect or impair the amount of the award otherwise payable to Landlord.

          Section 14.05. The terms "Taking", "condemnation" and "acquisition" as used herein shall include any agreement in lieu of, or in anticipation of the exercise of the power of eminent domain between the lessor under a Superior Lease or Landlord and any Legal Authority authorized to exercise such power of eminent domain.

          Section 14.06.

          (a) If any portion of the Real Property shall be subject to a Taking which results in a termination of this Lease, as provided in this Article, the rights of Landlord and Tenant in and to the net award or awards (i.e., after deducting reasonable fees and expenses of collection and the amount of the award payable to the lessor of a Superior Lease, provided such Superior Lease was in existence on the date the Taking or condemnation was initiated), shall be as follows and in the following order of priority:

               (i) there shall first be paid to the holder of any Mortgage to which this Lease is or shall be subordinate, the unpaid balance of principal and interest due on such Mortgage, provided such Mortgage was in existence on the date the Taking or condemnation was initiated;

               (ii) Landlord shall then be entitled to (A) the principal amount of a mortgage, which Landlord could reasonably have obtained in an arms-length transaction as of the date immediately prior to the Taking, assuming for such purpose that no Taking is forthcoming (the "Maximum Mortgage Amount", which Maximum Mortgage Amount shall be calculated as provided in subsection 14.06(c) herein), less (B) the amount paid to the holder of any Mortgage pursuant to subsection 14.04(a)(i) above; and

               (iii) the balance, if any, of said award shall be divided between Landlord and Tenant in the same proportion that the value of the unexpired portion of Landlord's interest under the "Ground Lease" (as such term is defined herein) which is subject to the Taking, as reduced by amounts payable as provided in subsections (i) and (ii) above, including, without limitation, Landlord's entire interest as lessor under this Lease (the "Landlord's Leasehold Estate"), bears to the value of the unexpired portion of Tenant's interest as lessee under this Lease (the "Tenant's Leasehold Estate").

          (b) If the value of Landlord's Leasehold Estate and/or the value of Tenant's Leasehold Estate shall be determined in the proceeding pursuant to which all or a portion of the Real Property shall have been taken, the values so determined shall be conclusive upon Landlord and Tenant. If such values shall not have been separately determined, such value shall be fixed by agreement between Landlord and Tenant within forty-five (45) days after the date of the final determination of the amount of the award, together with the amount, if any, payable to Landlord pursuant to subsection (a) above. If such amounts are not fixed by agreement between Landlord and Tenant within said forty-five (45) day period, the amounts payable to Landlord and Tenant pursuant to subsections 14.06(a)(ii) and (iii) shall be determined by arbitration in the manner set forth in Section 42.04, except that the matters to be submitted and resolved shall be those in question under this Section 14.06.

          (c)  For purposes of this Section 14.06:

               (i) "Maximum Mortgage Amount" shall be deemed to be equal to eighty (80%) percent of the value of Landlord's Leasehold Estate, such value to be determined by capitalizing the "Net Operating Income" (as such term is hereinafter defined), with respect Landlord's Leasehold Estate for the twelve month period prior to the date of the Taking at the then prevailing "cap rate" generally utilized by institutional lenders with respect to first class office properties in the "Gold Coast" area;

               (ii) "Net Operating Income" for any period shall mean an amount which shall be determined by subtracting "Operating Expenses" for such period from "Gross Operating Income" (as such terms are hereinafter defined) for such period;

               (iii) "Operating Expenses" for any period shall mean all costs and expenses incurred by Landlord for the operation, management, leasing and maintenance with respect to Landlord's Leasehold Estate including, without limitation, all costs and expenses for which Landlord is responsible under this Lease and the Ground Lease and all costs and expenses incurred by Landlord with respect to the Retail Premises, but excluding any capital expenses incurred by Landlord in connection with Landlord's Leasehold Estate; and

               (iv) "Gross Operating Income" for any period shall mean all income, rentals, revenues and consideration of whatever form or nature, received by or paid to or for the account or benefit of Landlord, derived from any operations with respect to Landlord's Leasehold Estate for such period, including, without limitation, rent and additional rent under this Lease and the leases affecting the Retail Premises excluding, however, any additional rent which represents reimbursement or direct payment of operating expenses by the tenants under such leases.

          Section 14.07.

          (a) In the event of a Taking of the temporary use or occupancy of all or any part of the Premises during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such Taking which represents compensation for the use and occupancy of the Premises and, if so awarded, for the Taking of Tenant's Property and for moving expenses.

          (b) This Lease shall be and remain unaffected by such temporary Taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such temporary Taking and shall continue to pay in full the Fixed Rent and Additional Rent when due.

          (c) If the period of temporary Taking shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Premises, or a part thereof, shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to and including the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date.

          (d) All moneys received by Tenant as, or as part of, an award for a temporary Taking for a period beyond the date to which the Fixed Rent and Additional Rent hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the Fixed Rent and Additional Rent due hereunder.


                                  ARTICLE 15

                           ASSIGNMENT AND SUBLETTING
                           -------------------------


          Section 15.01.

          (a) Subject to the terms and conditions of this Article 15, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, officers, directors, shareholders, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor sublet, nor underlet, nor suffer, nor permit the Premises, or any part thereof, to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance.

          (b) If this Lease shall be assigned, or if the Premises, or any part thereof, shall be sublet or underlet or occupied by anybody other than Tenant, or if this Lease or the Premises or Tenant's Property and Tenant's Work shall be encumbered (whether by operation of law or otherwise) with or without Landlord's consent, then Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and Additional Rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained and Tenant shall remain fully liable for the performance and due observance of all obligations of Tenant under this Lease, except as expressly provided in Section 15.04 hereof.

          (c) The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting (it being agreed that any renewal of any sublease to the same subtenant and for the same use shall not require Landlord's express consent thereto). In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof, to be used or occupied by others, without Tenant's first complying with the provisions of this Article 15.

          Section 15.02. If Tenant shall, at any time or from time to time during the Term, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof (the "Tenant's Notice") to Landlord, which Tenant's Notice shall be accompanied by (i) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (ii) in the case of an assignment described in subsection 15.04(b) hereof, current financial information with respect to the proposed assignee (including its most recent financial report) sufficient to permit Landlord to make a reasoned judgment with respect to such party's financial condition.

          Section 15.03. (a) Provided that Tenant is not then in default of any monetary or material obligation under this Lease, beyond any applicable grace period herein provided for the curing of such default, as of the time of Landlord's consent to the proposed assignment or sublease, Landlord's consent (which must be in writing) to the proposed assignment or sublease shall not be unreasonably withheld or delayed; provided, however, and upon condition that:
                                  --------  -------

               (i) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the Building as a first class office building,
     (B) is limited to the Permitted Uses of the Premises as set forth in this Lease, and (C) does not violate the restrictions set forth in Article 3 hereof;

               (ii) The proposed assignee or subtenant is a reputable person or entity of good character, whose occupancy in the Building would not be detrimental to the character, peace or security of the Building or the Project;

               (iii) Except for any proposed assignment or subletting to a "Japanese Company" (as hereinafter defined), the proposed assignee or subtenant is not a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord's agent is then "actively negotiating to rent reasonably comparable space in the Building or the Project" (as such term is hereinafter defined) it being understood and agreed that Landlord shall be deemed to be actively negotiating to rent reasonably comparable space in the Building or the Project to a person or entity if (A) during the first four (4) years of the Term, Landlord (or its designee) shall have received a written proposal and shall be actively conducting meetings or discussions with such person or entity (or its or their designee) during the six (6) month period immediately preceding the giving of a Tenant's Notice with respect to such party, or (B) from and after the first four (4) years of the Term, Landlord (or its designee) shall have proceeded with such ongoing negotiations to the point where a proposed lease agreement has been actually furnished to such person or entity (or its or their designee) during such six (6) month period immediately preceding the giving of such Tenant's Notice and such negotiations shall be continuing;

               (iv) Except for any subletting to a Japanese Company during the first four (4) years of the Term, any subletting of premises in excess of one (1) floor of the Building shall be at a net annual rental rate per rentable square foot of space which is greater than the net annual rental rate per rentable square foot of reasonably comparable space at which other office premises at the Project are then being offered for lease by Landlord for a reasonably comparable term (it being understood that the foregoing shall not be applicable to proposed subleases of a full floor, or a portion of a full floor of the Building);

               (v) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State; and

               (vi) The proposed use shall not be inconsistent with any Environmental Laws or environmental related covenants set forth in this Lease.

          (b) Landlord shall, within five (5) Business Days of request therefor, deliver to Tenant a schedule of net annual rental rates then being asked for reasonably comparable office space for a reasonably comparable term elsewhere in the Building or the Project. Landlord shall grant or deny its consent (together with specific reasons for such denial) to a proposed assignment or sublease within ten (10) Business Days from the later of (i) Tenant's request for such consent, and (ii) Tenant's delivery to Landlord of such information reasonably requested by Landlord in connection with its review of the standards set forth in Section 15.03(a) above. In the event Landlord fails, within such period of ten (10) Business Days, to either (i) grant or deny its consent, together with specific reasons for any such denial, or (ii) request additional information in accordance with Section 15.03(a) above, then Landlord's approval of such proposed assignment or sublease shall be deemed to have been given.

          Section 15.04.

          (a) Each sublease made pursuant to Section 15.03 hereof shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.

          (b) Notwithstanding any such sublease or assignment and/or acceptance of Rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant's part to be observed and performed and all acts and omissions of any licensee or subtenant or assignee or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant, provided, however, that Tenant herein
                                       --------  -------
named shall be released and relieved of and from all liabilities and obligations under this Lease if and only if (i) Landlord shall give its consent to such assignment pursuant to Section 15.03 hereof, (ii) the assignee shall deliver to Landlord an agreement as described in Section 15.08 hereof, (iii) the holder of any Mortgage(s) shall give its (their) consent to such release of Tenant herefrom, and (iv) either (X) Guarantor shall confirm to Landlord in writing that the Guaranty remains in full force and effect notwithstanding such assignment and release of Tenant herein named, or (Y) the assignee shall have a net worth (calculated in accordance with generally accepted accounting principles consistently applied) equal to not less than eight (8) times the aggregate of all remaining Fixed Rent obligations of Tenant for the balance of the Term of this Lease.

          Section 15.05. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

          (a) No sublease or subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

          (b) No sublease shall be delivered, and no subtenant shall take possession of the Premises, or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (c) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a Sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any credit, demand, claim, counter-claim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant; (iii) bound by any previous modification of such sub-lease, or by any previous prepayment of more than one (1) month's Fixed Rent or Additional Rent; (iv) bound by any covenant or obligation of Tenant to perform, undertake or complete any work in the subleased space of the Building or to prepare it for occupancy beyond Landlord's obligations there-for under this Lease; (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant; (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment; (vii) responsible for any monies owing by Landlord to the credit of Tenant; and (viii) required to remove any person occupying the Premises or any part thereof;

          (d) Each subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm the aforedescribed attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon, and as a condition of, occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 15. The provisions of this Section 15.05 shall be self-operative and no further instrument shall be required to give effect to this provision.

          (e)  (i)  Notwithstanding anything to the contrary contained in this
Article 15, Landlord hereby agrees to and upon request of Tenant shall, confirm in writing to each "Full Floor Subtenant" (as such term is hereinafter defined), that with respect to each subtenant under any sublease which shall demise a portion of the Premises consisting of not less than one (1) full floor of the Building (each a "Full Floor Subtenant") and which shall contain the provisions set forth in subsection 15.05(e)(ii) below, if this Lease shall be cancelled or terminated prior to the Expiration Date hereof due to Tenant's default, Landlord shall not cancel the sublease of such Full Floor Subtenant nor shall Landlord otherwise name such Full Floor Subtenant in any action against Tenant, or otherwise disturb such Full Floor Subtenant's quiet and peaceful possession of the subleased premises if and on condition that: (i) such Full Floor Subtenant shall not be in default under its sublease, beyond any applicable grace periods provided therein for the curing of such default, and (ii) the Guarantor hereunder shall confirm in writing to Landlord that the Guaranty shall continue in full force and effect with respect to all of the obligations of such Full Floor Subtenant to be performed or observed under such sublease (as same may be modified pursuant hereto).

               (ii) If this Lease shall be cancelled or terminated as aforesaid, then, with respect to any Full Floor Subtenant, Landlord shall take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, except that all of the limitations described in subsections (i) through (viii) of subsection 15.05(c) hereof shall apply to Landlord. In addition, it shall be expressly understood and agreed (and the non-disturbance agreement with respect to any Full Floor Subtenant shall so provide) that notwithstanding anything to the contrary contained in such sublease, Landlord shall have no obligation to provide any maintenance, repairs or other services to such Full Floor

Subtenant which shall be in excess of or in addition to the standard office services provided by Landlord or its affiliates to tenants at other commercial office buildings in the Project, and the Full Floor Subtenant shall pay to Landlord, as Additional Rent during each year of the term of such sublease, to the extent not otherwise required to be paid under such sublease (x) the cost of all Real Estate Taxes and expenses of maintenance, repairs, providing services and general operation and management of the Building, the Premises and the Real Property, including all Operating Expenses and (y) any and all other charges payable by Tenant to Landlord pursuant to the terms of this Lease, all such amounts to be multiplied by a fraction, the numerator of which shall be the number of rentable square feet in such subleased premises, and the denominator of which shall be the number of rentable square feet in the Premises.

               (iii) Any such Full Floor Subtenant shall execute and deliver to Landlord any instruments (including, but not limited to, a new agreement of lease) as Landlord may reasonably request to evidence the aforedescribed attornment. Tenant shall reimburse Landlord as Additional Rent upon demand, for all costs and expenses reasonably and actually incurred by Landlord in connection with the preparation and review of Landlord's agreements not to disturb Full Floor Subtenants and other correspondence and notices in connection therewith, including, without limitation, reasonable legal costs actually incurred in connection with each such agreement.

               (iv) Landlord's obligation to execute and deliver a non-disturbance and attornment agreement in favor of any Full Floor Subtenant shall be further conditioned upon the following: (a) the fixed rent payable by such Full Floor Subtenant per rentable square fact of its sublease shall be at an annual rate not less than the Applicable Rental Rate hereunder and (b) either
(1) such Full Floor Subtenant shall, in Landlord's reasonable judgment, be financially capable of meeting the obligations imposed under the sublease as the same mature, or (2) such Full Floor Subtenant shall, either upon execution of the sublease or as a condition to Landlord's obligations to recognize such subtenant under the non-disturbance agreement, post a reasonable security deposit to assure performance of its obligation under the sublease.

          Section 15.06.

          (a) If Tenant is a corporation, the provisions of subsection 15.01(a) hereof shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant which results in a change of control of Tenant as if such transfer of stock of Tenant were an assignment of this Lease; but said provisions shall not apply to Tenant if and so long as Tenant's shares are publicly traded on a recognized national or international securities exchange, or to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred; provided, however, that in connection with any such merger, consolidation or
--------  -------
transfer of assets:

               (i) the successor to Tenant is a reputable entity of good character and has a net worth computed in accordance with generally accept accounting principles consistently applied, at least equal to the greater of (A) the net worth of Tenant herein named immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease;

               (ii) proof reasonably satisfactory to Landlord of such net worth prior to the effective date of any such transaction shall have been delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction;

               (iii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction; and

               (iv) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee in which such assignee assumes (as of the commencement date of such assignment instrument) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed, shall have been delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction.

          (b)  If Tenant is a partnership or joint venture, the provisions of
Section 15.01(a) hereof shall apply to a transfer (by one or more transfers) of the equity and/or profit and loss interest and/or the interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture as if such transfer of an interest in the equity and/or profit or loss interest, and/or the interest in the distributions of profits or losses or such partnership or joint venture which results in a change of control of such partnership as joint venture were an assignment of this Lease.

          (c) If Tenant is a partnership or joint venture, or is comprised of two (2) or more persons individually and/or as co-partners of a partnership or joint venture, or if Tenant's interest in this Lease shall be assigned to a partnership or joint venture, or to two (2) or more persons, individually and/or as co-partners of a partnership or joint venture, pursuant to this Article 15 (any such partnership and such persons are collectively called a "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant:

               (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several;

               (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant; and

               (iii) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed;

          (d) The limitations set forth in this Section 15.06 shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 15.06 shall be deemed to be a transfer in violation of Section 15.01 hereof.

          Section 15.07. Tenant may, without Landlord's consent, permit any corporations or other business entities or persons which control, are controlled by, or are under common control with Tenant (individually and collectively, a "related entity") to sublet all or part of the Premises for any Permitted Use, subject however to compliance with Tenant's obligations under this Lease. Such sublease shall not be deemed to vest in any such related entity any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

          Section 15.08. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 15.01 hereof or without Landlord's consent to the extent permitted under this Lease, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 15.01 hereof shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

          Section 15.09. The joint and several liability of Tenant and any immediate or remote successor-in-interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

          Section 15.10. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not, in and of itself, operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

          Section 15.11. For purposes of this Article 15, (i) the term "control" shall mean, in the case of a corporation, ownership, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in the case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least fifty (50%) percent of all of the legal and equitable interest therein; and (ii) the term

"Japanese Company" shall mean any corporation, partnership or other business entity which is organized and validly existing pursuant to the laws of the nation of Japan, or any corporation, partnership or other business entity which is controlled by or under common control with any such company.

          Section 15.12. Tenant shall have the right, upon prior written notice to Landlord but without Landlord's consent therefor, to mortgage all or any part of Tenant's interest in this Lease to an institutional mortgagee (such leasehold mortgage or any replacement thereof hereinafter called the "Leasehold Mortgage"), including Tenant's Work, without any restriction except as set forth in this Section 15.12 and Tenant may assign this lease as security for such Leasehold Mortgage. With respect to the Leasehold Mortgage, Landlord agrees to give a copy of any notice of any default under this Lease given to Tenant to the holder of the Leasehold Mortgage (such holder, the "Leasehold Mortgagee") who shall notify Landlord in writing of its interest in this Lease. From and after the time Landlord is notified of the name and address of the Leasehold Mortgagee and has provided Landlord with a true and corrected copy of such recorded Leasehold Mortgage, the following provisions shall apply until the time, if any, when the Leasehold Mortgagee shall notify Landlord in writing that said Leasehold Mortgage has been satisfied in full:

          (a) Except pursuant to the terms and provisions of this Lease, there shall be no voluntary cancellation, surrender, acceptance of surrender or material modification of this Lease without the prior consent in writing of any such Leasehold Mortgagee and no such cancellation, surrender or modification shall be effective without such consent.

          (b) Upon serving upon Tenant any notice of default pursuant to the terms of this Lease Landlord shall, at the same time and in the same manner, serve a copy of such notice upon the Leasehold Mortgagee, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been so served. Such Leasehold Mortgagee shall thereupon have the same period (plus the additional period hereinafter provided), after service of such notice upon it, for remedying the default or causing the same to be remedied, as is given Tenant after service of such notice upon it.

          (c) If Tenant shall be in default hereunder, the Leasehold Mortgagee shall have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the direction of such Leasehold Mortgagee as if the same had been done by Tenant.

          (d) For the purposes of this Section, no default on the part of Tenant in the performance of work required to be performed or acts to be done, or conditions to be remedied, shall be deemed to exist, if steps shall, in good faith, have been commenced promptly by Tenant or by or at the direction of the Leasehold Mortgagee to rectify the same and shall be prosecuted to completion with diligence and continuity, provided that such completion occurs within ninety (90) days of the date such work or acts were required to be performed or done.

          (e) In case of a default by Tenant other than in the payment of money hereunder, Landlord will take no action to effect a termination of the Term of this Lease by the service of any notice provided for in Article 18 hereof, or otherwise, without first giving to the Leasehold Mortgagee reasonable time within which either to (i) obtain possession of the Premises (including possession by a receiver) and cure such default in the case of a default which is unsusceptible of being cured by the Leasehold Mortgagee when the Leasehold Mortgagee has obtained possession, or (ii) institute foreclosure proceedings and complete such foreclosure, or otherwise acquire Tenant's interest in this Lease, with diligence and continuity and thereafter cure such default in the case of a default which is not so susceptible of being cured by the Leasehold Mortgagee provided (A) the Leasehold Mortgagee assumes by a written instrument the obligations of Tenant under this Lease, (B) the Leasehold Mortgagee or the Tenant pays all Fixed Rent and Additional Rent and any other monetary obligations of Tenant under this Lease,
(C) the Premises are not endangered and (D) Landlord's interest under any Superior Lease or Mortgage is not in danger of being foreclosed. Notwithstanding the foregoing, the Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if the default which would have been the reason for serving such a notice shall be cured, and provided that nothing herein shall preclude Landlord from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any period of such forbearance; and any default not susceptible of being cured by the Leasehold Mortgagee shall, upon completion of foreclosure proceedings or acquisition of Tenant's interest in the Lease, be and shall be deemed to have been waived by Landlord.

          (f) If this Lease shall terminate by reason of a default of Tenant, Landlord, within thirty (30) days following the termination of this Lease based on a default of Tenant, shall serve upon the Leasehold Mortgagee written notice of such termination, together with a statement of any and all sums which are due at the time to Landlord under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Such Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

          In the case of a termination of this Lease based upon a default of Tenant, then upon written request of the Leasehold Mortgagee, made within thirty
(30) days after the service by Landlord of the aforementioned notice, Landlord shall enter into a new lease of the Premises with the Leasehold Mortgagee or with its designee. Such new lease shall be effective as of the date of such termination, shall be for the remainder of the Term of this Lease, and shall be at the existing Fixed Rent and Additional Rent, and upon all the agreements, terms, covenants and conditions hereof. The tenant named in such new lease shall, at the time of the execution and delivery of such new lease, pay any and all sums which would at such time be due under this Lease, but for its termination as aforesaid, and pay all expenses, including reasonable counsel fees, court costs and disbursements incurred by Landlord in connection with such default and termination, the recovery of possession of the Premises, and the preparation, execution and delivery of such new lease, and shall thereafter diligently remedy any existing default under this Lease, provided, however, that nothing herein contained shall require any Leasehold Mortgagee or its designee, as a condition to the exercise of its rights hereunder to obtain a new lease or cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee.

          (g) So long as any Leasehold Mortgage is in existence, unless the Leasehold Mortgagee shall otherwise expressly consent in writing, Landlord's ground leasehold interest under the "Ground Lease" (as such term is hereinafter defined) and the leasehold estate of Tenant herein created by this lease shall not merge but shall retain separate and distinct, notwithstanding the acquisition of said ground leasehold interest and said leasehold estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

          (h) Landlord shall give the Leasehold Mortgagee prompt notice of any legal proceedings between Landlord and Tenant relating to this Lease.

          (i) Tenant shall pay any and all mortgage interest and amortization under the Leasehold Mortgage at its own expense.


                                   ARTICLE 16

                              ACCESS TO PREMISES
                              ------------------

          Section 16.01. Tenant shall permit Landlord, Landlord's agents and any agents or employees of any public utility servicing the Building to erect, use, maintain and replace ducts, pipes and conduits in and through the Premises; provided, however, that (a) the usable area of the Premises utilized for office
--------  -------
purposes shall not be reduced thereby and the balance of the Premises shall not be materially reduced thereby, and (b) any interruption of or interference with Tenant's business at the Premises, which shall result from any of the foregoing activities shall be kept to a minimum with Landlord providing, at its sole cost and expense, any additional security personnel required for such activities.

          Section 16.02. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable advance notice (except in an emergency, in which case. no notice shall be required) and as hereinafter provided in this Article 16, (a) for any of the purposes specified in this Article 16, (b) to examine the same, (c) to exhibit them to prospective purchasers, lessors or mortgagees of the Building or space therein, (d) to make such repairs, alterations, improvements or additions as Landlord may be permitted to perform in the Premises or to any other portion of the Building, pursuant to, and in accordance with, any of the terms and provisions of this Lease, following Tenant's default in the performance thereof, (e) to comply with laws, regulations or other requirements of any Legal Authorities and Insurance Bodies, (f) to take all material into and upon the Premises that reasonably may be required therefor, and (g) to read any utility meters therein. Any such entry by Landlord or Landlord's agents shall not constitute an eviction or constructive eviction of Tenant, in whole or in part, and the Fixed Rent and Additional Rent shall in no wise abate while said exhibition, repairs, alterations, improvements or additions are being made (except, however, that any such repair, alteration or improvement work shall be performed by or on behalf of Landlord in accordance with the provisions of Section 16.06 hereof), by reason of loss or interruption of business of Tenant, or otherwise.

          Section 16.03. During the two (2) years prior to the Expiration Date, Landlord may exhibit the Premises to prospective tenants thereof upon the terms set forth in Section 16.02 hereof.

          Section 16.04. Subject to the provisions of Section 16.02 hereof, if Tenant shall not be personally present to open and permit an entry into the Premises, at any time and from time to time, when for any reason an entry therein shall be necessary or permissible pursuant to the terms and pro-visions of this Lease, Landlord and Landlord's agents may enter the public portions of the Premises which are accessible without a key, and, in an emergency in which
(a) Tenant cannot be reached to open or permit entry to the Premises, or (b) waiting for Tenant to open the Premises would result in material harm, Landlord and Landlord's agents may forcibly enter the same, without rendering Landlord or such agents, liable therefor (if during such entry Landlord and Landlord's agents shall accord reasonable care to Tenant's property), and. without in any manner affecting the obligations and covenants of this Lease.

          Section 16.05.

          (a) Tenant understands and agrees that any and all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, telephone rooms, heating, air cooling, plumbing and other mechanical facilities, service closets, sinks and other Building facilities, if and to the extent the same shall exclusively service the ground floor portion of the Building not leased to Tenant, as well as the Building's curtain wall facade are reserved to Landlord and persons authorized by Landlord, and are not part of the Premises and Landlord and all persons authorized by Landlord shall have the use thereof, as well as access thereto, through the Premises, subject to the terms and conditions set forth in Section 16.01 hereof. Tenant further understands and agrees that if any such space in or adjacent to the Premises and other mechanical facilities, service closets, sinks and other Building facilities service both the Premises and the ground floor portion of the Building not leased to Tenant, Landlord as well as Tenant shall have use thereof and access thereto, through the Premises, subject to the terms and conditions set forth in Section 16.01 hereof. Tenant further acknowledges and agrees that Tenant's access and use of the loading dock within the Building shall be non-exclusive and that Landlord, for itself and all tenants of the Retail Premises shall have access to and the right to use such loading dock, subject to Tenant's reasonable security requirements, and provided that Landlord shall reimburse Tenant for any additional costs and expenses of securing the loading dock which would not otherwise be incurred by Tenant but for the use of the loading dock by Landlord and/or the tenants of the Retail Premises. Tenant further acknowledges and agrees that Landlord and all persons authorized by Landlord shall have the use and access to the roof, in accordance with the provisions of Article 43 herein.

          (b) Landlord shall provide to Tenant, upon reasonable advance notice from Tenant, reasonable access to all such spaces in the Building, as described in subsection 16.05(a), required in connection with any work or other activity which Tenant desires or is required to perform or undertake at the Premises, pursuant to this Lease.

          Section 16.06. In the performance of any work in the Premises referred to in this Article 16, Landlord shall use all reasonable efforts to avoid or otherwise minimize interruption of or interference with Tenant's use of the Premises, subject, however, to Force Majeure.

          Section 16.07.

          (a) Tenant shall permit any representative of fire, police, building, sanitation or other department or instrumentality of any Legal Authority, entry to the Premises.

          (b) Tenant shall indemnify and hold Landlord harmless from and against any liabilities, fees, costs and expenses arising or resulting from Tenant's failure to provide the foregoing persons or entities with access to the Premises, as aforesaid.

          Section 16.08. Neither this Lease nor any use by Tenant of the Premises shall give Tenant any easement or other right in, or to the use of, any other portion of the Project, other than as expressly set forth in this Lease.

          Section 16.09.

          (a) Tenant shall share the use of the lobby area with Landlord in order for Landlord to have access to the elevators and to exercise any rights of access or entry as provided in this Lease.

          (b) Landlord agrees and covenants that there shall be no retail traffic permitted through the lobby area of the Building Premises including, but not limited to, tenants of the Retail Premises or their employees or customers. Without limiting the generality of the foregoing, there shall be no access from the Retail Premises, except as may be required by Legal Authorities in the event of emergency, as shown by the notation "Retail Secondary Access" on Exhibit 1-A annexed hereto and made a part hereof. Landlord further agrees and covenants that there shall be no delivery through the lobby area of any supplies, inventory, merchandise or materials of any nature to the Retail Premises, but that all such deliveries shall be made by way of private corridors having no access to such lobby area.

          (c) A portion of the Retail Premises may open out into the lobby area as shown by the notation "Retail Access" on Exhibit 1-A annexed hereto and the tenants at the Retail Premises and their employees and customers shall have non-exclusive access with Tenant to the portion of the lobby indicated by cross-hatching on Exhibit 1-A.

          Section 16.10. Landlord shall make available to Tenant, without charge therefor, an area to be selected by Landlord for Tenant's non-exclusive use with Landlord for the purpose of housing gas meters for the Building and to satisfy the requirements of the public utility with respect thereto. Landlord, at its sole cost and expense, shall be responsible for causing gas service to be brought to the Building.

                                  ARTICLE 17

              NON-LIABILITY OF LANDLORD, LESSORS AND MORTGAGEES;
              -------------------------------------------------
                           TENANT'S INDEMNIFICATION
                           ------------------------

          Section 17.01.

          (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of all its interest as tenant under the ground leases of the Building and/or the Real Property, as the case may be.

          (b) In the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all existing and future covenants, obligations and liabilities of Landlord hereunder (to the extent of the interest transferred), and it shall be deemed and construed without further agreement between the parties or their successors in interest or the parties and the transferees of said property that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out, undertake and perform any and all covenants, obligations and liabilities of Landlord hereunder (to the extent of the interest transferred).

          Section 17.02.

          (a) Neither the shareholders, principals, directors, officers, agents, servants or employees of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, principals, directors, officers, agents, servants or employees of such partners), if Landlord is a partnership or joint venture, whether disclosed or undisclosed (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties.

          (b) The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to, Landlord's estate and interest as tenant under the ground leases of the Building and the Real Property as well as the proceeds from any Taking and any insurance proceeds from a casualty, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy or collect on a judgment for Landlord's failure to perform such obligations. No other property or assets of Landlord and/or the Parties shall be subject to levy, lien, execution, attachment or other enforcement procedure.

          Section 17.03.

          (a) Neither Landlord, any lessor or any mortgagee, nor any of the Parties of Landlord, any lessor or any mortgagee (in any case, whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, or for any interruption to tenants or any other persons or business irrespective of the cause of such injury, damage or loss, including, but not limited to, injury, damage or loss resulting from or connected with: (i) fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; (ii) any latent defect in the Premises or in the Building (except, however, for those latent defects in the Base Building Work of which Tenant has given Landlord notice and for which Landlord is obligated or responsible to make repairs, as aforesaid); or (iii) any security system implemented or installed by Landlord for or at Building, nor shall the aforesaid entities and Parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise except if and to the extent the same is caused by or results from the negligence of Landlord, or any of the Parties in the operation or maintenance of the Premises or the Building.

          (b) Further, neither Landlord, any lessor, or any mortgagee, nor any of the Parties shall be liable for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasipublic work; or even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming by, through or under Tenant.

          (c) Nothing in this Section 17.03 shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under this
Article 17 in order to recoup for payments made to compensate for losses of third parties.

          Section 17.04.

          (a) Tenant shall indemnify and hold harmless Landlord and all lessors and mortgagees and its and their respective Parties from and against any and all claims arising from or in connection with the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, servants, employees or contractors; any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the Premises; and any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees, court costs and expenses.

          (b) In case any action or proceeding shall be brought against Landlord and/or any lessor or mortgagee and/or its or their respective Parties by reason of any such claim, Tenant, upon notice from Landlord or such lessor or mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such lessor or mortgagee).

          Section 17.05. For purposes of this Article 17, any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor any of the Parties shall be liable for any damage to the property of Tenant or of others entrusted to Building employees, nor for the loss of or damage to any property of Tenant by theft or otherwise except, however, if caused solely by Landlord's negligence.

                                   ARTICLE 18

                           CONDITIONS OF LIMITATION
                           ------------------------

          Section 18.0l. This Lease and the Term and estate hereby granted are subject to the limitations that:

          (a) if, Tenant shall default in the payment when due of any installment of Fixed Rent and the Parking Fee or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, provided, however, that
                                                    --------  -------
Landlord shall not be required to give such notice to Tenant of the occurrence of such a default described in this subsection 18.01(a) more than two (2) times in any calendar year during the Term; or

          (b) if, Tenant shall, whether by action or inaction default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent, the Parking Fee and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or any shorter period if required or permitted by any Legal Authority, or if such default is of such a nature that it cannot be completely remedied within said thirty (30) days or shorter period and the continuance of which for the period required for cure will not (i) subject Landlord or any lessor or any mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the Premises, or any part thereof, or the Building or Real Property, or any part thereof, to being condemned or vacated, (iii) subject the Building or Real Property, or any part thereof, to any lien or encumbrance, or (iv) result in the termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not (x) within said thirty (30) days or shorter period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within said thirty (30) days or shorter period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of said notice of Landlord; or

          (c) if, the Premises shall become deserted or abandoned for a period in excess of thirty (30) consecutive days (following Tenant's occupancy for the conduct of its business thereat); or

          (d) if, Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 15 hereof; or

          (e) if, Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially all of Tenant's property; or

          (f) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed or stayed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or substantially all of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged or stayed, or if any lien, execution or attachment shall be filed or issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied by someone other than Tenant; or

          (g) if, the Guaranty shall not be in full force and effect at any time during the Term, or if Guarantor shall default in the due observance or performance of any of the terms of the Guaranty, or if Guarantor shall repudiate the Guaranty, or if the Guaranty shall terminate, or be terminated, for any reason, then, upon the occurrence, at any time prior to or during the Term, of
          ----
any one or more of such events, Landlord may, at any time thereafter, at Landlord's sole option, give to Tenant a ten (10) days' notice of cancellation of this Lease and, in such event, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said ten (10) day period with the same force and effect as if the date of expiration of said ten (10) days were the Expiration Date stated herein and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 19 hereof.

          Section 18.02.

          (a) If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in subsections 18.01(f) and (g) hereof shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

          (b) Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections 18.01(e) and (f) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 18.01 hereof.

          Section 18.03.

          (a) If, Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, then, unless the ___________ has been released pursuant to this provision of Section 15.04 the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within thirty (30) days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord) shall (i) pay to Landlord all Fixed Rent and Additional Rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination and (ii) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination, and ending on the Expiration Date, unless sooner terminated as in such lease.

          (b) Such new lease shall be for the same Fixed Rent and Additional Rent and upon the executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming by, through or under such assignee, or by virtue of any statute or any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Fixed Rent and Additional Rent which, had this Lease not been disaffirmed, rejected or terminated would have become due after the effective date of such disaffirmance, rejection or termination with respect to any prior period.

          (c) If the lessee shall fail or refuse to enter into the new lease within five (5) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease either at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

          Section 18.04.

          (a) If, pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 15 hereof (or if this Lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including the source of payment of rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of (i) one (1) year's Fixed Rent then reserved hereunder plus (ii) an amount equal to all Additional Rent payable hereunder for the calendar year preceding the year in which such assignment is intended to become effective), which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed.

          (b) Any such assignee of this Lease shall have a net worth, exclusive of good will, computed in accordance with generally accepted accounting principles consistently applied, equal to at least eight (8) times the aggregate of (i) the annual Fixed Rent reserved hereunder plus (ii) all Additional Rent for the preceding calendar year as aforesaid and the use of the Premises shall in no way diminish the reputation of the Building as a first-class office/commercial building or impose any additional burden upon the Building or increase the services to be provided by Landlord.

          (c) If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any Rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

                                  ARTICLE 19

                        RE-ENTRY BY LANDLORD; REMEDIES
                        ------------------------------

          Section 19.01.

          (a) If this Lease and the Term shall terminate and come to an end as provided in Article 18 hereof:

              (i) Landlord and its agents may immediately, or at any time thereafter, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by any other lawful means (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises;

              (ii) Landlord, at its option, may relet the whole or any part or parts of the Premises, at any time or from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine;

              (iii) Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability;

              (iv) Landlord, at its option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability; and

              (v) Notwithstanding the foregoing provisions of this Section 19.01, Tenant shall have the right to remove Tenant's Work from the Premises in accordance with the provisions of subsection 5.03(a).

          (b) (i)    Tenant, on its own behalf and on behalf of all persons
claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to (A) the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law, except as otherwise expressly provided in this Lease, (B) redeem the Premises, or re-enter or repossess the Premises, and/or (C) restore the operation of this Lease, after
(1) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, (2) any re-entry by Landlord, or (3) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

              (ii) The words "re-enter", "re-entry" and "re-entered" as used in this Article 19 shall not be deemed to be restricted to their technical legal meanings, and the right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          Section 19.02. In the event of any breach or threatened breach by Tenant or any person claiming by, through or under Tenant, of any of the terms of this Lease (whether or not the Term shall have commenced), Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any other remedy allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

          Section 19.03.

          (a) If this Lease and the Term shall expire and come to an end as provided in Article 18 hereof, or by or under any summary proceeding or any other action or proceeding by Landlord against Tenant or any person claiming by, through or under Tenant, or if Landlord shall re-enter the Premises as provided in this Article 19, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

              (i) Tenant shall pay to Landlord all Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired or has been terminated and come to an end;

              (ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advanced Rent, security deposit or otherwise, but such monies shall be credited by Landlord against any damages payable by Tenant to Landlord;

              (iii) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (the "Deficiency") between the Fixed Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term including any renewal term exercised by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents collected under any reletting of all or part of the Premises for any part of such period, first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, and Landlord's re-entry upon the Premises and with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, court costs and disbursements, alteration costs and other expenses of preparing the Premises for such reletting; it being agreed and understood by Tenant that any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, and that Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

              (iv) Whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as Additional Rent in lieu of any further Deficiencies, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the sum of the Fixed Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term, including any Renewal Term exercised by Tenant prior to the expiration or termination of this Lease pursuant to Article 18 hereof (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, discounted to the then present value of such sum at the rate of two percent (2%) per annum below the then "Base Rate" of interest as established and publicly announced by Manufacturers Hanover Trust Company in New York, New York, or its successor, and less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subdivision (iii) above, for the same period; it being agreed and understood by Tenant that if before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet in a bona-fide arms-length transaction by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be conclusively deemed, prima facie, to be the fair and reasonable rental value for the part of the
----- -----
whole of the Premises so relet during the term of the reletting.

          (b) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of Section 19.03(a) hereof. In no event whatsoever, shall Tenant be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent and Additional Rent reserved in this Lease. Nothing contained in Article 18 hereof or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection 19.03(a) hereof.

                                  ARTICLE 20

                                CURING DEFAULTS
                                ---------------

          Section 20.01.

          (a) If Tenant shall default in the observance or performance of any term, covenant or condition in this Lease on Tenant's part to be observed or performed, Landlord may, without thereby waiving such default and without liability to Tenant in connection therewith, remedy such default for the account of Tenant (including, without limitation, the right to bond or insure over any mechanics' liens required under Section 5.04 hereof), immediately and without notice in the case of an emergency, or in any other case, if Tenant shall fail to remedy such default within a reasonable period after notice by Landlord or within any time period required by law, and such default causes or permits any condition which interferes with the use by Landlord or any other tenant of any space in the Building, or interferes with the proper and efficient operation of the Building, or is in contravention of any other agreement of which Landlord is a party or to which Landlord is otherwise subject (and of which other agreement Tenant has been given notice).

          (b) If Landlord makes any expenditures, incurs any obligations for the payment of money in connection therewith, or sustains or incurs any damages or fines, due to such nonobservance or non-performance by Tenant, including, without limitation, reasonable attorneys' fees, court costs and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, together with interest at the Interest Rate and costs, shall be paid by Tenant to Landlord, as Additional Rent, within five (5) days of rendition of any bill or statement to Tenant therefor.

          (c) Tenant hereby waives Tenant's right, if any, to designate the items against which any payments made by Tenant to Landlord are to be credited and Landlord may apply any such payments to any items Landlord sees fit.

          (d) For the purposes of this Section 20.01, a rent b111 sent by first class mail, to the address to which notices to be given under this Lease, shall be deemed a proper demand for the payment of the amounts set forth herein.

          Section 20.02.  If this Lease is terminated under the provisions of
Article 18 hereof, or if Landlord shall reenter the Premises under the provisions of Article 19 hereof, Tenant agrees that:

          (a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord on the Expiration Date;

          (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alterations or Tenant's Work or for restoring or rebuilding the Premises or the Building, or any part thereof; and

          (c) for the breach of any covenant of Tenant set. forth above in this
Section 20.02, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

                                  ARTICLE 21

              NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL
              ---------------------------------------------------

          Section 21.01.

          (a) Tenant hereby expressly acknowledges and agrees that (i) except as herein expressly set forth, Landlord or Landlord's agents have not made and are not making and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, statements or promises with respect to the Project, the Building, the Real Property, or the Premises, and (ii) Tenant is acquiring no rights, easements or licenses hereunder by implication or otherwise, other than as expressly set forth in this Lease.

          (b) Except as set forth in subsection 21.01(a) above, all understandings and agreements previously had between the parties hereto are merged in this Lease, which alone fully and completely expresses their agreement and the same is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied in this Lease.

          Section 21.02. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord as set forth in a written instrument executed and delivered by Landlord.

          Section 21.03.

          (a) Wherever in this Lease Landlord's consent or approval is required, if Landlord shall fail or refuse to give such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval unless Tenant is able to demonstrate by reasonable evidence that Landlord willfully and in bad faith failed or refused to give such consent or approval.

          (b) Except as set forth in subsection 21.03(a) above, Tenant's sole remedy in the case of the foregoing shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law, Landlord may not unreasonably withhold or delay its consent.

          Section 21.04. Tenant and Landlord recognize and knowledge that the operation of the Building equipment may cause vibration, noise, heat or cold which may be transmitted throughout the Premises. Tenant hereby agrees that Landlord shall have no obligation to correct or reduce such vibration, noise, heat or cold, unless caused by defects in Landlord's Base Building Work for which Landlord is responsible for under Article 2 hereof, and that, subject to the provisions of Section 3.01(b) and the requirements of Section 6.01 of this Lease, Tenant shall not be responsible or obligated to correct the same notwithstanding the same affects any of those tenants leasing the Retail Premises, unless same are caused by Tenant's Alterations.

          Section 21.05. Landlord acknowledges that, from time to time, Tenant may require certain consents or approvals from the lessors and holders of Superior Leases and Mortgages, respectively, and Landlord agrees to cooperate and to use its best efforts, at Tenant's sole cost and expense, and without any fee, cost, expense or liability to Landlord, to obtain said approvals and consents. Notwithstanding the foregoing, Landlord's best efforts shall not include any obligation to bring any legal action to obtain said approvals and consents. Tenant has the right to bring an action against such lessors and holders in Landlord's name at Tenant's sole cost and expense, provided that the bringing of such action shall not subject Landlord to any civil or criminal liability, and as to which action Landlord agrees to provide its reasonable cooperation.

                                   ARTICLE 22

                             END OF TERM; HOLDOVER
                             ---------------------

          Section 22.01. Upon the expiration or other termination of the Term, or re-entry by Landlord upon the Premises in accordance with the terms and provisions of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear, depreciation, obsolescence and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant may remove Tenant's Property and Tenant's Work to the extent permitted under and in accordance with Article 5 hereof. If the Expiration Date of the Term falls on a non-Business Day, this Lease shall expire on the Business Day immediately preceding such last day of the Term.

          Section 22.02.

          (a) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure.

          (b) Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to the greater of (i) one and one-half (1-1/2) times the aggregate amount of that portion of the Fixed Rent and all Additional Rent which was payable under this Lease for the last full calendar month of the Term, or (ii) the then fair market rent value of the Premises, as reasonably determined by Landlord.

          (c) Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of the Term of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 22.

          (d) Tenant's obligations under this Article 22 shall survive the Expiration Date or earlier termination of the Term of this Lease.

          Section 22.03. It is further stipulated and agreed that if Landlord shall, at any time after the Expiration Date or earlier termination of the Term proceed to remove Tenant from the Premises as a holdover, the Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the manner as set forth above.

          Section 22.04.

          (a) Anything to the contrary set forth above notwithstanding, the acceptance of any Rent paid by Tenant pursuant to this Article 22 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

          (b) Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such person may have under the provisions of any law, ordinance or regulation of any Legal Authority then in force permitting or mandating the issuance of a "stay" in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 22.

          Section 22.05.

          (a) If Tenant shall holdover or remain in possession of any portion of the Premises beyond the Expiration Date or earlier termination of the Term of this Lease, Tenant shall be subject not only to summary proceedings and all damages related thereto, but also to any losses and damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises, or any part thereof.

          (b) All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 23

                                QUIET ENJOYMENT
                                ---------------

          Section 23.01. Landlord covenants and agrees that upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed or performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to (a) the terms and conditions of this Lease, including, but not limited to, Article 16 hereof, and (b) all Superior Leases and Mortgages.

          Section 23.02. The covenant set forth in Section 23.01 above shall be construed as a covenant running with the Real Property, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest, as tenant, under the ground lease of the Building or the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder and this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease and, as tenant, under the ground lease of the Building or the Real Property, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

                                   ARTICLE 24

                                   NO WAIVER
                                   ---------

          Section 24.01.

          (a) The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease or Rule or Regulation, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

          (b) No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation for the abandonment is sought.

          Section 24.02. The following provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article 24:

          (a) No agreement or act or thing done shall be deemed an acceptance of surrender of all or any part of the premises unless in writing and signed by Landlord; it being agreed and understood that the delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Premises, and that if Tenant shall, at any time or from time to time, request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting;

          (b) The receipt by Landlord of Fixed Rent or Additional Rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach;

          (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided; and

          (d) The existence of a right of renewal or extension of this Lease, if any, or the exercise of such right, shall not (i) limit Landlord's right to terminate this Lease in accordance with the terms hereof, or (ii) create an option for further extension or renewal of this Lease.

                                   ARTICLE 25

                   WAIVER OF TRIAL BY JURY; NO COUNTERCLAIMS
                   -----------------------------------------

          Section 25.01.

     (a) Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise.

          (b) It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Fixed Rent or Additional Rent, or to recover possession of the Premises, or for any holding over by Tenant following the Expiration Date or earlier termination of the Term of this

Lease, Tenant will not interpose (by consolidation of actions or otherwise) any counterclaim of whatever nature or description in any such proceeding. Notwithstanding the foregoing provisions of this subsection 25.01(b), Landlord hereby agrees that Tenant shall not be prohibited from interposing a counterclaim if its inability to do so would be waived as a result of Tenant's failure to assert its claim in such proceeding.

          (c) The provisions of this Article 25 shall survive the Expiration Date or earlier termination of the Term of this lease.

                                   ARTICLE 26

                              INABILITY TO PERFORM
                              --------------------

          Section 26.01. Except as may be specifically provided to the contrary in this Lease, this Lease and all of the obligations of Tenant hereunder including, without limitation, the obligation to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be observed and performed, shall in no wise be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill or is delayed in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or is unable to supply, or is delayed in supplying any equipment or fixtures required to be supplied by Landlord under this Lease if Landlord is prevented or delayed from so doing by reason of Force Majeure, or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any act or omission of the public utility companies or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                                   ARTICLE 27

                               BILLS AND NOTICES
                               -----------------

          Section 27.01. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, consents, approvals, requests or other communications which may or are required to be given under this Lease, or by law, rule or applicable governmental regulation of any Legal Authority (collectively, the "notices"), shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) posted in a United States post office station or letter box in the continental United States, or by a reputable private overnight delivery service (provided a written receipt therefor is obtained) addressed (a) to Tenant, Attention: Mr. Motoaki Ibano, Exec. V.P., at the address set forth on page 1 of this Lease or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, unless Tenant has provided Landlord with another place to give sufficient notice in accordance with the provisions of this Section 27.01, with a copy sent in the manner set forth above, to: Baer Marks & Upham, 805 Third Avenue, New York, New York 10022, Attention: Keith M. Pattiz, Esq. and Howard R. Shapiro, Esq., and (b) to Landlord at Landlord's address set forth in this Lease, with-copies sent in the manner set forth above, to: Richard S. LeFrak, Esq., at 40 West 57th Street, New York, New York 10019 and at 97-77 Queens Boulevard, Rego Park, New York 11374, and Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, Attention: Robert S. Nash, Esq., or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27.

          Section 27.02. Any such notice shall be deemed to have been given rendered or made one (1) day following the date when it shall have been mailed, or upon the date delivered (if delivered personally as provided below or by reputable private overnight delivery service), as provided in this Article 27.

          Section 27.03.  Notwithstanding the foregoing provisions of this
Article 27, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or Real Property or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

          Section 27.04. Notices hereunder from Landlord may be given by Landlord's managing agent, if one exists.

                                   ARTICLE 28

                              ADDITIONAL PAYMENTS
                              -------------------

          Section 28.01.

          (a) In addition to the Fixed Rent set forth in Article 1 hereof, Tenant shall also pay to Landlord, as Additional Rent, as and when herein set forth, for any period, the sum of (i) all Operating Expenses set forth in subsections 28.02(a)(ii), (iv) and (v), plus (ii) Tenant's Proportionate Share of (A) the Real Estate Taxes and (B) the Operating Expenses set forth in subsections 2B.02(a)(i) and (iii) for such period (such payments are collectively called the "Tenant's Expense Payment"). Tenant's Expense Payment shall be payable by Tenant from and after the Rent Commencement Date.

          (b) (i) Prior to the beginning of each calendar year during the Term (or for the calendar year in which the Term commences, prior to the Rent Commencement Date), Landlord shall present to Tenant an estimate of Tenant's Expense Payment for such calendar year (the "Tenant's Estimated Expense Payment"). Tenant shall pay Tenant's Estimated Expense Payment for each calendar year in twelve (12) equal monthly installments, in advance, on the Rent Commencement Date and on the first day of each month thereafter (appropriately prorated in the case of the first installment, if the Rent Commencement Date is not the first day of a month); provided, however, with respect to Real
                                  --------  -------
Estate Taxes, Tenant shall be obligated to pay its Proportional Share the same (or installments thereof) no later than fifteen (15) days prior to the date(s) upon which such Real Estate Taxes or installments thereof shall actually be due and payable to the respective Legal Authority.

              (ii) Tenant's Estimated Expense Payment for any calendar year, and Tenant's monthly installments, may be adjusted from time to time at reasonable intervals during such year by notice from Landlord to Tenant, which notice shall specify Landlord's reasons for such adjustments.

          (c) (i)    (A)  As soon as reasonably practicable after the end of the calendar year in which the Term begins and of each calendar year thereafter, Landlord shall provide Tenant with a statement (the "Expense Statement") showing the Operating Expenses and Real Estate Taxes for such calendar year, and a statement prepared by Landlord, comparing Tenant's Estimated Expense Payment with Tenant's Expense Payment.

                     (B) Notwithstanding the foregoing, Landlord shall make available to Tenant as promptly as possible prior to the date on which any Real Estate Taxes or installments thereof shall actually be due and payable (but in no event, however, later than fifteen (15) days prior to such date(s)) a copy of the tax bill (either actual or estimated) received by Landlord from the respective Legal Authority regarding the Real Estate Tax payment in question.

              (ii) If Tenant's Estimated Expense Payment exceeds Tenant's Expense Payment for such calendar year, Landlord shall pay to Tenant (in the form of a credit against the Additional Rent next due) an amount equal to such excess, unless the Term has come to an end, in which event the payment shall be in the form of Landlord's check made payable to the order of Tenant.

              (iii) If Tenant's Expense Payment exceeds Tenant's Estimated Expense Payment for such calendar year, Tenant shall pay to Landlord, on or before the date (the "Expense Payment Date") which is thirty (30) days after receipt of the Expense Statement, an amount equal to such excess.

              (iv) If Real Estate Taxes for any calendar year or part thereof shall be reduced after a payment shall have been made in respect of such calendar year, Landlord shall at Landlord's option, either refund to Tenant an amount equal to the amount by which the amount otherwise payable for such calendar year by Tenant would have been less if such reduction in Real Estate Taxes had occurred during such calendar year, or credit such amount against Tenant's payment of Real Estate Taxes for and during subsequent calendar years.

          (d) (i)    If Tenant shall dispute the inclusion of any item shown on an Expense Statement by notice to Landlord delivered on or before the date which is sixty (60) days after Tenant's receipt of such Expense Statement and Landlord and Tenant are unable to resolve such dispute within thirty (30) days after such date, the matter shall be determined by arbitration in the manner provided in
Article 38 hereof; provided, however, that Tenant shall pay the amount, if any,
                   --------  -------
maintained by Landlord to be due on or prior to the related Expense Payment Date; provided further, that the unsuccessful party in such arbitration
      -------- -------
proceeding shall pay all costs thereof.

              (ii) If the disputed amount, as determined by arbitration, shall be different from the amount specified on the Expense Statement, then an adjustment required to correct any sum previously overpaid by Tenant shall be made by Landlord's credit to Tenant of the amount of such excess payment against Additional Rent next due.

          (e) In the event that the Commencement Date shall be a day other than a January 1, or the Expiration Date shall be a day other than a December 31, or in the event of any abatement of the Rent pursuant to the express provision of this Lease, if any, or of any decrease in the rentable area of the Premises (pursuant to the provisions of this Lease) or of any increase or decrease in the rentable area occupied in the Building, then in such event, in applying the provisions of this Section with respect to any calendar year or portion thereof, appropriate adjustments shall be made to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Section, taking into consideration (i) the number of days in such year which shall have elapsed prior to or after such event, (ii) the rentable area of the Premises affected thereby, and (iii) the duration of such event.

          Section 28.02.

          (a) For purposes of this Lease, the term "Operating Expenses" shall mean (i) all costs and expenses incurred in the maintenance, operation, replacement, repair and security of the plazas, sidewalks and curbs at and adjacent to the Real Property including, without limitation, snow and ice removal, (ii) the cost of painting and/or decorating and/or other maintenance of the public or common areas of the Real Property, (iii) the cost of all exterior gardening and landscaping at the Real Property and all temporary exhibitions located thereat; (iv) the cost of maintenance, repair and/or replacement of the curtain wall facade and (v) the cost of the insurance obtained by Landlord pursuant to Section 12.02 hereof or otherwise at the request of Tenant.

          (b) Notwithstanding the provisions of the preceding section, the term "Operating Expenses" shall not include (i) Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes or taxes imposed upon or measured by the income or profits of Landlord, (ii) the cost of the Base Building Work (inclusive of the cost of remedying defects or making replacements therein);
(iii) any cost to the extent that Landlord is reimbursed for the same out of insurance proceeds or otherwise, (iv) ground rent under any Superior Lease and principal, interest and other payments in connection with any Mortgage or working capital loan affecting the Real Property, and (v) any amount payable to any entity or person directly or indirectly related to Landlord or any partner, shareholder or employee of Landlord to the extent such amount is in excess of amounts which would have been paid absent such relationship.

          Section 28.03.

          (a) For purposes of this Lease, the term "Real Estate Taxes" shall mean the taxes and assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assumed, levied or imposed upon all or any part of the Real Property (other than any interest or penalties imposed in connection therewith or any additional tax or assessment imposed solely by reason of any improvement made or action taken by or on behalf of any particular tenant), and all expenses, including fees and disbursements of attorneys, experts, consultants and witnesses reasonably incurred by, or reimbursable by, Landlord in connection with the assessment process or any application for a reduction in the assessed valuation for the Real Property or for a judicial review thereof (collectively, the "Tax Reduction Expenses").

          (b) It is understood, however, that except with regard to Tax
                                -------
Reduction Expenses incurred at the written request or with the written permission of Tenant (which permission shall not be unreasonably withheld or delayed), Real Estate Taxes for any given year shall include Tax Reduction Expenses only to the extent that they are offset by actual reductions in Real Estate Taxes payable for said year.

          (c) In the event that any amounts falling within the definition of Real Estate Taxes hereunder may be paid in installments, Landlord shall pay such amounts in the maximum number of installments permitted and Tenant's payments of Real Estate Taxes shall be deemed to be due and payable in such installments.

          (d) Real Estate Taxes shall be calculated so as to take into account any abatements or other special reductions therein now or hereafter during the Term affecting the Real Property and so as to include any alternative or substitute charges, including any so-called "service charge", resulting therefrom. Tenant acknowledges that Tenant's Work may increase the Real Estate Taxes and any so-called service charge payable pursuant to the "Financial Agreement" (as such term is hereinafter defined). In such event, Tenant shall pay the amount of such Real Estate Tax increase as part of its payment of Real Estate Taxes hereunder.

          (e) If due to a future change in the method of taxation any franchise, income (other than an income or inheritance tax which is applicable to other parties in addition to owners of real property), profit or other tax shall be levied against Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Real Estate Tax, or a tax or excise shall be imposed upon or measured by rents, such franchise, income, profit or other tax, or tax or excise imposed upon or measured by rents, shall be deemed to be a Real Estate Tax for the purposes hereof.

          (f) Landlord hereby agrees that Tenant shall have the right, at Tenant's sole cost and expense, to apply to the appropriate Legal Authority for a reduction in the assessed valuation of the Real Property or for a judicial review thereof; provided, however, that Landlord and any Superior Lessor and
                --------  -------
Mortgagee shall have the right to participate with Tenant in such application and any subsequent hearings and proceedings regarding such tax reduction matter.

          (g) Landlord and Tenant acknowledges that on August 25, 1987, Mid Hudson Urban Renewal Company (a/k/a/Co.) ("Mid Hudson"), a general partnership which is under common control with Landlord, and the City entered into a certain financial agreement (the "Financial Agreement"). In the event that, as the direct result of (i) the failure of Mid Hudson or its successors or assigns to file annual reports, as required under the Financial Agreement; (ii) a prohibited transfer by Mid Hudson or its successors or assigns (as set forth in Paragraph 15 of the Financial Agreement); (iii) the default by

Mid Hudson or its successors or assigns in the making of any payments due under the Financial Agreement after any applicable notice and grace period; (iv) the filing of materially false and misleading information by Mid Hudson or Landlord in connection with its application and ancillary filings to obtain the Financial Agreement; or (v) any breach by Landlord ___________________ of the obligations to be observed or performed thereunder, the "Annual Service Charge" (as such term is used in the Financial Agreement) is either terminated or is not put into effect, then, from and after the first day of the month following the issuance of a Certificate of Occupancy for the Building and until the end of the period described in Paragraph 3 of the Financial Agreement, Real Estate Taxes shall be computed as if (i) the Building was exempt from taxation and (ii) the Annual Service Charge was in effect, computed in accordance with the Financial Agreement. During the term of the Financial Agreement, Tenant shall neither perform any act ___________________________ nor fail to perform any act which will invalidate the Financial Agreement in whole or part.

          Section 28.04.

          (a) In addition to Tenant's obligation to pay Additional Rent on account of the Operating Expenses and Real Estate Taxes as described in this
Article 28, Tenant shall also pay to Landlord, as Additional Rent, from and after the Rent Commencement Date "Tenant's Project Maintenance Fee" (as such term is defined in subsection 28.04(c) below).

          (b) For the purposes of this Lease, the terms "Landlord's Project Maintenance Fee" or the "Project Maintenance Fee" shall mean all costs and expenses incurred by or on behalf of Landlord, or contributed to such firm, person or entity as shall own, or otherwise be responsible for, the operation, management, lighting, repairing, replacing and otherwise maintaining the public areas of the Project and maintaining security therein.

          (c) For purposes of this Lease, the term "Tenant's Project Maintenance Fee" shall mean Tenant's annual payment to Landlord for Tenant's portion of the Project Maintenance Fee.

          (d) (i)    The annual amount of the Tenant's Project Maintenance Fee
(prorated for any portion of a year) shall be equal to (A) twenty-five ($.25) cents, as such figure may be adjusted pursuant to Section 28.04(f) hereof (as so adjusted, the "Per Square Foot Maintenance Fee"), multiplied by (B) the number of rentable square feet in the Premises.

              (ii) The initial annual amount of Tenant's Project Maintenance Fee shall be $113,750.00, which has been calculated in accordance with the formula set forth in subsection 28.04(d)(i) above.

          (e) Tenant shall pay to Landlord, as Additional Rent, the annual amount of Tenant's Project Maintenance Fee in equal monthly installments, in advance on the first (1st) day of each calendar month during the Term, concurrently with Tenant's payment to Landlord of monthly installments of Fixed Rent.

          (f) (i)    Effective on the first (1st) anniversary of the Rent
Commencement Date (or the first (1st) day of the month thereafter if such anniversary date is not the first properties in the New Jersey-New York metropolitan area, or may enter into a management agreement with a reputable management company experienced in the operation and maintenance of first class office/retail buildings and properties in the New Jersey-New York metropolitan area.

              (ii) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of a party or parties to manage and/or operate the Real Property, the Premises and the Building if, in Landlord's sole judgment, exercised in good faith, such employment will or is likely to cause any union labor conflict with any other union labor engaged in the management or operation of any portion(s) of the Project. Furthermore, Tenant hereby agrees that Landlord shall have the right to designate the union local from which all building service employees and other building laborers ?????????? are obtained, provided that such services are obtainable at a comparable rate to that paid by Landlord for performance of similar services, taking into account that Landlord, because if its utilization of services for properties of greater aggregate size than the Building, may have obtained a more favorable rate than Tenant.

          (b) (i)    Tenant hereby agrees to pay any and all fees, costs,
expenses and amounts incurred in connection with the management and operation of the Real Property, the Premises and the Building.

              (ii) Tenant hereby acknowledges that its payment to Landlord of Fixed Rent hereunder does not include any fees, costs, expenses and amounts to be incurred by Tenant in connection with the management and operation of the Real property, the Premises and the Building.

          (c) Tenant hereby agrees to operate and maintain the Real Property, the Premises and Building in a manner consistent with the operation and maintenance of a first-class office/retail building in the New Jersey-New York metropolitan area.

          (d) Except as expressly set forth in this Lease, Landlord shall be under no obligation to furnish or perform any services to or for Tenant or any Third Party Tenants, nor shall Landlord be responsible for the proper operation of any Building facilities providing such services.

          (e) In the event that Tenant shall fail to operate and maintain the Real Property and/or provide the minimum services set forth in this Article 29, Tenant shall be liable to Landlord for its failure to so comply with the terms and provisions of this Article 29, and shall indemnify and hold Landlord harmless from and against any and all fees, costs, expenses and liability resulting or arising from such inability or failure, except to the extent such failure is the result of Force Majeure.

          (f) Tenant may not enter into any agreements or contracts with respect to the, management, operation and/or maintenance of the Real Property, the Building or the Premises which may extend beyond the Term without Landlord's prior written approval, unless, upon thirty (30) days prior notice, such agreement or contract is terminable by Tenant, and, upon the expiration or earlier termination of this Lease, is terminable by Landlord or any successor landlord.

          Section 29.02.

          Tenant shall perform or furnish to Tenant and Third ______ Tenants Building services in a manner and to the extent _______ is consistent with the services provided to tenants in ________ first-class office buildings located in the New York _____ ropolitan area or the so-called "Gold Coast" area of the ______ which services shall include, but shall not be limited _______ those services set forth below:

          (a) (i)    Heat shall be provided to the Premises when _________ as
required by the laws and requirements of Legal Authorities.

              (ii) Landlord does not represent the adequacy of, nor is Landlord responsible for, Tenant's heat distribution system within the Premises, or the design or capacity of such system. Tenant shall design and install such heat distribution system at Tenant's sole cost and expense.

          (b) (i)    Landlord shall make available to Tenant, for Tenant's use, the air-conditioning units installed at the Premises as described in Section 1 of Exhibit 4 annexed hereto, and Tenant shall be responsible (A) to pay for all electricity (or other requisite power service), water and refrigerants used in connection with such units, and (B) for making, or causing to be made all repairs, replacements and alterations required to maintain such units in good working order. Landlord, however, makes no representations or warranties as to the operation, capacity nor the adequacy of such air-cooling units, subject, however, to such warranties and guarantees which Tenant is entitled to under
Article 4 of this Lease.

              (ii) Tenant covenants that its use of such air-cooling units at all times shall be in compliance with all applicable orders, rules or regulations of all Legal Authorities having jurisdiction over the same.

              (iii) Tenant shall be responsible for the cost of providing water for the operation of the air-cooling units servicing the Premises (i.e., the costs of operating any chillers and the Building cooling tower utilized in connection therewith, including without limitation, the costs of electric, water and all repairs to and replacement of such chillers and cooling tower and all equipment related thereto).

          (c) Tenant shall arrange for the cleaning of the interior and exterior of the Building, except for the Retail Premises, in a manner consistent with that of a first class office building in the New Jersey-New York metropolitan area.

          (d) Tenant shall pay for its use or consumption of Water in the Premises. Landlord shall install a water meter in the Building which shall measure Tenant's water consumption for all purposes. Tenant shall (A) pay Landlord for the cost Of the meter and its installation thereof, as Additional Rent, upon demand, (B) keep said meter and installation equipment in good working order and repair, at Tenant's sole cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as Additional Rent, upon demand and (C) Pay to the appropriate Legal Authority, on or prior to the due date imposed by the Legal Authority, for all water consumed, as well as all sewer rents, charges or any other taxes, rents, levies or charges which now or hereafter are assessed, imposed or which shall become a lien upon the Premises or the Real Property pursuant to law, order or regulation made or issued by any Legal Authority in connection with any such metered use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If Tenant shall default in making such payment(s) Landlord may pay such charges and collect the same from Tenant, together with interest thereon at the Interest Rate, all as Additional Rent.

          (e) Landlord reserves the right to require Tenant to stop, interrupt or reduce the service or operation of the heating, ventilation or air-cooling systems, elevator, electrical energy or plumbing or any other service or systems when necessary by reason of any law, rule, regulation or order of any Legal Authority having jurisdiction over the Building.

          (f) The exercise of such right in subsection (e) above by Landlord shall not (i) constitute an actual or constructive eviction, in whole or in part, (ii) entitle Tenant to any compensation or to any abatement or diminution in the payment of Rent, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or any Third Party Tenants or injury to or interruption of Tenant's or any Third Party Tenant's business, or otherwise.

                                   ARTICLE 30

                                  ELECTRICITY
                                  -----------

          Section 30.01.

          (a) (i)    Tenant, at Tenant's sole cost and expense, shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Tenant acknowledges that, for so long as Tenant and its Third Party Tenants are in occupancy of the entire Building, other than that portion of the ground floor which has not been leased to Tenant under this Lease, such electricity shall service all of the Real Property and the Building, including the lobby area, all public and common areas and all Building systems, services and facilities, exclusive, however, of the Retail Premises.

              (ii) Landlord represents and warrants to Tenant that the Retail Premises shall receive electricity service directly from the public utility providing the same to the Building (i.e., such portion of the Building shall not
                                    ---
receive electricity service through facilities providing electricity to Tenant at the Premises). Notwithstanding the foregoing, in the event Tenant elects to become a "primary service user" by the public utility servicing the Building and is thereby required to purchase electrical energy for the entire Building, including the Retail Premises, Tenant shall, at its expense, redistribute or furnish electrical energy to or for the use of all tenants in the Retail Premises. Tenant shall, at its expense, install sub-meters to measure such tenants' consumption of electrical energy, and such tenants shall pay to Tenant (or Landlord shall pay to Tenant on behalf thereof), on demand, from time to time, but no more frequently than monthly, for consumption of electrical energy at a rate which Tenant actually pays for such electrical energy to the public utility company servicing the Building, on the basis of all of the electricity actually purchased by Tenant for the entire Building. The rate to be paid by the tenants in the Retail Premises for sub-metered electrical energy shall include any taxes or other charges in connection therewith. If any tenant of Retail Premises fails to pay for such electrical energy furnished to it by Tenant in a timely manner, Tenant shall give notice to Landlord of such failure to pay, and an opportunity to cure such tenant's failure within a reasonable time. If such retail tenant (or the Landlord, on such retail tenant's behalf) shall fail to make payment within a reasonable time thereafter, Tenant may exercise any and all legal remedies available to it against such retail tenant.

          (b) The cost of such utility service shall be paid by Tenant directly to such utility company. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Building and the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Tenant, at Tenant's sole cost and expense, in a manner reasonably satisfactory to Landlord.

          (c) Tenant shall be obligated, at Tenant's sole cost and expense, to arrange or to make arrangements with Landlord for the connection of its electrical system servicing the Premises and the Building (except for the Retail Premises) to the base Building electrical equipment and system installed by Landlord in the Building.

          Section 30.02.

          (a) Any additional feeders or risers to be installed to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Tenant at its sole cost and expense; provided, however, that the installation of
                                     --------  -------
such additional feeders or risers will not violate any applicable laws and regulations of any Legal Authority and Insurance Body and/or will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or unreasonably interfere with or disturb other tenants or occupants of the Building, including any Third Party Tenants.

          (b) Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders to the Building or the risers or wiring installations then serving the Premises and Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, will overload such installations.

          (c) Any electrical Alterations, additions or consents by Landlord thereto shall be subject to the provisions of this subsection, as well as to other provisions of this Lease including, without limitation, the provisions of
Article 5 hereof.

          (d) Landlord shall not be liable or responsible to Tenant in any way for any loss, damage or expense which Tenant may sustain or incur as a result of any (A) interruption, curtailment or failure (whether or not temporary) or (B) defect in the supply, character, quantity, availability or suitability of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any public utility or other company servicing the Building with electricity or for any other reason except if and to the extent the same is caused by or results from the negligence or willful misconduct of Landlord or its agents. Landlord hereby agrees that if Tenant shall provide electricity to tenants of the Retail Premises pursuant to subsection 30.04(a)(ii) hereof, Landlord shall thereafter endeavor to insert a clause in each retail lease of the Retail Premises providing for substantially similar provisions to those set forth in this subsection 30.02(d) with respect to Tenant's obligation to provide electrical services to such retail tenants, and Landlord shall not assert any claim against Tenant for any loss, damage or expense which the retail tenants may sustain or incur as a result of any failure of Tenant to provide electricity service, except to the extent expressly set forth in this subsection 30.02(d).

          (e) Tenant shall at all times comply with the rules and regulations applicable to the service, equipment, wiring and requirements of the utility company supplying electricity to the Building.

          (f) If either the quantity or character of electrical service is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution in the payment of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                   ARTICLE 31

              STATUS OF TENANT, TENANT'S AGREEMENTS AND COVENANTS
              ---------------------------------------------------

          Section 31.01. If Tenant, or a permitted assignee of this Lease pursuant to Article 15 hereof, is a Partnership Tenant then: (a) the liability of each of the parties comprising such Partnership Tenant shall be joint and several, (b) each of the parties comprising such Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord,
(c) any bills, statements, notices, demands, requests or other communications given or rendered by or to such Partnership Tenant and/or any of the parties comprising such Partnership Tenant shall be binding upon all of the parties comprising such Partnership Tenant, (d) if such Partnership Tenant shall admit new partners, each such new partner shall, by his or her admission to such Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) such Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form and content satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subsection (d) of this Section 31.01).

          Section 31.02. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State (a copy of evidence thereof shall be supplied to Landlord upon execution of this Lease) and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect shall be supplied to Landlord upon execution of this Lease).

          Section 31.03.  Tenant hereby represents and warrants that:

          (a) there are no actions, suits or proceedings pending, or, to the knowledge of Tenant, threatened against or affecting Tenant, at law or in equity or before any Legal Authorities which would impair Tenant's ability to perform its obligations under this Lease;

          (b) this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and

          (c) the consummation of the transactions hereby contemplated and the performance of this Lease will not result in any breach or violation of, or constitute a default under, any lease, bank loan or credit agreement, to which Tenant is a party.

          Section 31.04. Tenant hereby agrees to give notice to Landlord promptly after becoming aware of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, and (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible.

                                  ARTICLE 32

                                   CAPTIONS
                                   --------

          Section 32.01. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.


                                  ARTICLE 33

                             CONSTRUCTION OF LEASE
                             ---------------------

          Section 33.01.

          (a) The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, shoeshine or other stand, barber shop, or for other similar purposes or for manufacturing.

          (b) The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

          (c) The term "person" when used in this Lease shall mean a natural person or persons, a corporation, a partnership, an association, a joint venture, an estate, a trust or any other legal entity.

          (d) The terms "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular article or section, unless expressly so stated.

          (e) The term "and/or" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

          (f) The terms "Landlord shall have no liability to Tenant" or "the same shall be without liability to Landlord" or "without incurring any liability to Tenant therefore," shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution in the payment of Rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord, under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

                                  ARTICLE 34

                                 PARTIES BOUND
                                 -------------

          Section 34.01. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

                                  ARTICLE 35

                                    BROKERS
                                    -------

          Section 35.01.

          (a) Landlord and Tenant each represent and warrant to the other that it has dealt directly with (and only with) the Brokers named herein as the brokers in connection with this Lease, and that no broker, other than the Brokers, negotiated this Lease or is entitled to any fee or brokerage commission in connection herewith.

          (b) The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

          Section 35.02.

          (a) The parties shall make payments to the Brokers connection with the Lease pursuant to separate agreement if a Landlord and Tenant shall each indemnify, defend, save and hold the other harmless from and against all claims for fees or brokerage commissions, and for all fees, costs and expenses, including reasonable attorney's fees, court costs and expenses related thereto from anyone other than the Brokers with whom Landlord and Tenant have dealt, respectively, in connection with the Premises or this Lease.

          (b) Landlord shall have no liability for fees or brokerage commissions arising out of an assignment of this Lease or a sublease of all or a portion of the Premises by Tenant and Tenant shall indemnify, defend and save Landlord harmless from and against all liability for fees or brokerage commissions and for all fees, costs and expenses, including attorney's fees, court costs and expenses arising out of any such assignment or sublease.

          Section 35.03.

          (a) The covenants, representations and agreements of Landlord and Tenant set forth in this Article 35 shall survive the Expiration Date or earlier termination of the Term of this Lease.

                                  ARTICLE 36

              ADJACENT EXCAVATION; SHORING; DARKENING OF WINDOWS
              --------------------------------------------------

          Section 36.01.

          (a) If an excavation or bulkhead work or other substructure work shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation or other substructure work, license to enter upon the Premises and the Building for the purpose of doing such work as said person shall deem necessary to preserve the wall or foundation or structural elements of the Building from injury or damage and to support the same by proper foundations without any claim for damages, liability or indemnity against Landlord, or diminution or abatement of Fixed Rent or Additional Rent, and without constituting an eviction. Any interruption of or interference with Tenant's business and the Premises which shall result from the foregoing shall be kept to a minimum. Furthermore, to the extent such work is completely within the control of Landlord or someone claiming by or through Landlord, Landlord shall use its best efforts to avoid any interruption of or interference with Tenant's business and the Premises.

          (b) If, at any time or from time to time, during the Term, any windows of the Premises are temporarily closed for a period of no greater than sixty
(60) days, darkened or covered as a result of any applicable law, ordinance or regulation of any Legal Authority, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or Additional Rent, nor shall the same release Tenant from any of its obligations hereunder nor shall the same constitute an eviction.

                                   ARTICLE 37

                                 MISCELLANEOUS
                                 -------------

          Section 37.01. This Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way whatsoever until (a) Tenant has duly executed and delivered duplicate originals to Landlord, and (b) Landlord has executed and delivered one
(1) of said fully executed originals to Tenant.

          Section 37.02. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          Section 37.03. All Exhibits to this Lease and any and all Rider provisions attached to this Lease are hereby incorporated into this Lease. If any provision contained in any Exhibit hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Exhibit shall supercede said printed provision and shall control.

          Section 37.04.

          (a) From time to time, within ten (10) days next following either party's request, Landlord and Tenant agree that each shall deliver to the other a written statement executed and acknowledged by the other, in form reasonably satisfactory to the requesting party, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, Additional Rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (iii) stating whether or not, to the best of its knowledge, the other party is in default under this Lease, and, if the other party is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit, if any, under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address to which all notices and communications to such party under the Lease shall be sent, (vii) stating the Commencement Date, Rent Commencement Date and the Expiration Date, as the case may be, and (viii) specifying as to any other matters requested.

          (b) Landlord and Tenant acknowledge that any statement delivered pursuant to this Section 37.04 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest as tenant under the ground lease of the Building and the Real Property or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease or any prospective assignee of Tenant's interest in the Premises or subtenant at the Premises.

          Section 37.05. This Lease shall be governed by and construed in accordance with the laws of the State, without giving effect to the principles of conflicts of laws.

          Section 37.06.  In no event may Tenant record this Lease; provided,
                                                                    --------
however, that Landlord and Tenant will, upon the request of the other and at the
-------
sole cost and expense of the requesting party, join in the execution of a memorandum of lease in proper form for recordation.

          Section 37.07. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

          Section 37.08. The parties hereto acknowledge that simultaneously with the execution and delivery of this Lease, Tenant has caused the execution and delivery to Landlord of the Guaranty. The parties further acknowledge that Landlord would not have entered into this Lease but for the delivery to Landlord of such Guaranty.

                                  ARTICLE 38

                                  ARBITRATION
                                  -----------

          Section 38.01.

          (a) If any provision of this Lease expressly provides that a matter shall be determined by arbitration in accordance with this Article, then either party may request the other party in writing that such matter be so determined by such arbitration, and

              (i) each party shall, within ten (10) days thereafter, appoint one competent and impartial arbitrator and such party shall notify the other party in writing of the name and address of the arbitrator so appointed;

              (ii) if either party shall fail to make such appointment and to serve notice thereof within the time prescribed as aforesaid, then the appointment of a competent and impartial arbitrator on behalf of such party shall be made by the arbitrator already appointed;

              (iii) such arbitrators so appointed shall meet within ten (10) days after the second arbitrator is appointed and shall, if possible, determine such matter within thirty (30) days after the second arbitrator is appointed, and their determination under oath shall be binding and conclusive on the parties;

              (iv) if for any reason such two arbitrators fail to agree on such matter within said period of thirty (30) days, they shall appoint a third competent and impartial arbitrator, and in the event of their failure to agree upon such third arbitrator within ten (10) days after the time aforesaid, either party on behalf of both may request such appointment by the Superior Court in the County of Hudson for the appointment of such third arbitrator, and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment; and

              (v) the determination of such matter under oath of any two of such three arbitrators shall be given within a period of thirty (30) days (or such longer period as may be reasonable in light of the circumstances) after the appointment of the third arbitrator and shall in all cases be binding and conclusive upon the parties hereto.

          (b) Each arbitrator shall be duly sworn to determine such matter fairly and impartially. If any arbitrator shall die, be disqualified or incapacitated, or shall fail or refuse to act, before such matter shall have been determined, then, in place of such arbitrator, a competent and impartial arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died, become disqualified or incapacitated, or who shall have failed or refused to act, as the case may be, as aforesaid.

          (c) Each arbitrator shall have at least ten (10) years' experience with the subject matter under dispute in the particular context of urban high-rise office buildings with premises.

          (d) (i)    The arbitrator shall set forth findings of fact and
conclusions of law.

              (ii) The arbitrator's conclusions of law shall conform to the laws of the State.

              (iii) The arbitrator may interpret and apply the terms of this Lease but shall not change any of the terms of this Lease.

          (e) The decision of the arbitrator shall be binding on the parties, and either party shall have the right to enter the decision of such arbitration as a judgment in any court of competent jurisdiction in the State.

          (f) Except as otherwise provided in this Lease, each shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the arbitrators shall allocate the fees and expenses of the third arbitrator on the basis of the relative success of the parties in such arbitration.

                                   ARTICLE 39

                            SIGNAGE; BUILDING NAME
                            ----------------------

          Section 39.01.

          (a) Tenant shall have the right, at Tenant's sole cost and expense, to install, maintain and replace, from time to time, upon the facade of the Building no less than two (2) signs and logos which identify Tenant or Tenant's parent or affiliate, provided such parent or affiliate is conducting business at the Premises (but in no event Tenant's subtenants or other occupants of the Premises). Such signs shall be tasteful and dignified, and of a size, design, character, construction and materials as shall first be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided, however, that such signs or logos shall (A) be in conformity with overall design and appearance criteria for the Project in effect on the date of the installation thereof, and (B) be shall be installed in a manner and at a particular place or places as shall be selected by Tenant, with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, in no event whatsoever shall any such sign puncture the
--------  -------
facade of the Building. No neon, flashing or other lighted signs, logos or displays shall be permitted on the Building, within any windows or otherwise visible from outside of the Building.

          (b) Tenant shall, at its sole cost and expense, maintain and repair any such signs, and shall be responsible for all costs and expenses in connection with complying with any and all laws, ordinances or regulations of any Legal Authority with respect thereto.

          (c) Landlord shall reasonably cooperate, at Tenant's sole cost and expense, and without any cost, fee, expense or liability to Landlord, with Tenant's efforts to obtain or file any and all permits or other documents and renewals thereof that may be necessary to install and maintain said signs.

          (d) Upon the Expiration Date or earlier termination of the Term of this Lease, upon Landlord's request, Tenant, at Tenant's sole cost and expense, shall remove all such signs, lettering and logos installed by Tenant on or at the Building or Real Property, and shall repair any damage to, or restore the facade of the Building or any portion of the Building and Real Property, caused by such removal.

          Section 39.02.

          (a) Landlord shall, at Tenant's option, name the Building "The Recruit Building" or such other name that Tenant may designate, from time to time, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, provided, however, that such other name (i) would not adversely affect the reputation of the Building as a first class office/retail building, (ii) will not conflict with the naming of any other building in the Project and (iii) contains the name of the Tenant herein named. Tenant may include the word "Newport" in its name for the Building.

          (b) Upon prior written notice to Tenant, Landlord reserves the right to change the number or address of the Building at any time that such change is required by any Legal Authority or any law, rule, notice or regulation issued thereby.

          Section 39.03.

          (a) Tenant acknowledges that the Retail Premises of the Building not leased to Tenant is intended by Landlord to be leased to retail stores or other service establishments offering a variety of goods, merchandise and services for sale, at retail, to the general public.

          (b) Landlord hereby agrees that the uses of the retail or service establishment tenant(s) at the Retail Premises shall be consistent with the uses of other ground floor premises in first class office buildings in the New York metropolitan area or the "Gold Coast" area of the City and the signage of such tenant(s) shall be in conformity with the overall design and appearance criteria for the Project.

          (c) The foregoing shall not be deemed to give Tenant any right of approval as to the identity of the tenants or uses to whom or which Landlord shall lease the Retail Premises, or the signage therefor which is approved by Landlord.

                                  ARTICLE 40

                                    PARKING
                                    -------

          Section 40.01.

          (a) (i)    Landlord hereby agrees to provide or cause to be provided
to Tenant both initial and subsequent parking facilities (which may be a parking lot or parking garage or a combination of both) in an area or areas located at the Project (collectively, the "Parking Facilities").

              (ii) The initial Parking Facilities which are called the "Initial Parking Facilities" and the subsequent Parking Facilities which are called the "Subsequent Parking Facilities" are more particularly described below.

              (iii) The Subsequent Parking Facilities shall be comprised of the "Interim Parking Facilities" and the "Permanent Parking Facilities." The Interim Parking Facilities and the Permanent Parking Facilities are more particularly described below.

              (iv) All Parking Facilities shall be located within six hundred fifty (650) feet from the Building and shall be in the locations of the type designated by Landlord, as hereinafter provided. The Interim Parking Facilities and the Permanent Parking Facilities shall be located within the area indicated on Exhibit 8 annexed hereto and made a part hereof.

          (b) The provision of the Parking Facilities to Tenant shall be subject to all of the terms, provisions and conditions set forth in Article 44 of the Superior Lease between Newport Associates Development Company, as lessor, and Landlord, as lessee, as amended, which Superior Lease is more particularly described in paragraphs 2, 3, 4 and 5, under the heading of "Mortgages and Superior Leases" on Exhibit 6 hereof (a copy of which Superior Lease Tenant acknowledges it has received and reviewed).

          Section 40.02.

          (a) (i)    Upon the Commencement Date and through and including the
date which is eighteen (18) months thereafter (the "Construction/Move-In Period"), as same may be extended as the result of Landlord's Delay, Landlord shall provide or cause to be provided to Tenant, and Tenant's contractors, subcontractors and workers engaged in the performance of Tenant's Initial Work, on a monthly basis, during such performance of Tenant's Initial Work and Tenant's move-in into the Premises, initial parking facilities containing such parking spaces as shall then be reasonably required by Tenant and its contractors, subcontractors and workers for each month during the Construction/Move-In Period (the "Initial Parking Facilities"). For a reasonable time after the Construction/Move-In Period, upon the written request of Tenant, Landlord shall use reasonable efforts to continue to provide Initial Parking Facilities at no cost to Tenant, provided that Landlord shall not be required to incur any expense or liability in connection therewith.

              (ii) Tenant shall provide a written notice to Landlord on the Commencement Date and at least ten (10) days prior to each monthly period thereafter for which Tenant shall require Initial Parking Facilities, setting forth the number of parking spaces which Tenant shall require at the Initial Parking Facilities during such month, and Landlord shall use all reasonable efforts to accommodate Tenant with regard to such parking during such monthly period.

              (iii) The Initial Parking Facilities shall be made available to Tenant and Tenant's contractors, subcontractors and workers twenty-four (24) hours per day, seven (7) days per week.

              (iv) Tenant shall promptly furnish to Landlord notice of the date upon which Tenant shall require Subsequent Parking Facilities, which date shall be no earlier than March 1, 1989, and upon a date determined by Landlord no later than thirty (30) days after receipt of such notice (the "Subsequent Parking Commencement Date"), Landlord shall be obligated to furnish to Tenant Subsequent Parking Facilities, and shall have no obligation to continue to furnish Initial Parking Facilities to Tenant from and after the date same are made available to Tenant.

          (b) (i)    Upon and after the Subsequent Parking Commencement Date,
Landlord hereby agrees to make available to Tenant the use of one (1) parking space per one thousand (1000) rentable square feet in the Premises, equal to four hundred fifty-five (455) spaces in the Subsequent Parking Facilities (the "Allocated Spaces") as provided below.

              (ii) In order to provide Tenant with the Allocated Spaces in Subsequent Parking Facilities, Landlord, with reasonable diligence, shall construct, or cause to be constructed, a permanent, multi-level parking garage at the Project for the non-exclusive use of Tenant, its employees and licensees (the "Permanent Parking Facilities").

              (iii) If, prior to the Subsequent Parking Commencement Date, Landlord has not provided Tenant with Permanent Parking Facilities, Landlord will temporarily make available to Tenant, until the Permanent Parking Facilities are available, the non-exclusive use of a parking lot, which lot shall be semi-attended, striped, lighted, fenced and paved (the "Interim Parking Facilities").

              (iv) Tenant shall be required to pay for all Allocated Spaces at all times during the Term of the Lease (whether or not such spaces are actually utilized by Tenant), at the rate set forth in Section 40.04 hereof; provided,
                                                                    --------
however, that prior to the Rent Commencement Date, Tenant shall only be required
-------
to pay for those Allocated Spaces which Tenant has requested by written notice to Landlord delivered on or prior to the Subsequent Parking Commencement Date, and Landlord has made available to Tenant, at the rate set forth in Section
40.04 hereof.

          Section 40.03.

          (a) Landlord or its parking operator (the "Parking Operator"), as the case may be, shall, at their option, make available any such parking at the Parking Facilities on an unassigned, unreserved basis, or shall designate specific parking spaces for Tenant in such Parking Facility, as the case may be, provided, however, that Landlord or the Parking Operator shall have the right to change the assignment of such designated parking spaces at any time and from time to time during the Term. Notwithstanding the foregoing, Landlord or the Parking Operator, as the case may be, shall at all times during the Term designate at least thirty (30) specific parking spaces for Tenant, subject to Landlord's or the Parking Operator's right to change such designations, provided that such parking spaces shall be located as close to the main entrance of the Building as practicable. Any Parking Facilities described herein may be attended or unattended, as the Landlord or Parking Operator may determine from time to time, or except as is otherwise set forth herein.

          (b) Tenant, in its use of any Parking Facilities, shall at all times observe the rules and regulations reasonably promulgated by Landlord or the Parking Operator with respect to the use thereof, and Tenant and its employees and agents shall refrain from parking in spaces and areas which Landlord has designated as restricted. Landlord hereby agrees that neither Landlord nor the Parking Operator, as the case may be, will enforce said rules and regulations in a manner which discriminates against Tenant or anyone claiming through or under Tenant. If any of said rules and regulations promulgated by Landlord conflict with the terms and provisions of this Lease, the terms and provisions of this Lease shall prevail.

          (c) If Tenant, its agents, employees or visitors shall fail to observe such rules and regulations, or shall use any restricted spaces or areas, Landlord or the Parking Operator shall have the right and option, in addition to any other remedy they may have, to tow away such non-observing vehicles, at the sole cost and expense of the owner of such vehicle.

          (d) (i)    If any of the Parking Facilities shall become unavailable
for any reason whatsoever, provided Landlord complies with the provisions of subsection 40.03(d)(ii) below, Tenant's inability to use the same or the parking spaces therein shall not relieve Tenant of any of its obligations under this Lease, including the payment of Rent and this Lease shall remain in full force and effect in accordance with its terms; provided, however, that Landlord shall use all reasonable efforts to cause the restoration of such unavailable Parking Facility with all reasonable dispatch.

              (ii) Following the occurrence of such unavailability, Landlord shall provide alternate and comparable parking facilities within six hundred fifty (650) feet from the Building for the use of Tenant, and Third Party Tenants and the agents, employees and visitors, and during any use of such alternate interim parking facilities, Tenant shall pay a monthly charge for each space, at the same rate as would be payable by Tenant for the unavailable Parking Facility, as hereinafter set forth.

          Section 40.04.

          (a) (i) Tenant shall pay to Landlord, or if directed by Landlord to the Parking Operator, on account of parking spaces (A) in the Interim Parking Facilities the amount per space per month as is hereinafter set forth in subsection 40.04(b) below, and (B) in the Permanent Parking Facilities the initial amount of Dollars per space per month, adjusted on an annual basis pursuant to the provisions of subsection 40.04(b) below (collectively, the "Parking Fee").

              (ii) Landlord hereby agrees that Tenant shall have no obligation or requirement to pay to Landlord any Parking Fee for its use of the Initial Parking Facilities.

              (iii) The Parking Fee shall be paid on the first (1st) day of each month during the Term. The Parking Fee for both of the Interim Parking Facilities and the Permanent Parking Facilities, subject, however, to the provisions of subsection 40.02.(b)(iv) hereof, shall be payable by Tenant commencing upon the date Landlord has made available to Tenant for Tenant's use, each of such Parking Facilities, but in no event later than the Rent Commencement Date.

          (b) (i)    Tenant shall pay Landlord, on a monthly basis on account of each parking space provided to Tenant in the Interim Parking Facilities, the "Gross Interim Parking Expenses", which term shall mean and shall be comprised of all costs of operating and maintaining the Interim Parking Facilities (including, without limitation, the cost of personnel, lighting and repairs) allocated monthly on an accrual basis and the costs of the initial construction of the Interim Parking Facilities and capital improvements thereto, such costs to be amortized on a straight line basis month to month over the period during which Landlord provides Tenant with the use of the Interim Parking Facilities, which monthly fee shall in no event exceed Ninety-Five and No/100 ($95.00) dollars (collectively, the "Actual Monthly Interim Parking Expenses").

              (ii) On the first (1st) day of the month following the Construction/Move-In Period in which Landlord shall make the Interim Parking Facilities available to Tenant, and on the first (1st) day of each month thereafter until Landlord has made available the Permanent Parking Facilities (at which time the Parking Fee set forth in subsection 40.04(a)(i) shall be payable), Tenant shall pay Landlord an amount which Landlord estimates, in its reasonable judgment, to be the Actual Monthly Interim Parking Expenses.
Landlord may adjust the monthly amount billed to Tenant on account of the Gross Interim Parking Expenses from time to time during the period the Interim Parking Facilities are made available to Tenant.

              (iii) Promptly after Landlord makes the Permanent Parking Facility available to Tenant, Landlord shall forward to Tenant an itemized statement setting forth Landlord's final computation of the Gross Interim Parking Expenses and the actual costs and expenses comprising said Gross Interim Parking Expenses, and Landlord or Tenant, as the case may be, promptly shall make appropriate payment to the other (without interest) of any amount overpaid by Tenant or owing to Landlord based on the amount due pursuant to such statement and the amount theretofore paid by Tenant for the Gross Interim Parking Expenses.

          (c) Effective on the first (1st) anniversary of the date on which Landlord has made available for Tenant's use the Permanent Parking Facilities (or the first (1st) day of the month thereafter if such anniversary date is not the first (1st) day of a month) and on each subsequent anniversary date thereafter during the Term (the "Parking Increase Effective Date") the Parking Fee then in effect shall be increased by the percentage increase, if any, in (x) the average of the monthly posted rates at parking garages located at the Project [and those certain other "Gold Coast" projects, namely, Evertrust Plaza, Harborside and Exchange Place] as of the date immediately preceding the Parking Increase Effective Date above (y) the average of the monthly posted rates at such parking garages as of the date immediately preceding the prior Parking Increase Effective Date.

          It is agreed and understood by Tenant that in no event shall the adjusted monthly Parking Fee be less than the monthly Parking Fee in effect during the immediately preceding year.

          (d) Landlord, no later than thirty (30) days prior to a Parking Increase Effective Date, shall notify Tenant in writing of Landlord's determination or estimate (the "Parking Estimate") of the adjusted or increased amount of the Parking Fee for the month in which the Parking Increase Effective Date shall occur, and promptly after each Parking Increase Effective Date, the parties hereto shall make an appropriate adjustment if the Parking Estimate is less or greater than the actual Parking Fee, as calculated pursuant to section 40.04(b) above, and shall execute an agreement in form and substance satisfactory to Landlord setting forth the new Parking Fee.

          Section 40.05.

          (a) Tenant shall use all parking spaces provided to Tenant pursuant to this Article 40 for the sole and exclusive use of Tenant and its Third Party Tenants or their employees and visitors, and in no event may Tenant sublicense its use of, or accept any fee, charge or other payment from any other party for or regarding the temporary or permanent use of any the Parking Facilities without first obtaining Landlord's prior written consent.

          (b) Any violation of the foregoing shall constitute a default under this Lease, permitting Landlord to exercise all of its rights and remedies hereunder.

          (c) Tenant shall, in the event of any sublicense of its parking spaces to its subtenants, remain liable for payment to Landlord of any Parking Fee for such Parking Facilities so sublicensed to a subtenant of Tenant.

      Section 40.06.

          (a) Tenant hereby agrees for itself that Tenant's use of the Parking Facilities shall be at Tenant's risk, and Landlord shall have no liability to Tenant with regard to Tenant's use of the Parking Facilities (or any alternate Interim Parking Facilities as above described), nor shall Landlord be liable for any damage or injury to Tenant, or its agents, employees or visitors, or the property of any of the same, if any automobile or the contents thereof shall be damaged, lost or stolen while in the Parking Facilities (or such alternate Interim Parking Facilities) unless caused solely by the negligence of Landlord or its agents.

          (b) Tenant's use of the Parking Facilities, as herein set forth, shall be in common with other tenants of the Building, other tenants at other buildings located at the Project, and any other parties permitted by Landlord and the Parking Operator to use such Parking Facilities.

          Section 40.07.

          (a) Tenant shall provide Landlord or the Parking Operator with a list of those persons to whom Tenant shall have given parking permits issued to Tenant and the cars used by such persons and shall provide Landlord with the changes thereto from time to time, but in no event less than once per month during the Term.

          (b) Upon the expiration of this Lease, Tenant shall assign and deliver to Landlord any parking permits which Tenant shall have received from Landlord or the Parking Operator. Tenant expressly assumes the responsibility for the return of any such parking permits in its possession.

                                   ARTICLE 41

                                RENEWAL OPTIONS
                                ---------------

          Section 41.01.

          (a) Provided this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms of this Lease which are of a monetary nature and in connection with which default Landlord shall have commenced a legal action against Tenant, Tenant may elect, at its option, to extend the Term of this Lease, for an initial renewal period of five (5) years (the "First Renewal Term"). The First Renewal Term shall commence on the date immediately following the Expiration Date (the "First Renewal Term Commencement Date") and shall terminate on the fifth (5th) anniversary of the Expiration Date (the "First Renewal Term Expiration Date").

          (b) Tenant shall exercise the option described herein by giving Landlord written notice of such election to extend the initial Term of this Lease not later than twenty-four (24) months prior to the Expiration Date, and upon the giving of such notice, but subject to Tenant's right to revoke its election pursuant to subsection 41.01(d)(iii)(C), and provided that this Lease shall then be in full force and effect at the time of the exercise of such option and on the Expiration Date, the initial Term of this Lease shall thereupon be deemed renewed for the First Renewal Term upon all the covenants, agreements, terms, provisions and conditions contained herein, except such covenants, agreements, terms, provisions and conditions of this Lease as shall be inapplicable or irrelevant and except as otherwise set forth in this Section 41.01, and with the same force and effect as if the First Renewal Term had originally been included in the initial Term of this Lease.

          Section 41.02.

          (a) Provided Tenant shall have exercised its option to renew this Lease for the First Renewal Term, and provided further that this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms of this Lease which are of a monetary nature and in connection with which default Landlord shall have commenced a legal action against Tenant, Tenant, at Tenant's option, shall have the right to extend the Term of this Lease for a second five (5) year period (the "Second Renewal Term"). The Second Renewal Term shall commence on the date immediately following the First Renewal Term Expiration Date (the "Second Renewal Term Commencement Date") and shall terminate on the fifth (5th) anniversary of the First Renewal Term Expiration Date (the "Second Renewal Term Expiration Date").

          Section 41.03.

          (a) Provided Tenant shall have exercised its option to renew this Lease for the Second Renewal Term, and provided further that this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms of this Lease which are of a

_________ nature and in connection with which default Landlord ______ have commenced a legal action against Tenant, Tenant, at ______ option, shall have the right to extend the Term of _____ Lease for a third five (5) year period (the "Third ____________ Term"). The Third Renewal Term shall commence on the _______ immediately following the Second Renewal Term Expiration __________ the "Third Renewal Term Commencement Date") and shall _________ on the fifth (5th) anniversary of the Second Renewal Expiration Date (the "Third Renewal Term Expiration

          Section 41.04.

          (a) Provided Tenant shall have exercised its option to renew this Lease for the Third Renewal Term, and provided further that this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms of this Lease which are of a monetary nature and in connection with which default Landlord shall have commenced a legal action against Tenant, Tenant, at Tenant's option, shall have the right to extend the Term of this Lease for a fourth five (5) year period (the "Fourth Renewal Term"). The Fourth Renewal Term shall commence on the date immediately following the Third Renewal Term Expiration Date (the "Fourth Renewal Term Commencement Date") and shall terminate on the fifth (5th) anniversary of the Third Renewal Term Expiration Date (the "Fourth Renewal Term Expiration Date").

Commencement Date" and "the First Renewal Term" shall mean the Fourth Renewal Commencement Date" and "the Fourth Renewal Term", respectively, as the case may be.

          (d) Notwithstanding the foregoing provisions of Section 41.04, Tenant may elect to renew the Term of this Lease for the Fourth Renewal Term simultaneously with its election to renew the Term of this Lease for the Third Renewal Term pursuant to provisions of Section 41.03. If Tenant so elects to renew the Third Renewal Term and the Fourth Renewal Term concurrently, the annual Fixed Rent during the Fourth Renewal Term shall be as set forth in subsection 41.04(c) above, utilizing, however, in such calculation the ??? in connection with the determination of the annual Fixed Rent for the Third Renewal Term pursuant to the provisions of Section 41.03.

          Section 41.05.

          (a) Provided Tenant shall have exercised its option to renew this Lease for the Fourth Renewal Term, and provided further that this Lease shall then be in full force and effect and Tenant shall not then be in default in the observance or performance of any of the terms of this Lease which are of a monetary nature and in connection with which default Landlord shall have commenced a legal action against Tenant, Tenant, at Tenant's option, shall have the right to extend the Term of this Lease for a fifth five (5) year period (the "Fifth Renewal Term"). The Fifth Renewal shall commence on the date immediately following the Fourth Renewal Term Expiration Date (the "Fifth Renewal Term Commencement Date") and shall terminate on the fifth (5th) anniversary of the Fourth Renewal Term Expiration Date (the "Fifth Renewal Term Expiration Date").

                            TENANT'S PURCHASE OPTION
                            ------------------------

          Section 42.01. Provided that (i) Tenant is not then in default in the observance or performance of any of the terms of this Lease which are of a monetary nature and in connection with which default Landlord has commenced a legal action and this Lease shall then be in full force and effect, and (ii) Tenant shall have exercised its option to renew this Lease for all of the Premises for the First Renewal Term, as provided in this

          Section 42.12. Tenant shall not be permitted to assign its rights under this Article 42 with respect to the Purchase Option independently of its rights to assign this Lease as set forth in Article 15 of this Lease.

                                   ARTICLE 43

                  TENANT'S ROOF AND UNDERGROUND INSTALLATIONS
                  -------------------------------------------

          Section 43.01.

          Tenant shall have the right, with no increase in Tenant's payment of Fixed Rent or Additional Rent hereunder, to install and maintain on the roof of the Building, at Tenant's sole cost and expense, (i) any and all data processing or communications equipment, dishes or antennae and connecting cables and associated equipment, (ii) emergency generators with suitable enclosures and
(iii) air conditioning cooling towers (collectively, the "Tenant's Roof Installations") necessary or desirable for the conduct of Tenant's business in the Premises. Tenant shall further have the right, with no increase in Tenant's payment of Fixed Rent or Additional Rent hereunder, to install and maintain, in an underground location at the Real Property selected by Landlord and Tenant, at Tenant's sole cost and expense, up to a 15,000 gallon fuel tank to service the emergency generators (the "Tank"). Notwithstanding the foregoing provisions of this subsection 43.01(a), if the installation, operation or maintenance of such Tenant's Roof Installations or the Tank shall result in an increase in the assessment of the Building or the Real Property for tax purposes or if any similar or additional tax or other charge shall be imposed upon Landlord or the Building or the Real Property as a result thereof, then Tenant shall reimburse Landlord for such increase within thirty (30) days after written demand therefor, provided such date is not earlier than fifteen (15) days prior to the due date of such taxes.

          Section 43.02.

          (a) Tenant shall install the Tenant's Roof Installations and the Tank in a good and workmanlike manner and, in installing Tenant's Roof Installations shall adhere to the procedures reasonably prescribed by Landlord so as not to invalidate any warranties running to Landlord with respect to the work previously performed or materials utilized to install the roof. Tenant's insurance coverage for Tenant's Work obtained pursuant to the provisions of
Article 12 shall include coverage of Tenant's Roof Installations and the Tank.

          (b) Tenant's Roof Installations and the Tank shall (i) be in a location reasonably satisfactory to Landlord, (ii) be installed, repaired and maintained in accordance with all of the terms, covenants and conditions of this Lease (including, without limitation, those contained in Articles 3, 5, 7, 9 and 29 hereof) and upon such other reasonable terms, covenants and conditions as Landlord may impose in connection therewith, and (iii) in Landlord's reasonable judgment, meet Landlord's reasonable aesthetic guidelines (in terms of their appearance from street level) so as to not materially adversely affect the appearance of the Building as a first class office building with ground floor retail tenants.

          (c) Landlord shall provide Tenant with access to that portion of the Real Property where the Tank shall be located in order to permit Tenant to install, maintain, repair and, if necessary, replace the Tank; provided,
                                                               --------
however, that Tenant shall be obligated, at Tenant's sole cost and expense, to
-------
repair any and all damage to the Real Property, including the plantings, shrubbery, lawn, sidewalks and curbs, occasioned by Tenant's installation, repair, maintenance and replacement, if necessary, of the Tank and to minimize interference with the tenants of the Retail Premises.

          (d) Tenant's Roof Installations and the Tank shall at all times be the property of Tenant, provided that, at the expiration or sooner termination of the Term, Tenant restores and repairs the Building to its condition prior to the installation of the Tenant's Roof Installations and restores the Real Property to its condition prior to the installation of the Tank.

          Section 43.03.

          Tenant shall maintain the Tenant's Roof Installations and the Tank, at Tenant's sole cost and expense, and shall indemnify and hold the Landlord harmless from and against any violation of any Environmental Law or requirement of any Legal Authority, or any claim or action for any damage or injury to person or property caused by the installation, maintenance or use of the Tenant's Roof Installations and the Tank, unless such damage or injury is caused solely by an act or omission of Landlord, its agents, contractors, employees, servants, or any other person for whom it is legally responsible. Landlord shall assist Tenant in obtaining any and all required permits in connection with such Tenant's Roof Installations provided, however, that Landlord shall incur no liability, fee, cost or expense in connection with rendering such assistance. Landlord and Tenant acknowledge that Landlord shall be required to obtain site plan modification and a waterfront development permit to the extent legally required in connection with the installation of the Tank at no cost to Tenant. Landlord further agrees to excavate for purposes of installing the Tank and complete any remedial compliance, if any, required for such excavation, also at no cost to Tenant. Tenant shall bear the cost of obtaining and maintaining all other permits required for the Tank and the cost of a concrete pad for the Tank, which pad shall be installed by Landlord as directed by Tenant. Landlord and Tenant each agree to cooperate with the other in connection with the foregoing, provided, however, that Landlord shall incur no liability, fee, cost or expense other than as set forth herein.

          Section 43.04.

          Tenant acknowledges that the rights given to Tenant pursuant to this
Article 43 are non-exclusive, and that Landlord may, for itself and third parties, install and maintain on the roof of the Building data processing or communications equipment, dishes or antennae and connecting cables and associated equipment (collectively, "Landlord's Roof Installations") to the extent the same are reasonably available and not inconsistent with or materially adverse to Tenant's use of Tenant's Roof Installations. Tenant shall provide Landlord with access to the Building roof to allow Landlord to install, maintain, repair and replace Landlord's Roof Installations and the electrical risers and cables therefor. Tenant shall not be responsible for any additional taxes or charges imposed upon Landlord or the Building as a result of the installation, operation or maintenance of Landlord's Roof Installations.

          Section 43.05.

          Landlord and Tenant each agree that its respective Roof Installations shall not interfere with the installation, use and maintenance of the other's Roof Installations and Landlord and Tenant shall each cooperate with the other with respect to insuring that interference from each other's Roof Installations is kept to a minimum, it being understood and agreed, that in the event of any such interference, Tenants' rights to such Roof Installations shall be paramount.

                                   ARTICLE 44

                      SECURITY DEPOSIT (LETTER OF CREDIT)
                      -----------------------------------

          Section 44.01.

          Tenant shall deposit with Landlord on the signing of this Lease the amount of Nineteen Million One Hundred Ten Thousand and No/100 ($19,110,000.00) Dollars in cash (the "Security Deposit"), as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation, the surrender of possession of the Premises to Landlord as herein provided.

          Section 44.02.

          (a) In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable, non-documentary and unconditional letter of credit issued by and drawn upon any commercial bank (the "Issuing Bank") with offices for banking purposes in The City of New York and having a net worth of not less than One Hundred Million and 00/100 ($100,000,000.00) Dollars (the "Letter of Credit"), which Letter of Credit shall have a term of not less than one (1) year, be in form and content satisfactory to Landlord, be for the account of Landlord, be in the amount of the Security Deposit and be fully transferable by Landlord without any fees or charges therefore. Landlord and Tenant shall equally share the fees charged by the Issuing Bank to obtain and maintain the Letter of Credit; provided, however, in no event shall Landlord's annual share of such fees exceed
--------  -------
the lesser of (i) 15/100 of one percent (.15%), or (ii) one-half (1/2) of the annual fee actually charged to Tenant by the Issuing Bank.

          (b) The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term of this Lease, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. Additionally, the parties hereto agree that under this Lease Landlord shall have the right at any time after receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented-by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this Article 44 as a cash security pending the replacement of such Letter of Credit and the Letter of Credit shall confirm the foregoing rights. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord.

          (c) If Landlord applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full amount of the Security Deposit on hand and available for its utilization, as provided herein, at all times during the Term of this Lease.

          (d) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the cash security or Letter of Credit, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord.
In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall transfer the cash security to the vendee or lessee and with respect to the Letter of Credit, within thirty (30) days of notice of such sale or leasing, Tenant, at Landlord's sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new landlord who shall acknowledge receipt therefor, as designated by Landlord in the foregoing notice, or have the Letter of Credit reissued in the name of the new landlord, as the case may be, and Landlord shall obtain a written assumption of this Lease from the new landlord and shall thereupon be released by Tenant from all liability for the return of the Security Deposit.

          (e) Landlord shall also have the right to transfer the cash security or Letter of Credit to a successor landlord who has succeeded to the rights of Landlord under this Lease, at Landlord's sole cost and expense.

          (f) Provided Landlord has complied with the provisions of Section 44.02(d) or Section 44.02(e) above, as the case may be, Tenant agrees to look solely to the new landlord or successor landlord, as the case may be, for the return of such cash security or Letter of Credit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies or Letter of Credit deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 45

                        LANDLORD'S REPRESENTATIONS AND
                                  WARRANTIES
                        ------------------------------

        Section 45.01.  Landlord hereby represents and warrants as follows:

        (a) there are, as of the date hereof, no actions, suits or proceedings pending, or, to the best knowledge of Landlord, threatened against or affecting Landlord at law or in equity or before any Legal Authorities which would impair Landlord's ability to perform its obligations under this Lease;

        (b) this Lease has been duly authorized and executed by Landlord and constitutes the legal, valid and binding obligation of Landlord;

        (c) the consummation of the transactions hereby contemplated and the performance of this Lease will not result in any breach or violation of, or constitute a default under, any lease, bank loan or credit agreement to which Landlord is a party;

        (d) as of the date hereof, Landlord has not received any written notice of and, to the best knowledge of Landlord, Landlord is not in default under any Superior Lease, Mortgage and/or any other instrument of record beyond the expiration of any applicable notice and grace periods provided for the same in such documents affecting the Premises as of the date hereof;

        (e) as of the date hereof, Landlord has not received any written notice from any Legal Authority regarding violations of law or municipal or zoning ordinances or requirements affecting the Premises as of the date hereof;

        (f) for so long as all highways, streets and roads at the Project have not been dedicated to the public, Landlord shall enforce all of its access rights thereto so that such access rights shall be made available to Tenant and cause all highways, streets and roads located within the Project to be maintained in a manner comparable to that of other first class office developments located in Hudson County, New Jersey;

        (g) Landlord is the beneficiary of easements and other agreements of record which provide for unrestricted, non-exclusive access to and from any present and future location of the parking facility or facilities serving the Premises;

          (h) as of the date hereof, Landlord has received no written notice of any pending or contemplated condemnation proceedings affecting the Premises or any part thereof;

          (i) During the term of the Financial Agreement, Landlord will not through any action breach the Financial Agreement so as to cause Mid Hudson to lose its status as an "urban renewal association" as such term is used in the statutory act pursuant to which a Foxx Lance tax abatement has been granted with respect to the Real Property and will not relinquish any rights to the tax exemption provided in the Financial Agreement;

          (j) Landlord has received no written notice of the termination of the Financial Agreement; and

          (k) Landlord represents and warrants that, prior to the time Tenant is ready to use and occupy the Premises, Landlord will secure, to the extent then required for such occupancy of Tenant, all permits which are prerequisites to obtaining a Certificate of Occupancy, including the so-called " wet sewer permit", subject, however, to completion of all Tenant's Work as may also be required in order to obtain such Certificate of Occupancy.


                              LANDLORD:
                              NEWPORT OFFICE CENTER I CO., a
                              New Jersey general partnership


                              By:  LEFRAK NEWPORT REALTY CORP.,
                                     a general partner

                                   By:  [SIGNATURE ILLEGIBLE]
                                       ---------------------------
                                             President


                              TENANT:

                              RECRUIT U.S.A., INC.


                              By: [SIGNATURE ILLEGIBLE]
                                  --------------------------------
                                        President


Tenant's Federal Tax Identification
Number Applied For